   As filed with the Securities and Exchange Commission on December 10, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               __________________
                       HEALTH MANAGEMENT ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                              8060                 61-0963645
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                     5811 PELICAN BAY BOULEVARD, SUITE 500
                           NAPLES, FLORIDA 34108-2710
                                 (941) 598-3131
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               WILLIAM J. SCHOEN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       HEALTH MANAGEMENT ASSOCIATES, INC.
                     5811 PELICAN BAY BOULEVARD, SUITE 500
                           NAPLES, FLORIDA 34108-2710
                                 (941) 598-3131
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
    Susan Mascette Brandt, Esq.          Charles T. Tuggle, Jr., Esq.
    Harter, Secrest & Emery              Baker, Donelson, Bearman & Caldwell
    700 Midtown Tower                    2000 First Tennessee Building
    Rochester, New York 14604-2070       165 Madison Avenue
    (716) 231-1184                       Memphis, Tennessee 38103
                                         (901) 577-2267

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, check the following box. [X]

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        Calculation of Registration Fee
=====================================================================================================
                                                           Proposed            Maximum        Amount of
Title of each class of securities      Amount to be         maximum           aggregate      registration
        to be registered               registered/(1)/   offering price     offering price       fee
                                                         per share/(1)/
Class A Common Stock,
par value $.01 per share                          ---              ---      $80,001,736       $24,243
=====================================================================================================

/(1)/ Excluded pursuant to Rule 457(o).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                   PURSUANT TO RULE 501(B) OF REGULATION S-K

                                                                                            Caption or Location in Proxy
                                                                                            ----------------------------
Form S-4 Item Number and Heading                                                                Statement/Prospectus
--------------------------------                                                                --------------------
                                               A.  INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement and                                              Outside Front Cover Page of Proxy
    Outside Front Cover Page of Prospectus                                              Statement/Prospectus

2.  Inside Front and Outside Back Cover                                                 Available Information; Incorporation of
    Pages of Prospectus                                                                 Documents by Reference; Table of Contents

3.  Risk Factors, Ratio of Earnings to                                                  Summary; Introduction; Risk Factors
    Fixed Charges and Other Information                                                 Related to Receipt of HMA Common Stock;
                                                                                        Risk Factors Related to Election to Retain
                                                                                        Qualifying Shares; Description of the
                                                                                        Merger and the Merger Agreement

4.  Terms of the Transaction                                                            Summary; Background of the Merger and
                                                                                        Related Matters; Description of the Merger
                                                                                        and the Merger Agreement; Description of
                                                                                        Capital Stock and Comparative Rights of HMA
                                                                                        Shareholders and River Oaks Shareholders

5.  Pro Forma Financial Information                                                     Summary; Unaudited Pro Forma Financial
                                                                                        Information

6.  Material Contracts with the Company Being Acquired                                  Summary; Background of the Merger and
                                                                                        Related Matters; Interests of Certain
                                                                                        Persons in the Merger

7.  Additional Information Required for                                                 Not Applicable
    Reoffering by Persons and Parties
    Deemed to be Underwriters

8.  Interests of Named Experts and Counsel                                              Legal Opinions and Interests of Counsel

9.  Disclosure of Commission Position on                                                Not Applicable
    Indemnification for Securities Act Liabilities

                                               B.  INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants                                        Available Information; Summary; Information
                                                                                        About HMA; Incorporation of Documents By
                                                                                        Reference


11.  Incorporation of Certain Information by Reference                                  Incorporation of Documents by Reference

12.  Information with Respect to S-2 or S-3 Registrants                                 Not Applicable

13.  Incorporation of Certain Information by Reference                                  Not Applicable

14.  Information with Respect to Registrants                                            Not Applicable
     Other than S-3 or S-2 Registrants

                                         C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies                                          Not Applicable

16.  Information with Respect to S-3 or S-2 Companies                                   Not Applicable

17.  Information with Respect to Companies                                              Summary; Information About River Oaks;
     Other than S-3 or S-2 Companies                                                    Management's Discussion and Analysis of
                                                                                        Financial Condition and Results of
                                                                                        Operations of River Oaks; Financial
                                                                                        Statements of River Oaks

                                               D.  VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or                                                Summary; Introduction; Amendment of River
     Authorizations are to be Solicited                                                 Oaks Articles of Incorporation; The Special
                                                                                        Meeting; Dissenters' Rights; Principal
                                                                                        Shareholders of River Oaks; Interests of
                                                                                        Certain Persons in the Merger; River Oaks'
                                                                                        Directors and Executive Officers After the
                                                                                        Merger

19.  Information if Proxies, Consents or                                                Not Applicable
     Authorizations are not to be Solicited
     or in an Exchange Offer

                           RIVER OAKS HOSPITAL, INC.
                         D/B/A RIVER OAKS HEALTH SYSTEM
                             1030 RIVER OAKS DRIVE
                           JACKSON, MISSISSIPPI 39208


                                  [mail date]

Dear Shareholders:

    A Special Meeting of Shareholders of River Oaks Hospital, Inc. d/b/a River Oaks Health System, Inc. ("River Oaks") will be held on [meeting date] at 6:00 p.m., local time, at [location] (the "Special Meeting").

    At this very important meeting, shareholders will be asked to consider and vote upon a proposed merger of a wholly-owned subsidiary of Health Management Associates, Inc. ("HMA") with and into River Oaks (the "Merger"). Upon consummation of the Merger, at least 85% of the outstanding shares of River Oaks common stock will be cancelled in a tax-deferred exchange for shares of the Class A Common Stock of HMA ("HMA Common Stock"), which is listed on the New York Stock Exchange. The number of shares of HMA Common Stock exchangeable for each share of River Oaks common stock (the "Merger Consideration") will be determined by dividing $79.285 by the market price of HMA Common Stock (based on its average market price over specified trading days prior to the closing of the Merger). On December 5, 1997, the closing market price of HMA Common Stock was $26.125. Upon consummation of the Merger, River Oaks will be the surviving corporation of the Merger, and at least 85% of its outstanding stock will be owned by HMA. All of the various terms and conditions of the Merger are described in detail in the Proxy Statement/Prospectus which accompanies this letter (the "Proxy Statement/Prospectus").

    As part of the Merger, certain current shareholders of River Oaks may elect, subject to certain conditions and restrictions, to retain in the aggregate up to 15% of the River Oaks shares outstanding after the Merger and be minority shareholders of River Oaks for up to five years after the Merger. Whether you retain any River Oaks shares in the Merger will depend on whether you make an affirmative election (a "Qualifying Shares Election") to retain River Oaks shares and whether you meet the conditions for making a Qualifying Shares Election, all as explained in detail in the Proxy Statement/Prospectus. Before making a Qualifying Shares Election, you should carefully consider the risks and possible benefits of retaining River Oaks shares in the Merger. These are described in the Proxy Statement/Prospectus under the headings "Risk Factors Related to Election to Retain Qualifying Shares" and "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares." The River Oaks Board of Directors makes no recommendation as to whether or not you should make a Qualifying Shares Election. You should make your own decision, in consultation with your own tax and financial advisors, as to whether or not to make such an election. If you do not make a Qualifying Shares Election, you will receive the Merger Consideration consisting of HMA Common Stock in exchange for all of your River Oaks shares.

    At the Special Meeting, and as part of the proposed Merger, shareholders will also be asked to consider and vote upon a proposed amendment to River Oaks' Articles of Incorporation to deny River Oaks shareholders the right to cumulate votes in the election of directors after the Merger (the "Articles Amendment").

    All of the foregoing matters, and the proposed Merger generally, are complex, and I urge you to read the enclosed Proxy Statement/Prospectus very carefully.

    The River Oaks Board of Directors has unanimously approved the consummation of the Merger and the Articles Amendment and has determined that the proposed Merger is fair to and in the best interests of River Oaks and its shareholders. THE BOARD OF DIRECTORS OF RIVER OAKS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF RIVER OAKS VOTE IN FAVOR OF BOTH THE MERGER AND THE ARTICLES AMENDMENT.

    The consummation of the Merger is contingent upon numerous conditions described in the Proxy Statement/Prospectus, and the Merger will not be consummated unless all such conditions are satisfied or waived. Among such conditions are approval of the Merger and the Articles Amendment by the River Oaks shareholders at the Special Meeting. THE MERGER WILL NOT BE CONSUMMATED UNLESS THE MERGER AND THE ARTICLES AMENDMENT ARE SO APPROVED.

    In the material accompanying this letter, you will find the Notice of Special Meeting of Shareholders, the Proxy Statement/Prospectus, a form of Proxy and a form of Qualifying Shares Election. The Proxy Statement/Prospectus fully describes all of the terms of the Merger and the Articles Amendment. It also includes certain information about River Oaks and HMA.

    All River Oaks shareholders as of [record date] are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please promptly complete, sign, date and mail the enclosed Proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person if you wish to do so, even if you have previously sent in your Proxy. It is important that your shares be represented and voted at the Special Meeting.

    SINCE APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING RIVER OAKS SHARES, A FAILURE TO VOTE IS THE SAME AS A NEGATIVE VOTE. ACCORDINGLY, EVERY VOTE IS ESSENTIAL AND I URGE YOU TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY.

                                        Sincerely,



                                        Glen C. Warren, M.D.
                                        Chairman of the Board



DO NOT SUBMIT YOUR RIVER OAKS STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE SEPARATE INSTRUCTIONS, AFTER THE SPECIAL MEETING, FOR DOING SO.

                           RIVER OAKS HOSPITAL, INC.
                         D/B/A RIVER OAKS HEALTH SYSTEM
                             1030 RIVER OAKS DRIVE
                           JACKSON, MISSISSIPPI 39208


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON [MEETING DATE]


    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of River Oaks Hospital, Inc. d/b/a River Oaks Health System, a Mississippi corporation ("River Oaks"), will be held on [meeting date] at 6:00 p.m., local time, at [location], to consider and vote upon the following matters more fully described in the accompanying Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"):

(1) The approval of an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") among Health Management Associates, Inc., a Delaware corporation ("HMA"), HMA-RO Acquisition Corp., a Mississippi corporation and a wholly-owned subsidiary of HMA ("Sub"), and River Oaks, pursuant to which Sub will be merged with and into River Oaks, with River Oaks as the surviving corporation (the "Merger"). In the Merger: (i) each outstanding share of the common stock, par value $1.00 per share, of River Oaks (the "River Oaks Common Stock") (other than (a) shares which the holders thereof validly elect to retain (as more fully described in the Proxy Statement/Prospectus) and (b) shares held by shareholders who validly perfect their dissenters' rights under Mississippi law) will be converted into the right to receive that number of fully paid and non-assessable shares of the Class A Common Stock, par value $.01 per share, of HMA (the "HMA Common Stock") which results from dividing (A) $79.285 by (B) the average of the closing sales prices per share of HMA Common Stock during the 30 calendar day period ending on the third trading day preceding the closing of the Merger; (ii) all outstanding shares of Sub's capital stock will be converted into not less than 85% of the outstanding River Oaks Common Stock, which will be issued to HMA; and (iii) subject to certain conditions and limitations more fully described in the Proxy Statement/Prospectus, certain holders of River Oaks Common Stock may elect to retain in the Merger ownership, in the aggregate, of up to 15% of the outstanding River Oaks Common Stock and be minority shareholders of River Oaks for up to five years following the Merger.

(2) The approval of an amendment of the Articles of Incorporation of River Oaks, as required by the Merger Agreement, to deny shareholders of River Oaks the right to cumulate votes in the election of directors.

(3) The consideration and determination of all other questions relative to the Merger Agreement and the amendment of the Articles of Incorporation and the taking of all action as may be deemed expedient or necessary in connection therewith, as well as the transaction of such other business as may properly come before the Special Meeting or any adjournment thereof.

Consummation of the Merger is conditioned on approval of proposals "(1)" and "(2)" described above.

    THE BOARD OF DIRECTORS OF RIVER OAKS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF RIVER OAKS VOTE IN FAVOR OF PROPOSALS "(1)" AND "(2)" DESCRIBED ABOVE.

    Only holders of record of River Oaks Common Stock as of [record date] are entitled to notice of and to vote at the Special Meeting, or any adjournment thereof.

    Holders of River Oaks Common Stock who do not vote in favor of the Merger and who take other required procedural steps will be entitled to dissenters' rights under Sections 79-4-13.01 et seq. of the Mississippi Business Corporation Act. For a more complete description of dissenters' rights, see "Dissenters' Rights" in the Proxy Statement/Prospectus.

                                    By Order of the Board of Directors,



                                    George W. Truett, M.D.
                                    Secretary


[mail date]


--------------------------------------------------------------------------------
    THE APPROVAL OF THE MERGER AND OF THE PROPOSED AMENDMENT TO RIVER OAKS' ARTICLES OF INCORPORATION REQUIRE AFFIRMATIVE VOTES OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF RIVER OAKS COMMON STOCK. THEREFORE, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AND THE AMENDMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.
--------------------------------------------------------------------------------

                           RIVER OAKS HOSPITAL, INC.
                         D/B/A RIVER OAKS HEALTH SYSTEM

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON [MEETING DATE]
                                 ______________

                       HEALTH MANAGEMENT ASSOCIATES, INC.

                                   PROSPECTUS
                                 ______________

    This Proxy Statement/Prospectus is being furnished to the shareholders of River Oaks Hospital, Inc. d/b/a River Oaks Health System, a Mississippi corporation ("River Oaks"), in connection with the solicitation of proxies by the Board of Directors of River Oaks from holders of outstanding shares of the common stock, par value $1.00 per share, of River Oaks (the "River Oaks Common Stock"), for use at the special meeting of shareholders of River Oaks scheduled to be held on [meeting date], at 6:00 p.m., local time, at [location], and at any adjournment thereof (the "Special Meeting"). This Proxy Statement/Prospectus is being first mailed to shareholders of River Oaks on or about [mail date].

    At the Special Meeting, the holders of River Oaks Common Stock will be asked to approve an Agreement of Merger and Plan of Reorganization dated as of October 27, 1997 (the "Merger Agreement") among Health Management Associates, Inc., a Delaware corporation ("HMA"), HMA-RO Acquisition Corp., a Mississippi corporation and a wholly-owned subsidiary of HMA ("Sub"), and River Oaks. The Merger Agreement provides for the merger of Sub with and into River Oaks, with River Oaks as the surviving corporation (the "Merger"). At the Special Meeting, the holders of River Oaks Common Stock will also be asked to approve an amendment of River Oaks' Articles of Incorporation, as required by the Merger Agreement, which denies shareholders the right to cumulate votes in the election of directors (the "Articles Amendment"). As a result of the Merger, the separate corporate existence of Sub will cease and River Oaks will be the surviving corporation, with HMA as its controlling shareholder.

    If the Merger is approved: (i) each outstanding share of River Oaks Common Stock (other than (a) shares which the holders thereof validly elect to retain (as more fully described herein) and (b) shares held by shareholders who validly perfect their dissenters' rights under Mississippi law) will be converted into the right to receive that number of fully paid and non-assessable shares of the Class A Common Stock, par value $.01 per share, of HMA (the "HMA Common Stock") which results from dividing (A) $79.285 by (B) the average of the closing sales prices per share of HMA Common Stock during the 30 calendar day period ending on the third trading day preceding the closing of the Merger (the "Merger Consideration"); (ii) all outstanding shares of Sub's capital stock will be converted into not less than 85% of the outstanding River Oaks Common Stock, which will be issued to HMA; and (iii) subject to certain conditions and limitations more fully described in this Proxy Statement/Prospectus, certain holders of River Oaks Common Stock may elect to retain in the Merger ownership, in the aggregate, of up to 15% of the outstanding River Oaks Common Stock and be minority shareholders of River Oaks for up to five years following the Merger.

    SEE "RISK FACTORS RELATED TO RECEIPT OF HMA COMMON STOCK" STARTING ON PAGE 16 AND "RISK FACTORS RELATING TO ELECTION TO RETAIN QUALIFYING SHARES" STARTING ON PAGE 17 FOR DISCUSSIONS OF CERTAIN FACTORS TO BE CONSIDERED BY RIVER OAKS SHAREHOLDERS.

    This Proxy Statement/Prospectus constitutes both the Proxy Statement of River Oaks relating to the solicitation of proxies for use at the Special Meeting and the Prospectus of HMA relating to the shares of HMA Common Stock to be issued in the Merger.

    HMA Common Stock is listed and publicly traded on the New York Stock Exchange ("NYSE") under the symbol "HMA." On December 5, 1997, the closing price per share reported on the NYSE for HMA Common Stock was $26.125.

            THE SHARES OF HMA COMMON STOCK HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE   SECURITIES
    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE   COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO   THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ______________

          The date of this Proxy Statement/Prospectus is_____________.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF ANY SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RIVER OAKS OR HMA SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

    HMA has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the HMA Common Stock to be issued in the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to HMA and the shares of HMA Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    In addition, HMA is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 7 World Trade Center, New York, New York 10048; and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates (1-800-SEC-0330). The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information and documents regarding HMA. HMA Common Stock is listed on the NYSE and such reports, proxy statements and other information concerning HMA can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    All information concerning HMA contained in this Proxy Statement/Prospectus has been furnished by HMA and all information concerning River Oaks contained in this Proxy Statement/Prospectus has been furnished by River Oaks.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, FROM HEALTH MANAGEMENT ASSOCIATES, INC., 5811 PELICAN BAY BOULEVARD, SUITE 500, NAPLES, FLORIDA 34108-2710, ATTENTION: OFFICE OF GENERAL COUNSEL; TELEPHONE NUMBER (941) 598-3131. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY [5 BUSINESS DAYS BEFORE MEETING DATE].

    The following documents previously filed by HMA with the Commission are hereby incorporated herein by reference:

    (1) HMA's Annual Report on Form 10-K for the year ended September 30, 1997; and

    (2) the description of the HMA Common Stock contained in HMA's Registration Statement on Form 8-A dated August 30, 1991.

    All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act by HMA prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such Proxy Statement/Prospectus except as so modified or superseded.

    All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus and the documents incorporated herein by reference may contain forward-looking statements based on current expectations, estimates and projections about HMA's and River Oaks' industry, their respective managements' beliefs and assumptions made by their respective managements.
Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in any such forward-looking statements. Such risks and uncertainties include, in addition to those set forth herein under "Risk Factors Related to Receipt of HMA Common Stock" and "Risk Factors Related to Election to Retain Qualifying Shares," those noted in the documents incorporated herein by reference. Neither HMA nor River Oaks undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               TABLE OF CONTENTS

                                                                        PAGE

Summary                                                                    8
 Participants in the Merger                                                8
 Special Meeting of River Oaks Shareholders                                8
 Background of the Merger and Related Matters                              9
 Terms of the Merger                                                       9
 Dissenters' Rights                                                       13
 Interests of Certain Persons in the Merger                               13
 Amendment of River Oaks Articles of Incorporation                        13
 Selected Financial Data of HMA                                           14
 Comparative Per Share Information                                        14
 Market and Book Values as of Announcement Date                           15
 Comparative Rights of River Oaks Shareholders and HMA Shareholders       15

Introduction                                                              16

Risk Factors Related to Receipt of HMA Common Stock                       16
 Reimbursement by Third Party Payors                                      16
 Government Regulation                                                    17
 Competition                                                              17

Risk Factors Related to Election to Retain Qualifying Shares              17
 Tax Effect                                                               17
 Lack of Voting Power as Minority Shareholders                            17
 Possible Future Legal Violations                                         18
 Restricted Securities                                                    18

Background of the Merger and Related Matters                              18
 Background and Reasons for the Merger                                    18
 Recommendation of River Oaks Board of Directors                          20
 Opinion of River Oaks' Financial Advisor                                 22

Description of the Merger and the Merger Agreement                        25
 Effective Time and Consequences                                          25
 Merger Consideration                                                     25
 Exchange of River Oaks Stock Certificates for HMA Stock Certificates     25
 Fractional Shares; Dividend and Distributions                            26
 Election to Retain Qualifying Shares of River Oaks                       27
 Effect of Retaining Qualifying Shares                                    28
     Qualifying Shares Not Freely Tradeable                               28
     Exchange of Qualifying Shares for Merger Consideration               28
     Purchase of Qualifying Shares                                        29
     Cash Distributions                                                   29
 Conduct Pending Merger; Pre-Closing Covenants                            30
 Conditions to the Merger                                                 31
 Termination; Damages Upon Failure to Approve the Merger                  32
 No Solicitation of Other Transactions                                    33
 Certain Covenants Following the Merger                                   33
 Accounting Treatment                                                     34

    Certain Federal Income Tax Consequences                               34
     General                                                              34
     Consequences of Retention of Qualifying Shares                       34
     Consequences of Receipt of Cash in Lieu of Fractional Shares         35
     Cash Received by Shareholders Who Dissent                            35
     No IRS Rulings                                                       35
 Regulatory Matters                                                       35
 Employment Matters                                                       36

Resale of HMA Common Stock Issued in the Merger                           36

Unaudited Pro Forma Financial Information                                 37

Amendment of River Oaks Articles of Incorporation                         44

The Special Meeting                                                       44
 General Information; Purpose of the Special Meeting                      44
 Record Date; Shares Entitled to Vote                                     45
 Vote Required                                                            45
 Voting and Revocation of Proxies                                         45
 Other Matters to be Considered                                           46
 Solicitation of Proxies                                                  46

Dissenters' Rights                                                        46

Principal Shareholders of River Oaks                                      48

Interests of Certain Persons in the Merger                                49
 Directors' Fees                                                          49
 Voting Agreements                                                        50
 Election to Board of Directors                                           50
 Election to Board of Trustees                                            50
 Indemnification; Insurance                                               50
 Severance Agreements and Arrangements                                    51
 Effect on Employee Benefit Plans                                         51

River Oaks' Directors and Executive Officers After the Merger             51
 Biographical Information                                                 52
 Directors' Compensation                                                  52
 Related Transactions                                                     53

Information About HMA                                                     53

Information About River Oaks                                              53
 Description of River Oaks' Business                                      53
 Market Price and Dividend Information of River Oaks                      53
 Selected Financial Data of River Oaks                                    55

Management's Discussion and Analysis of Financial Condition
and Results of Operations of River Oaks                                   56
 Results of Operations                                                    56
 Liquidity and Capital Resources                                          57

Description of Capital Stock and Comparative Rights
of HMA Shareholders and River Oaks Shareholders                           58
 Description of HMA Capital Stock                                         58
 Description of River Oaks Common Stock                                   59
 Comparative Rights of Shareholders                                       59
     Special Meetings of Shareholders                                     59
     Removal of Directors                                                 59
     Committees of Directors                                              60
     Cumulative Voting                                                    60
     Required Vote for Authorization of Certain Actions                   60
     Action by Written Consent                                            61
     Officers                                                             61
     Amendment of Certificate or Articles of Incorporation and Bylaws     61
     Indemnification; Limitations of Liabilities                          62
     Voluntary Dissolution                                                62
     Business Combinations                                                62
     Conflict of Interest Transactions                                    63
     Inspection Rights                                                    63
     Control Share Acquisitions                                           64
     Tender Offers                                                        64
     Dissenters' Rights                                                   64
     Dividends and Other Distributions                                    64

Experts                                                                   65

Legal Opinions and Interests of Counsel                                   65

Financial Statements of River Oaks                                       F-1

Annex A -- Agreement of Merger and Plan of Reorganization                A-1

Annex B -- Opinion of The Robinson-Humphrey Company, Inc.                B-1

Annex C -- Sections 79-4-13.01 et seq. of the Mississippi Code
        Annotated, as amended                                            C-1

                                    SUMMARY

    The following is a brief summary of certain information contained, or incorporated by reference, elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to and should be read in conjunction with the more detailed information appearing, or incorporated by reference, elsewhere herein. River Oaks shareholders are urged to carefully read this Proxy Statement/Prospectus in its entirety, including the Annexes hereto.

PARTICIPANTS IN THE MERGER

    HMA provides a broad range of general acute care health services in non-urban communities. As of September 30, 1997, HMA operated 22 general acute care hospitals with a total of 2,802 licensed beds and four psychiatric hospitals with a total of 306 licensed beds. In addition, as of the date of this Proxy Statement/Prospectus, HMA had acquired one additional general acute care hospital with 125 licensed beds and had entered into a letter of intent to acquire another general acute care hospital with 180 licensed beds. After giving effect to the Merger and the acquisition contemplated by such letter of intent, HMA will operate 26 general acute care hospitals with a total of 3,328 licensed beds and four psychiatric hospitals with a total of 306 licensed beds. Unless the context otherwise requires, references herein to HMA include HMA and its consolidated subsidiaries. HMA Common Stock is publicly traded on the NYSE under the symbol "HMA." See "Information About HMA."

    Sub is a wholly-owned subsidiary of HMA which has been formed solely for the purpose of effecting the Merger. Upon consummation of the Merger, Sub will be merged with and into River Oaks and the separate corporate existence of Sub will terminate.

    River Oaks operates River Oaks Hospital, an acute care general hospital licensed for 110 beds, and River Oaks East Woman's Pavilion, an acute care hospital licensed for 111 beds. River Oaks has also entered the business of acquiring existing medical practices or opening start-up medical practices in key referral areas. The primary service area of River Oaks' hospitals is the metropolitan Jackson, Mississippi area, which includes the counties of Hinds, Rankin and Madison. Unless the context otherwise requires, references herein to River Oaks include River Oaks and its consolidated subsidiaries. See "Information About River Oaks."

    The principal executive offices of HMA are located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710 and its telephone number is
(941) 598-3131. The principal executive offices of River Oaks are located at 1030 River Oaks Drive, Jackson, Mississippi 39208, and its telephone number is
(601) 932-1030.

SPECIAL MEETING OF RIVER OAKS SHAREHOLDERS

    TIME, DATE, PLACE AND PURPOSE. The Special Meeting will be held at [location], on [meeting date] at 6:00 p.m., local time, to consider and to vote upon (i) approval of the Merger Agreement and (ii) approval of the Articles Amendment which eliminates the right of River Oaks shareholders to cumulate votes in the election of directors. See "The Special Meeting."

    RECORD DATE AND VOTES REQUIRED. Only shareholders of record of River Oaks Common Stock at the close of business on [record date] (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 1,000,415 shares of River Oaks Common Stock outstanding and entitled to vote at the Special Meeting, held by 314 holders of record. Each holder of shares of River Oaks Common Stock on the Record Date is entitled to one vote for each such share of River Oaks Common Stock so held, exercisable in person or by properly executed and delivered proxy at the Special Meeting. The presence of the holders of at least a majority of River Oaks Common Stock outstanding on the Record Date, whether present in person or by properly executed and delivered proxy, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of record of at least a majority of the outstanding River Oaks Common Stock entitled to vote at the Special Meeting is necessary to approve both the Merger Agreement and the Articles Amendment. See "The Special Meeting."

  Pursuant to the Merger Agreement, each member of the River Oaks Board of Directors has agreed to vote all shares of River Oaks Common Stock which such director is entitled to vote, directly or indirectly, in favor of approval of the Merger. As of the Record Date, the members of the Board of Directors of River Oaks held shares representing approximately 11.1% of River Oaks Common Stock outstanding. See "Interests of Certain Persons in the Merger."

BACKGROUND OF THE MERGER AND RELATED MATTERS

    BACKGROUND OF THE MERGER. In late 1996, the River Oaks Board of Directors began receiving unsolicited inquiries regarding the possible sale of River Oaks' assets. In early 1997, an Executive Committee of the River Oaks Board of Directors began a formal strategic analysis of River Oaks' strengths, weaknesses and competitive position. During April and May 1997, the River Oaks Board of Directors began considering acquisition proposals submitted by HMA and by two other bidders. In July 1997, the River Oaks Board of Directors accepted a proposal made by HMA following a sealed bid process. For a more detailed description of the events and circumstances leading up to the negotiation and execution of the Merger Agreement, see "Background of the Merger and Related Matters - Background and Reasons for the Merger."

  RECOMMENDATION OF RIVER OAKS' BOARD OF DIRECTORS. THE RIVER OAKS BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF RIVER OAKS AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE RIVER OAKS SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. The River Oaks Board of Directors considered a number of factors in reaching its conclusions, which are more fully discussed in this Proxy Statement/Prospectus. See "Background of the Merger and Related Matters - Recommendation of River Oaks Board of Directors."

  OPINION OF RIVER OAKS' FINANCIAL ADVISOR. River Oaks' financial advisor, The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), has rendered a written opinion, dated September 22, 1997 (subsequently confirmed in writing on the date of this Proxy Statement/Prospectus), to River Oaks' Board of Directors that as of such dates, the consideration to be received in the Merger by River Oaks' shareholders is fair from a financial point of view. See "Background of the Merger and Related Matters - Opinion of River Oaks' Financial Advisor" and the text of Robinson-Humphrey's opinion, attached hereto as Annex B, which sets forth the procedures followed, assumptions made and other matters considered by Robinson-Humphrey in rendering its opinion.

TERMS OF THE MERGER

  EFFECT AND CONSEQUENCES OF THE MERGER. Subject to approval by the shareholders of River Oaks and the satisfaction of certain other conditions, the Merger will be effective upon the filing of Articles of Merger by the Secretary of State of the State of Mississippi (the time of such filing or such later time and date as is specified in such filing being called the "Effective Time"). The closing of the transactions contemplated by the Merger Agreement (the "Closing") will occur on the earliest date practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement but, except as described below, in no event later than February 1, 1998 (the "Closing Date"). See "Description of the Merger and the Merger Agreement - Effective Time and Consequences." If the Merger is consummated, Sub will be merged with and into River Oaks, with River Oaks as the surviving corporation and with HMA as its controlling shareholder. If the Merger is consummated: (i) each outstanding share of River Oaks Common Stock (other than (a) "Qualifying Shares" (see "Description of the Merger and the Merger Agreement
- Election to Retain Qualifying Shares of River Oaks") and (b) shares held by shareholders who validly perfect their dissenters' rights under Mississippi law) will be converted into the right to receive shares of HMA Common Stock; (ii) all outstanding shares of Sub's capital stock will be converted into not less than 85% of the outstanding River Oaks Common Stock, which will be issued to HMA; and
(iii) subject to certain conditions and limitations more fully described elsewhere herein, certain holders of River Oaks Common Stock may elect to retain in the Merger ownership, in the aggregate, of up to 15% of the outstanding River Oaks Common Stock and be minority shareholders of River Oaks for up to five years after the Merger. See "Description of the Merger and the Merger Agreement
- Effective Time and Consequences."

    MERGER CONSIDERATION. If the Merger is consummated, each outstanding share of River Oaks Common Stock, other than (i) Qualifying Shares and (ii) shares held by shareholders who perfect their dissenters' rights under Mississippi law (see "Dissenters' Rights"), will be converted into the right to receive the Merger Consideration consisting of that number of fully paid and non-assessable shares of HMA Common Stock which results from dividing (A) $79.285 by (B) the "Market Price" of HMA Common Stock, determined based upon an average of the closing sales prices of HMA Common Stock during the 30-day period ending on the third day preceding the Closing Date. See "Description of the Merger and the Merger Agreement - Merger Consideration." On December 5, 1997, the closing price per share reported on the NYSE for HMA Common Stock was $26.125.

    FRACTIONAL SHARES. Fractional shares of HMA Common Stock will not be issued in the Merger. River Oaks shareholders otherwise entitled to a fractional share of HMA Common Stock will be paid the value of such fractional share in cash.
See "Description of the Merger and the Merger Agreement -Fractional Shares; Dividends and Distributions."

    EXCHANGE OF RIVER OAKS STOCK CERTIFICATES. As soon as reasonably practicable after the Effective Time, instructions and a letter of transmittal will be furnished to River Oaks shareholders for use in exchanging their stock certificates for certificates evidencing the Merger Consideration. SHAREHOLDERS OF RIVER OAKS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL. See "Description of the Merger and the Merger Agreement -Exchange of River Oaks Stock Certificates for HMA Stock Certificates."

    ELECTION TO RETAIN QUALIFYING SHARES OF RIVER OAKS. Subject to certain conditions and limitations, certain holders of River Oaks Common Stock as of the Record Date ("Record Holders") may elect to retain in the Merger ownership of a limited number of their shares of River Oaks Common Stock and be minority shareholders of River Oaks for up to five years following the Merger. The shares of River Oaks Common Stock which Record Holders are so permitted to retain are referred to herein as "Qualifying Shares." To retain Qualifying Shares, a Record Holder must file the Qualifying Shares Election in the form accompanying this Proxy Statement/Prospectus (a "Qualifying Shares Election"), so that it is received by the Secretary of River Oaks no later than 7:00 p.m., local time, on the date of the Special Meeting. Revocations of Qualifying Share Elections must be in writing and must be received by the Secretary of River Oaks prior to the Effective Time. Qualifying Shares may be retained only by a Record Holder who, either alone or together with his "Aggregation Group" (as defined in this Prospectus/Proxy Statement), holds at least 1,000 shares of River Oaks Common Stock. No Aggregation Group may elect to retain more than 25% of the aggregate number of shares held of record by the members of that Aggregation Group, and (with certain exceptions) no Record Holder may elect to retain more than 25% of the shares held of record by him. The maximum number of Qualifying Shares which all Record Holders, in the aggregate, may retain may not exceed (a) 151,356 minus (b) the number of shares of River Oaks Common Stock held as the Record Date by shareholders who have perfected their dissenters' rights under Mississippi law. See "Description of the Merger and the Merger Agreement - Election to Retain Qualifying Shares of River Oaks" and "Dissenters' Rights." Any River Oaks shareholder who does not make a timely and effective Qualifying Shares Election will upon consummation of the Merger receive the Merger Consideration consisting of HMA Common Stock in exchange for all of his River Oaks Common Stock.

    EFFECT OF RETAINING QUALIFYING SHARES. Until the fifth anniversary of the Closing Date (the "Fifth Anniversary"), Qualifying Shares will be subject to exchange for the HMA Common Stock comprising the Merger Consideration under certain circumstances described in this Proxy Statement/Prospectus and, if not previously exchanged, on the Fifth Anniversary each then outstanding Qualifying Share will be automatically exchanged for the Merger Consideration. Prior to the Fifth Anniversary, a holder of Qualifying Shares will have the right to require River Oaks to purchase all or any portion of his Qualifying Shares for cash at a formula price based on River Oaks' financial performance. While there are any Qualifying Shares outstanding, River Oaks will, to the extent permitted by corporate law, pay to each holder thereof an annual cash distribution in an amount based in part on River Oaks' profits. Qualifying Shares will not be registered under the Securities Act and, therefore, may not be sold, transferred, pledged or otherwise disposed of except (i) in certain transactions with HMA, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and regulations. See "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares" and "Risk Factors Related to Election to Retain Qualifying Shares."

    CONDITIONS TO THE MERGER. In addition to approval by River Oaks' shareholders, the obligations of each party to consummate the Merger are subject to the satisfaction or waiver of certain conditions. See "Description of the Merger and the Merger Agreement - Conditions to the Merger."

    TERMINATION; DAMAGES UPON FAILURE TO APPROVE THE MERGER.   The Merger
Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the shareholders of River Oaks, under certain circumstances: (a) by mutual consent of the parties; (b) by either party if a condition to such party's obligations to close is not satisfied; (c) by HMA, upon the occurrence of certain events, conditions or changes if the reasonably anticipated aggregate ongoing effect of such events, conditions and changes on the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of River Oaks subsequent to Closing exceeds $1.5 million; (d) by River Oaks if the Market Price of the HMA Common Stock is greater than $31.00 (unless HMA agrees to proceed to Closing at a Market Price of $31.00, in which event the Merger Consideration will be determined based on a Market Price of $31.00); (e) by HMA if the Market Price is less than $22.00 (unless River Oaks agrees to proceed to Closing at a Market Price of $22.00, in which event the Merger Consideration will be determined based on a Market Price of $22.00); or (f) by either party, upon notice to the other, at any time after February 1, 1998 (subject to extension under certain circumstances). See "Description of the Merger and the Merger Agreement -Termination; Damages Upon Failure to Approve the Merger."

  The Merger Agreement provides for the payment by River Oaks to HMA of $2.0 million in liquidated damages in the event that: (i) the shareholders of River Oaks fail to approve the Merger Agreement at the Special Meeting; or (ii) the Board of Directors of River Oaks concludes in good faith, based on written advice of independent outside counsel and after consultation with its financial advisors, that it is necessary, in order to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks under applicable law, to withdraw, modify or condition its recommendation to the shareholders of River Oaks that they approve the Merger Agreement, provided the Merger fails to be consummated and within one year from the date of the Special Meeting, River Oaks publicly announces, executes a definitive agreement for or closes a transaction with another party providing for the acquisition of River Oaks. See "Description of the Merger and the Merger Agreement - Termination; Damages Upon Failure to Approve the Merger Agreement."

    NO SOLICITATIONS. The Merger Agreement provides that River Oaks will not, and will not permit any of its officers, directors, employees or representatives to, initiate, solicit, encourage, negotiate or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business or assets of River Oaks, or a controlling portion of the capital stock of River Oaks, except (subject to certain limitations) if River Oaks' Board of Directors concludes in good faith that such action necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks. See "Description of the Merger and the Merger Agreement - No Solicitation of Other Transactions."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. In the opinion of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, counsel to River Oaks, the Merger will be treated as a reorganization for tax purposes, and therefore: (i) no gain or loss will be recognized by either HMA or River Oaks as a result of the Merger; (ii) no gain or loss will be recognized by River Oaks shareholders upon the receipt of HMA Common Stock in connection with the Merger (except with respect to (a) Qualifying Shares, as to which no opinion is expressed, (b) the tax consequences of a subsequent sale for cash or exchange for HMA Common Stock and (c) cash received in lieu of a fractional share interest in HMA Common Stock); (d) the tax basis of the HMA Common Stock to be received will be the same as the basis in River Oaks Common Stock surrendered; and (e) the holding period of the HMA Common Stock received will include the holding period of River Oaks Common Stock surrendered, provided that River Oaks Common Stock is held as a capital asset at the Effective Time. The opinion of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, is subject to a number of factual assumptions. See "Description of the Merger and the Merger Agreement -Certain Federal Income Tax Consequences."

    River Oaks shareholders who elect to retain Qualifying Shares will not be deemed to have made any sale or other disposition of such Qualifying Shares which would require the realization of gain or loss under Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code"). The tax basis and holding period of Qualifying Shares will continue to be the same after the Merger as they were before the Merger. Any subsequent disposition of Qualifying Shares, whether in exchange for HMA Common Stock on or before the Fifth Anniversary or for cash or other consideration, is likely to be a taxable transaction requiring the realization of gain or loss. See "Description of the Merger and the Merger Agreement - Certain Federal Income Tax Consequences."

    A shareholder of River Oaks who perfects dissenters' rights will generally be treated as having received such payment in complete redemption of his River Oaks Common Stock under Section 302(b)(3) of the Code and, subject to certain conditions and limitations, if the shares of River Oaks Common Stock are held as a capital asset at the Effective Time, the shareholder will recognize capital gain or loss. See "Description of the Merger and the Merger Agreement - Certain Federal Income Tax Consequences."

    ACCOUNTING TREATMENT.  HMA intends to account for the Merger as a purchase.

DISSENTERS' RIGHTS

    Holders of River Oaks Common Stock who dissent from the Merger are entitled to receive payment in cash for the fair value of their shares, upon compliance with the provisions of Sections 79-4-13.21 and 79-4-13.23 of the Mississippi Business Corporation Act (the "MBCA"). To perfect these rights, shareholders of River Oaks must not vote in favor of the Merger and, among other things, must deliver a written demand for appraisal within certain time limitations. Failure to follow any of these or other requirements may result in the loss of statutory dissenters' rights. See "Dissenters' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain current members of the River Oaks Board of Directors and management have interests in the Merger in addition to their interests as shareholders of River Oaks. These interests include: (i) the payment to River Oaks' Board of Directors of a fee for extraordinary services rendered to River Oaks in connection with the Merger; (ii) voting agreements by which each member of the River Oaks Board of Directors has agreed to vote all shares of River Oaks Common Stock controlled by him or her in favor of approval of the Merger; (iii) the election of certain persons to River Oaks' Board of Directors for a period of at least five years following the Closing; (iv) the appointment of certain persons to serve on the Board of Trustees of River Oaks; (v) indemnification by HMA of present and former directors, officers, employees and fiduciaries of River Oaks against certain liabilities, and the continuation or availability of directors' and officers' liability insurance for a period of three years following the effectiveness of the Merger; (vi) severance agreements and arrangements for John
J. Cleary and for certain River Oaks employees who hold the position of Executive Vice President or higher and who are discharged without cause within 12 months following the Closing Date; and (vii) continuation by River Oaks of employment and certain employee benefit plans, subject to certain rights of River Oaks. See "Interest of Certain Persons in the Merger."

AMENDMENT OF RIVER OAKS ARTICLES OF INCORPORATION

    The River Oaks Board of Directors has unanimously approved the Articles Amendment which provides that River Oaks shareholders shall not have the right to cumulate votes in the election of directors. Cumulative voting rights are provided by Mississippi statute unless otherwise provided in a corporation's articles of incorporation and permit a holder of a share of stock entitled to vote in the election of directors to cast that number of votes represented by a share for a single nominee, or the holder may allocate these votes among as many of the nominees for director as he chooses. The Merger Agreement requires, as a condition to HMA's obligations thereunder, that River Oaks amend its Articles of Incorporation to deny statutory cumulative voting rights. THE RIVER OAKS BOARD OF DIRECTORS BELIEVES THAT THE ARTICLES AMENDMENT IS IN THE BEST INTERESTS OF RIVER OAKS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT

THE RIVER OAKS SHAREHOLDERS VOTE FOR APPROVAL OF THE ARTICLES AMENDMENT. See "Amendment of River Oaks Articles of Incorporation."

SELECTED FINANCIAL DATA OF HMA

                     (In thousands, except per share data)

                                                YEAR ENDED SEPTEMBER 30,
                                -------------------------------------------------------
                                    1993       1994       1995       1996       1997
                                -----------  ---------  ---------  ---------  ---------
Net patient service revenue        $346,767   $438,366   $531,094   $714,317   $895,482
Costs and expenses                  290,328    356,636    426,845    575,906    717,173
Income from operations               56,439     81,730    104,249    138,411    178,309
Net income                           32,245     46,536     63,331     84,086    108,322
Net income per share               $    .21   $    .29   $    .39   $    .51   $    .65
Weighted average number of
 common and common
 equivalent shares outstanding      150,161    159,905    162,126    165,674    167,798



At Year End
-----------
Working capital                    $ 75,295   $138,001   $122,747   $106,907   $153,250
Total assets                        325,787    398,813    468,391    591,707    727,561
Short-term debt                       6,111      7,104      6,571      8,438      8,263
Long-term debt                       77,874     75,769     67,721     68,702     49,650
Stockholders' equity                192,653    252,928    317,950    417,739    560,220
Book value per common share        $   1.27   $   1.65   $   2.04   $   2.64   $   3.44

All per share amounts have been adjusted retroactively to reflect a 3-for-2 stock split in the form of a stock dividend paid on October 23, 1997.


COMPARATIVE PER SHARE INFORMATION

    The following table sets forth, for the periods indicated, the earnings, cash dividends declared and book value per share of HMA and River Oaks on both historical and pro forma combined bases (giving effect to the Merger and the exchange of shares of River Oaks Common Stock for HMA Common Stock, assuming no Qualifying Shares are retained by River Oaks shareholders. See "Description of the Merger and the Merger Agreement - Election to Retain Qualifying Shares of River Oaks"). The information set forth below should be read in conjunction with the audited and unaudited financial statements of HMA and River Oaks, which appear elsewhere, or are incorporated by reference, in this Proxy Statement/Prospectus.



                                 PER SHARE OF COMMON STOCK
                                           CASH      BOOK
                                 INCOME  DIVIDENDS  VALUE
                                 ------  ---------  ------
HMA - Historical
  Year Ended 9/30/96              $ .51          -  $ 2.52
  Year Ended 9/30/97              $ .65          -  $ 3.34
River Oaks - Historical
  Twelve Months Ended 9/30/96     $ .51       $.28  $14.16
  Twelve Months Ended 9/30/97     $5.26       $.60  $18.82
Pro Forma Combined
  Year Ended 9/30/96              $ .50          -  $ 2.95
  Year Ended 9/30/97              $ .66          -  $ 3.74

MARKET AND BOOK VALUES AS OF ANNOUNCEMENT DATE

    The following table sets forth the closing price per share of HMA Common Stock reported on the NYSE on October 28, 1997, the last trading date prior to October 29, 1997, the date on which the Merger was publicly announced. The table also sets forth the book value per share of River Oaks Common Stock as of October 31, 1997. Shares of River Oaks Common Stock are not traded on an established trading market and sales thereof are effected only sporadically. As a result, there is no available market price of River Oaks Common Stock. The "River Oaks Equivalent Per Share Price" set forth below represents the numerator of the ratio for determining the number of shares of HMA Common Stock comprising the Merger Consideration which is exchangeable for each share of River Oaks Common Stock in the Merger. For a complete description of the amount of the actual Merger Consideration, see "The Merger - Merger Consideration."

                    HMA HISTORICAL     RIVER OAKS        RIVER OAKS
                      PER SHARE      HISTORICAL PER      EQUIVALENT
       DATE         CLOSING PRICE   SHARE BOOK VALUE   PER SHARE PRICE
-----------------  ---------------- ----------------- ----------------
October 28, 1997          $23.9375                  -                -
October 31, 1997                 -             $19.56          $79.285

COMPARATIVE RIGHTS OF RIVER OAKS SHAREHOLDERS AND HMA SHAREHOLDERS

     HMA is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (the "DGCL"). River Oaks is a Mississippi corporation subject to the provisions of the MBCA. Shareholders of River Oaks, whose rights are governed by River Oaks' Articles of Incorporation and Bylaws and by the MBCA, will, upon consummation of the Merger, become shareholders of HMA, whose rights will then be governed by the Certificate of Incorporation and Bylaws of HMA, and by the DGCL. In addition, shareholders of River Oaks who validly elect to retain Qualifying Shares will, with respect to such shares, be bound by River Oaks' Articles of Incorporation as amended by the Articles Amendment and by River Oaks' Bylaws, which are to be amended in certain respects in connection with the Merger. For a discussion of significant differences in the rights of shareholders of HMA and River Oaks, see "Description of Capital Stock and Comparative Rights of HMA Shareholders and River Oaks Shareholders."

                                      INTRODUCTION

    This Proxy Statement/Prospectus is being furnished to the holders of River Oaks Common Stock in connection with the solicitation of proxies by the Board of Directors of River Oaks for use at the Special Meeting. At the Special Meeting, River Oaks' shareholders will be asked to consider and approve (i) the Merger Agreement and (ii) the Articles Amendment which denies shareholders of River Oaks the right to cumulate votes in the election of directors. Mississippi law requires that the Merger Agreement and the Articles Amendment each be separately approved by the holders of a majority of the shares of River Oaks Common Stock outstanding on the Record Date. HMA, as the sole shareholder of Sub, has already approved the Merger Agreement. No action by the shareholders of HMA is required in connection with the Merger.

    If the Merger is consummated, Sub will be merged with and into River Oaks, the separate corporate existence of Sub will cease and River Oaks, as the surviving corporation of the Merger, will continue its corporate existence.
Upon consummation of the Merger: (i) each outstanding share of River Oaks Common Stock other than (a) Qualifying Shares which the holders thereof validly elect to retain (as more fully described herein) and (b) shares held by shareholders who validly perfect their dissenters' rights under Mississippi law) will be converted into the right to receive the Merger Consideration consisting of that number of fully paid and non-assessable shares of HMA Common Stock which results from dividing (A) $79.285 by (B) the average of the closing sales prices per share of HMA Common Stock during the 30 calendar day period ending on the third trading day preceding the closing of the Merger; (ii) all outstanding shares of Sub's capital stock will be converted into not less than 85% of the outstanding River Oaks Common Stock, which will be issued to HMA; and (iii) subject to certain conditions and limitations more fully described herein, certain holders of River Oaks Common Stock may elect to retain in the Merger ownership, in the aggregate, of up to 15% of the outstanding River Oaks Common Stock and be minority shareholders of River Oaks for up to five years following the Merger. See "The Merger - Merger Consideration," "The Merger - Election to Retain Qualifying Shares of River Oaks" and "Dissenters' Rights."


              RISK FACTORS RELATED TO RECEIPT OF HMA COMMON STOCK

    A River Oaks shareholder should carefully consider all of the following factors, in addition to the other information contained in this Proxy Statement/Prospectus, in deciding whether to acquire shares of HMA Common Stock in the Merger.

    REIMBURSEMENT BY THIRD PARTY PAYORS. For the fiscal year ended September 30, 1996, HMA derived approximately 52% of its revenues from Medicare, 35% from private and other sources and 13% from Medicaid. Both governmental and third party payors have adopted and are continuing to adopt cost containment measures designed to limit payments to health care providers such as HMA. Medicaid reimbursement rates are generally less than the rates charged to private insurers. There can be no assurance that payments under governmental or third party private insurance will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs associated with the services offered by HMA. Because of the level of revenues which HMA derives from Medicaid and Medicare, HMA's results of operations are sensitive to changes in Medicaid and Medicare rates.

    GOVERNMENT REGULATION. The development, acquisition and operation of hospitals and the provision of medical services are subject to federal, state and local licensure and certification laws which regulate various aspects of HMA's business, including the number of beds permitted to be used, the type of services to be offered and the construction and acquisition of hospitals and related medical care facilities. Hospitals and related medical care facilities are subject to periodic inspection by governmental and other authorities to assure compliance with the various standards established for continued licensing under state law, certification under the Medicaid and Medicare programs and participation in other governmentally sponsored programs. The failure to obtain or maintain any required regulatory approvals or licenses could prevent HMA from being reimbursed or offering its services or expanding its business. Although HMA believes it is in substantial compliance with laws and regulations currently in effect, there can be no assurance that federal, state or local governments will not impose additional restrictions on HMA's activities which might adversely affect HMA's business.

    COMPETITION. There has been significant consolidation in the hospital industry over the past decade due, in large part, to continuing pressures on payments from government and private payors and increasing shifts away from the provision of traditional in-patient services. Those economic trends have caused many hospitals to close and many to consolidate either through acquisitions or affiliations. HMA faces competition for the acquisition of non-urban community acute care hospitals from proprietary and not-for-profit multi-hospital groups. Some of these competitors have greater financial and other resources than HMA. Historically, HMA has been able to acquire hospitals at reasonable prices. However, increased competition for the acquisition of non-urban community acute care hospitals could have an adverse impact on HMA's ability to acquire such hospitals on favorable terms.


          RISK FACTORS RELATED TO ELECTION TO RETAIN QUALIFYING SHARES

    A River Oaks shareholder should carefully consider all of the following factors, in addition to certain other information contained in this Proxy Statement/Prospectus, in deciding whether to elect to retain Qualifying Shares of River Oaks Common Stock in the Merger.

    TAX EFFECT. If a River Oaks shareholder elects to retain Qualifying Shares in the Merger, any subsequent disposition of the Qualifying Shares, whether in exchange for HMA Common Stock on or before the Fifth Anniversary or for cash, is likely to be a taxable transaction requiring the realization of gain or loss at the time of the disposition. This contrasts with the immediate exchange of River Oaks Common Stock for the HMA Common Stock comprising the Merger Consideration, which Baker, Donelson, Bearman & Caldwell, a Professional Corporation, counsel to River Oaks, has opined will not result in the recognition of gain or loss by River Oaks shareholders. See "Description of the Merger and the Merger Agreement - Certain Federal Income Tax Consequences."

    LACK OF VOTING POWER AS MINORITY SHAREHOLDERS. Pursuant to the Merger Agreement, the maximum aggregate number of Qualifying Shares which River Oaks shareholders may retain in the Merger may not exceed 15% of the total issued and outstanding shares of River Oaks Common Stock. Accordingly, following the Merger, HMA will own at least 85% of the issued and outstanding shares of River Oaks Common Stock and (subject to the contractual obligations discussed below), will thus be in a position to control the management and policies of River Oaks including without limitation electing or removing directors and trustees, causing or preventing the sale of River Oaks and controlling River Oaks' dividend policy. See "Description of the Merger and the Merger Agreement - Certain Covenants

Following the Merger." In addition, certain provisions of River Oaks' Articles of Incorporation and Bylaws, as amended in the Merger, will restrict the rights of minority shareholders of River Oaks. See "Description of Capital Stock and Comparative Rights of HMA Shareholders and River Oaks Shareholders."

    POSSIBLE FUTURE LEGAL VIOLATIONS. Section 1128B(b) of the Social Security Act, commonly known as the "anti-kickback law," prohibits individuals or entities from knowingly and willfully offering or receiving remuneration of any kind to induce referrals of Medicare and Medicaid patients and participants in other federal health care programs. The interpretation of that Act has required the Office of the Inspector General to issue specific, narrow safe harbors, and the law continues to be the focus of legislative and regulatory activity. Ownership of hospitals by licensed physicians together with other non-physician health care providers is currently under scrutiny and is the subject of at least one publicly announced federal investigation for alleged abuses and violations of law. In addition, the Omnibus Budget Reconciliation Act of 1993, commonly known as "Stark II," prohibits, with certain enumerated exceptions, self-referrals by physicians to physician-owned entities providing designated health services including inpatient and outpatient hospital services paid for under Medicare and Medicaid. While ownership of hospitals by licensed physicians together with other non-physician health care providers is currently permissible in certain circumstances and within the enumerated exceptions, there can be no assurance that in the future the retention of Qualifying Shares by certain River Oaks shareholders will not be determined to be a violation of law or regulation. Future violations of any of these laws or regulations could involve criminal penalties, substantial civil monetary penalties and the risk of exclusion from the Medicare, Medicaid and other federal health care programs. The Merger Agreement gives HMA the right to call all outstanding Qualifying Shares in exchange for the Merger Consideration if there is a change in any legal requirement the result of which is that the ownership of any Qualifying Shares by any holder thereof (a "Qualifying Shareholder") becomes a violation of any legal requirement or materially interferes with River Oaks' ability to operate or expand the operations of its hospital facilities. See "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares - Exchange of Qualifying Shares."

    RESTRICTED SECURITIES. The Qualifying Shares have not been, and will not be, registered under the Securities Act and, therefore, may not be sold, transferred, pledged or otherwise disposed of except (i) in specified transactions with HMA, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and regulations. Accordingly, except for permitted transactions with HMA, the Qualifying Shares must be held for an indefinite period of time. See "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares."


                  BACKGROUND OF THE MERGER AND RELATED MATTERS

BACKGROUND AND REASONS FOR THE MERGER

    Since it began operations in January 1981, River Oaks has been a physician-owned and governed acute care health care delivery system. River Oaks has grown from a 100-bed acute care hospital with $5.8 million in gross revenue in the fiscal year ended April 30, 1983 to a 221-bed health system with over $113.5 million in gross revenue in the fiscal year ended April 30, 1997.

    In late 1996, the River Oaks Board of Directors received a number of unsolicited inquiries with regard to the possible sale of River Oaks' assets. Many of the interested parties had been respondents to the request for proposals to buy or lease Rankin Medical Center, an unrelated hospital in Rankin County, Mississippi located approximately three miles from River Oaks' main facility. The River Oaks Board did not commence negotiations with any interested party at that time.

    In early 1997, the Executive Committee of the River Oaks Board of Directors, which consists of Glen C. Warren, M.D., George W. Truett, M.D. and Howard B. Cheek, M.D., conducted a competitive analysis of the metro Jackson, Mississippi marketplace, identifying the strengths and weaknesses of each health system in metro Jackson. The Executive Committee also identified and analyzed the resources necessary for River Oaks to pursue its strategy of growth. In February 1997, the River Oaks Board of Directors held a strategic planning retreat and discussed the risks to River Oaks of continuing as a stand-alone hospital and reviewed its strategic needs. The needs identified included: additional capital; increased liquidity; managed care know-how; expanded management information systems; absence of certain traditional tertiary care services; the resources required to advance River Oaks' market position in certain services such as women's health; access to state and regional health care networks; and joint purchasing benefits. The River Oaks Board of Directors also reviewed the strengths and weaknesses of the River Oaks Health System. The strengths discussed included physician leadership and ownership and the hospital's excellent market reputation. The weaknesses discussed included lack of certain tertiary care (cancer and heart programs); the absence of a formal relationship with tertiary care providers; the need for a stronger balance sheet, specifically, more leverage/debt capacity and a better liquidity ratio; the need for managed care experience; and the need for internal medicine specialties. Of particular significance to the River Oaks Board of Directors was River Oaks' high debt-to-equity ratio and its lack of substantial capital reserves as compared to its competitors. As a result of the strategic planning retreat, the River Oaks Board of Directors authorized the Executive Committee to explore alternatives for River Oaks to address its competitive needs by partnering or entering into a business combination with another health system or hospital management company.

    Following the River Oaks Board of Directors' strategic planning retreat, the Executive Committee, in consultation with River Oaks' legal counsel, analyzed alternative methods of business combination and defined a process to identify, interview and select candidates who could address the competitive needs and complement the competitive strengths of River Oaks.

    Commencing in February 1997, the River Oaks Executive Committee met with representatives of seven hospital management companies to learn about the priorities, strategic direction, management experience, interest in central Mississippi and flexibility as to acquisition strategy of those companies. Additionally, the River Oaks Executive Committee had similar discussions with representatives of a Mississippi-based not-for-profit health care system. Site visits were made to corporate offices and to representative health facilities of the not-for-profit health system and the hospital management companies for further discussions.

    In April 1997, the River Oaks Board of Directors received an unsolicited offer from Company A to purchase the assets of River Oaks East. The Board of Directors rejected that offer, but recognized the need to accelerate the process due to increased efforts of competitors to encourage physicians affiliated with River Oaks to utilize other hospitals in connection with their practices. On May 2, 1997 the River Oaks Board of Directors received from HMA the first formal offer to acquire all of the River Oaks Common Stock for $70 per share.

    On May 5, 1997, the Board of Directors reviewed the HMA offer but did not accept it. The Board of Directors then reviewed the information that it had received from interested parties and information which it had developed through its visits. Based on its analysis of the information, the Board of Directors concluded that there were three candidates, including HMA, who could address River Oaks' competitive needs and enable River Oaks to fulfill its strategic growth plan. A request for proposal was prepared and submitted to all three candidates. On May 19, 1997, River Oaks received proposals from all three candidates. On May 22, 1997, River Oaks' Board of Directors and legal counsel met and reviewed the proposals and decided to pursue discussions with HMA and Company B, which had submitted proposals having the highest prices and the most attractive terms.

    In June 1997, the River Oaks Board of Directors conducted negotiations with both HMA and Company B which resulted in River Oaks receiving written proposals from both companies.

    On June 23, 1997, the River Oaks Board of Directors met to receive and consider revised written proposals from both HMA and Company B. Both companies' written proposals were to acquire all of the River Oaks Common Stock for $70 per share. HMA subsequently increased its offer to $72 per share. The Board of Directors then met and considered the offers and voted to pursue negotiation of a letter of intent with HMA.

    Following communications with Company B, on July 15, 1997, the River Oaks Board of Directors reconvened and decided to permit HMA and Company B to submit final offers through a sealed bid process. The River Oaks Board of Directors advised both candidates of the definitive terms and conditions for a stock-for-stock merger, including certain governance terms and the ability of certain River Oaks shareholders to retain ownership of a limited amount of River Oaks Common Stock, leaving as the single variable the price to be paid. HMA and Company B were advised to submit their final and best sealed offers on July 18, 1997. Both sealed offers were to be opened in the River Oaks Board of Directors meeting, with the River Oaks Board of Directors agreeing to accept the highest and best offer received.

    On July 18, 1997, sealed offers were received from HMA and Company B. The HMA proposal valued River Oaks at $80.0 million. Company B's proposal was for less. The River Oaks Board of Directors accepted the HMA proposal and authorized the Chairman of the Board of Directors to execute a letter of intent with HMA. Due diligence was then conducted by both parties and the Merger Agreement was negotiated.

    The River Oaks Board of Directors met on September 22, 1997 to hear the presentations of Robinson-Humphrey and its legal advisors with regard to the proposed transaction. At a subsequent meeting on September 23, 1997, after consulting with its legal and financial advisors, the River Oaks Board of Directors unanimously approved the Merger Agreement and recommended its approval by the shareholders of River Oaks. Further negotiations and meetings of the River Oaks Board of Directors culminated in the parties' execution of the Merger Agreement as of October 27, 1997. On December __, 1997, the Merger Agreement was amended in certain immaterial respects and restated in its entirety.

RECOMMENDATION OF RIVER OAKS BOARD OF DIRECTORS

    The River Oaks Board of Directors believes that the terms of the Merger are fair to and in the best interests of River Oaks and its shareholders and recommends that the River Oaks shareholders vote FOR approval of the Merger. The River Oaks Board of Directors considered the following factors in reaching its conclusions:

    (i) The Merger Consideration as a multiple of River Oaks' historical earnings before interest, taxes, depreciation and amortization and in terms of River Oaks' historical revenues is exceptionally high in comparison to other single hospital transactions regionally and nationally.

    (ii) The receipt of HMA Common Stock as consideration in a stock-for-stock tax-deferred reorganization allows enhanced shareholder value and liquidity.

    (iii) HMA Common Stock performance history compares favorably with other hospital management companies.

    (iv) While the River Oaks Board of Directors did not explicitly adopt, and did not rely solely on, Robinson-Humphrey's financial analyses, the River Oaks Board of Directors placed special emphasis on such analyses in its overall evaluation of the Merger and viewed such analyses as favorable to its determination. The River Oaks Board of Directors viewed Robinson-Humphrey's opinion as favorable to its determination because Robinson-Humphrey is a nationally recognized investment banking firm with experience in the valuation of businesses in connection with various types of transactions, including mergers, and in providing advisory services for companies in the health care industry.

    (v) The River Oaks Board of Directors viewed as important the ability of River Oaks shareholders to retain ownership of a limited amount of River Oaks Common Stock and to participate in River Oaks' governance, which insures physician participation in operations and management of River Oaks.

    (vi) The opportunity to retain ownership of a limited amount of River Oaks Common Stock allows for not only conversion rights to the original Merger Consideration but also distribution rights and cash exchange rights based upon the performance of River Oaks. See "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares."

    (vii) The access to HMA's capital resources allows River Oaks to pursue its strategic growth plan and to improve its balance sheet and liquidity.

    (viii) HMA's ownership of Rankin Medical Center provides for geographic opportunities for management and service efficiencies arising from the geographic fit of River Oaks and other HMA facilities in metro Jackson and central Mississippi.

    (ix) The combination provides opportunity for improved economies of scale due to the bulk purchasing power of HMA.

    In view of the wide variety of factors considered, the River Oaks Board of Directors did not quantify or otherwise attempt to assign relative weights to specific factors considered in making the determination.

    THE RIVER OAKS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT RIVER OAKS SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF THE
MERGER AGREEMENT.

OPINION OF RIVER OAKS' FINANCIAL ADVISOR

    GENERAL

    On September 22, 1997, Robinson-Humphrey delivered a written opinion to the Board of Directors of River Oaks that, as of such date, the Merger Consideration was fair, from a financial point of view, to the holders of River Oaks Common Stock. Robinson-Humphrey subsequently confirmed its earlier opinion by delivery to the River Oaks Board of Directors of a written opinion, dated the date of this Proxy Statement/Prospectus, that the Merger Consideration was fair, from a financial point of view, to holders of River Oaks Common Stock.

    The full text of the written opinion of Robinson-Humphrey, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, procedures followed, other matters considered and limits of the review by Robinson-Humphrey, appears as Annex B to this Proxy Statement/Prospectus. River Oaks shareholders are urged to read this opinion in its entirety. Robinson-Humphrey's opinion was directed only to the fairness, from a financial point of view, of the consideration to be paid by HMA to the holders of River Oaks Common Stock pursuant to the Merger Agreement. Robinson-Humphrey's opinion was delivered for the information of the River Oaks Board of Directors and does not constitute a recommendation as to how any shareholder should vote at the Special Meeting or any other meeting of River Oaks' shareholders called to consider the Merger. Robinson-Humphrey did not participate in the discussions or negotiations leading up to the Merger or to the terms and conditions of the Merger Agreement. This summary of the opinion of Robinson-Humphrey is qualified in its entirety by reference to the full text of such opinion.

    MATERIAL AND INFORMATION CONSIDERED WITH RESPECT TO THE MERGER

    In rendering its opinion, Robinson-Humphrey: (i) reviewed and analyzed the terms of the Merger Agreement; (ii) reviewed and analyzed River Oaks' financial statements, including its audited statements for the fiscal years ended April 30, 1991 to April 30, 1996, its draft audited financial statements for the fiscal year ended April 30, 1997 and its interim financial statements for the four months ended August 31, 1997; (iii) reviewed and analyzed certain operating information with respect to the business, operations and prospects of River Oaks that was furnished by River Oaks' management; (iv) performed a comparison of the financial terms of the Merger Agreement with certain other transactions which it deemed relevant; (v) compared the financial terms of the Merger with the financial and stock market information of selected publicly traded companies which it deemed comparable to River Oaks; (vi) reviewed certain other factors, including the history of events leading up to the Merger Agreement and the various proposals and responses that River Oaks received from other interested parties; (vii) reviewed and analyzed certain operating information with respect to the business, operations and prospects of HMA that was furnished by HMA's management; (viii) reviewed certain publicly available information on HMA, including its 1996 Annual Report, its 1996 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, news releases and research reports; and (ix) analyzed the historical stock prices and trading history of HMA Common Stock. In addition, Robinson-Humphrey held discussions with the managements of River Oaks and of HMA concerning their business, operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

    Robinson-Humphrey assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion without independent verification and further relied upon the assurances of management of River Oaks that they were not aware of any facts existing at such time that would make such information inaccurate or misleading. As part of its evaluation, Robinson-Humphrey has not made or obtained any evaluations or appraisals of the assets or liabilities of River Oaks. Robinson-Humphrey has relied as to all legal matters on representations of River Oaks' legal counsel. Robinson-Humphrey's opinion does not address the price at which HMA Common Stock may trade after the Merger is consummated. Robinson-Humphrey's opinion is necessarily based upon economic, market, financial and other conditions as they existed as of September 22, 1997 and the date of this Proxy Statement/Prospectus and on the information made available to Robinson-Humphrey as of such dates and on the review and analyses conducted by Robinson-Humphrey as of such dates.

    The following is a summary of the material factors considered and principal financial analyses performed by Robinson-Humphrey to arrive at its opinion. Robinson-Humphrey analyzed certain financial results and performed certain procedures, including each of the financial analyses described below, and reviewed with the management of River Oaks the assumptions on which such analyses were based and other factors.

    RIVER OAKS' HISTORICAL OPERATING RESULTS AND FINANCIAL CONDITION

    Robinson-Humphrey reviewed River Oaks' historical operating results and current financial condition. Based upon a total equity purchase price of $80.0 million, the equity purchase price represents a multiple of 15.5x net income for the 12-month period ended August 31, 1997. The total purchase price (equity purchase price plus the assumption of debt outstanding and excluding working capital) represents a multiple of 1.3x revenues for the 12-month period ended August 31, 1997, 7.4x earnings before interest, taxes, depreciation and amortization ("EBITDA") for the 12-month period ended August 31, 1997, and 534.6x the number of River Oaks' licensed hospital beds.

    COMPARABLE TRANSACTION ANALYSIS

    Robinson-Humphrey performed an analysis of precedent merger and acquisition transactions involving acute care hospitals in order to obtain a valuation range for River Oaks Common Stock based upon selected transactions in the hospital industry which in Robinson-Humphrey's judgment were deemed to be comparable to the Merger for purposes of this analysis. Robinson-Humphrey reviewed a total of 55 merger and acquisition transactions involving acute care hospitals. Robinson-Humphrey reviewed the total consideration paid in such transactions (total purchase price for equity plus all debt assumed) as a multiple of revenues, EBITDA and the number of licensed hospital beds. For the selected group of precedent transactions reviewed by Robinson-Humphrey, the mean multiple of total consideration to revenues was 1.1x, the mean multiple of total consideration to EBITDA was 7.0x and the mean multiple of consideration to licensed hospital beds was 287.2x.

    COMPARABLE COMPANY ANALYSIS

    Robinson-Humphrey compared selected financial data and market information for selected public companies in the acute care hospital industry. This group included HMA, Columbia HCA Healthcare Corporation, Quorum Health Group Inc., Universal Health Services Inc., and Tenet Healthcare Corp. Robinson-Humphrey recognizes that each of the comparable companies is distinguishable from River Oaks in that they operate multiple hospital facilities in geographically diversified markets, are publicly traded, and have greater size and capital resources than River Oaks.

    For each of the comparable companies, Robinson-Humphrey reviewed the market value of equity of the company, based upon its closing stock price on September 20, 1997, as a multiple of: (i) its net income for the 12-month period ended June 30, 1997, (ii) its projected net income for the year ended December 31, 1997, and (iii) its projected net income for the year ended December 31, 1998. For the five comparable companies, the average multiple of market value of equity to: (i) net income for the 12-month period ended June 30, 1997 was 21.4x,
(ii) projected 1997 net income was 19.6x and (iii) projected 1998 net income was 16.7x. Robinson-Humphrey also reviewed each company's total firm valuation (current market value of equity plus all debt outstanding less any cash held by the company) as a multiple of revenues and EBITDA for the trailing 12 months ended June 30, 1997 and as a multiple of licensed beds. For the five comparable companies, the average multiple of total firm value to: (i) revenues for the 12-month period ended June 30, 1997 was 1.9x, (ii) EBITDA for the 12-month period ended June 30, 1997 was 9.1x, and (iii) licensed beds was 561.6x.

    TRANSACTION HISTORY

    Robinson-Humphrey also took into consideration various other factors including the history of responses and proposals, as communicated to Robinson-Humphrey, that resulted from the discussions that River Oaks' Board of Directors and senior management held with various parties that were interested either in acquiring or merging with River Oaks.

    The summary set forth above does not purport to be a complete description of the analyses performed by Robinson-Humphrey. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Robinson-Humphrey to exercise its professional judgment -- based on its experience and expertise --in considering a wide variety of analyses taken as a whole.

    INFORMATION CONCERNING RIVER OAKS' FINANCIAL ADVISOR

    Robinson-Humphrey is a recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. River Oaks' management selected Robinson-Humphrey because of its expertise and its reputation in the health care field and in the hospital industry in particular. On July 18, 1997, the River Oaks Board of Directors engaged Robinson-Humphrey to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be received by holders of River Oaks Common Stock in a proposed merger transaction with an HMA subsidiary. In connection with River Oaks' engagement of Robinson-Humphrey, River Oaks has paid Robinson-Humphrey a retainer fee of $30,000 at the time of engagement, a fee of $135,000 at the time Robinson-Humphrey rendered its initial opinion and a fee of $135,000 at the time Robinson-Humphrey rendered its subsequent opinion. No fees were paid by River Oaks to Robinson-Humphrey prior to this engagement and no further fees are due Robinson-Humphrey.

              DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT

EFFECTIVE TIME AND CONSEQUENCES

          The Merger Agreement provides that, subject to approval by the shareholders of River Oaks and the satisfaction of certain other conditions, Sub will be merged with and into River Oaks. If the Merger is consummated, the separate corporate existence of Sub will cease, and River Oaks will be the surviving corporation. The Merger will be effective upon the filing of Articles of Merger by the Secretary of State of the State of Mississippi at the Effective Time. The Closing will occur on the earliest date practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement but, except as described below, in no event later than February 1, 1998. Either party may terminate the Merger Agreement if the Closing has not occurred prior to February 1, 1998, except that if the Closing has not occurred at that date because of delays associated with review of the Registration Statement (of which this Proxy Statement/Prospectus forms a part) by the Commission, and provided that the parties continue to use their best efforts to have the Registration Statement declared effective, then the Closing Date will be extended to a date not more than 35 days after the date the Commission agrees that the Registration Statement can be declared effective.

          The descriptions of the terms and conditions of the Merger and the Merger Agreement included in this Proxy Statement/Prospectus are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and which is hereby incorporated herein by reference.

MERGER CONSIDERATION

          The Merger Agreement provides that each outstanding share of River Oaks Common Stock, other than (i) Qualifying Shares (see "Description of the Merger and the Merger Agreement - Election to Retain Qualifying Shares of River Oaks"), and (ii) shares held by shareholders who perfect their dissenters' rights under Mississippi law (see "Dissenters' Rights"), will be converted into the right to receive the Merger Consideration consisting of that number of fully paid and non-assessable shares of HMA Common Stock which results from dividing
(A) $79.285 by (B) the Market Price of HMA Common Stock. For purposes of the Merger Agreement, the "Market Price" means the average of the closing sales price per share of the HMA Common Stock on the NYSE on each trading day during the 30 calendar day period ending on the third trading day preceding the Closing; provided, however, that if no such reported sales of HMA Common Stock take place on a particular trading day, then the average of the reported closing bid and asked prices, regular way, for that trading day will instead be used in calculating the Market Price. On December 5, 1997, the closing price per share reported on the NYSE for HMA Common Stock was $26.125.

          In the event of a stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or similar transaction affecting shares of HMA Common Stock between the date of the Merger Agreement and the Effective Time, the Merger Consideration will be adjusted so that each holder of River Oaks Common Stock will receive in the Merger the amount of HMA Common Stock he would have been entitled to receive had the Effective Time been immediately prior to such event.

EXCHANGE OF RIVER OAKS STOCK CERTIFICATES FOR HMA STOCK CERTIFICATES

          Pursuant to the Merger Agreement, First Union National Bank of North Carolina has been designated the Exchange Agent for the exchange of share certificates. The Merger Agreement provides that HMA will deposit with the Exchange Agent, for the benefit of the holders of River Oaks Common

Stock being exchanged, certificates representing the aggregate Merger Consideration for the shares of River Oaks Common Stock being exchanged. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of River Oaks Common Stock (as of the close of business on third business day preceding the Closing): (i) a letter of transmittal specifying that delivery of River Oaks stock certificates by such holders will be effected and risk of loss and title to such stock certificates will pass, only upon delivery of such certificate to the Exchange Agent; and (ii) instructions regarding the surrender of River Oaks stock certificates in exchange for certificates representing shares of HMA Common Stock. SHAREHOLDERS OF RIVER OAKS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL. Upon surrender of River Oaks stock certificates to the Exchange Agent in accordance with such instructions, the holders of such certificates will be entitled to receive one or more certificates representing the Merger Consideration which such holder has the right to receive, together with a check representing the cash payable to such holder as a result of fractional shares or dividends and distributions, if any, and the River Oaks stock certificates will be cancelled. If a River Oaks stock certificate has been lost, stolen or destroyed, the holder thereof may be required, as a condition precedent to delivery to him of Merger Consideration, to deliver to HMA an affidavit and personal indemnity in such form as HMA may reasonably request with respect to the stock certificate alleged to have been lost, stolen or destroyed.

          Shares of HMA Common Stock issued to River Oaks shareholders upon the surrender for exchange of certificates representing shares of River Oaks Common Stock (including cash paid for fractional shares or dividends and distributions, if any) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of River Oaks Common Stock and, following the Effective Time, there will be no further registration of transfers of shares of River Oaks Common Stock (other than Qualifying Shares and shares held directly or indirectly by HMA). Any portion of the Merger Consideration which has not been distributed to holders of River Oaks stock certificates within six months following the Effective Time will be delivered to HMA on its demand and thereafter holders of such River Oaks stock certificates will look only to HMA for payment of the Merger Consideration and cash to be received for fractional shares or dividends and distributions, if any.

FRACTIONAL SHARES; DIVIDEND AND DISTRIBUTIONS

          No fractional shares of HMA Common Stock will be issued in the Merger. Holders of River Oaks Common Stock who would otherwise be entitled to receive a number of shares of HMA Common Stock that includes a fraction will, in lieu of such fractional share, be entitled to receive cash. The amount of cash payable in lieu of a fractional share will be computed on the basis of the closing sales price (or, if no such reported sale takes place on such day, the average of the reported closing and asked prices regular way) of HMA Common Stock on the NYSE on the first trading day following the Effective Time.

          Holders of River Oaks stock certificates will not be entitled to receive dividends or other distributions declared with respect to HMA Common Stock having a record date prior to the Effective Time. No dividends or other distributions with respect to HMA Common Stock having a record date after the Effective Time will be paid to a holder of River Oaks stock certificates until such holder surrenders such certificates in accordance with the Merger Agreement. Following such surrender, the holder will be paid (i) at the time of such surrender, the amount of any dividends or other distributions having a record date after the Effective Time previously paid with respect to shares of HMA Common Stock, without interest, and (ii) at the appropriate payment date, the amount of any dividends or other distributions having a record date after the Effective Time but before surrender of such River Oaks stock certificates, and having a payment date subsequent to surrender of such certificates, without interest.

ELECTION TO RETAIN QUALIFYING SHARES OF RIVER OAKS

          Subject to all of the conditions and limitations described below, certain Record Holders of River Oaks Common Stock may elect to retain in the Merger ownership of a limited number of Qualifying Shares of River Oaks Common Stock and be minority shareholders of River Oaks for up to five years following the Merger. The conditions and limitations on the retention of Qualifying Shares are as follows:

    (1) FILING OF QUALIFYING SHARES ELECTION: In order to retain Qualifying Shares, a Record Holder must complete, sign and file a Qualifying Shares Election so that it is received by the Secretary of River Oaks no later than 7:00 p.m., local time, on the date of the Special Meeting. Any Qualifying Shares Election received by River Oaks after that time will be void and of no force or effect.

    (2) 1,000-SHARE MINIMUM HOLDING: Only a Record Holder who, either alone or together with his "Aggregation Group," holds as of the Record Date 1,000 or more shares of River Oaks Common Stock may elect to retain ownership of any Qualifying Shares; Record Holders and Aggregation Groups which hold less than 1,000 shares of River Oaks Common Stock have no right to retain any Qualifying Shares. An "Aggregation Group" is any group of the following Record Holders who elect in their Qualifying Shares Election to be an Aggregation Group for these purposes: (a) any Record Holder; (b) such Record Holder's spouse; (c) trusts for the benefit of such Record Holder, his spouse or his children; and
 (d) pension or profit sharing funds or accounts created or controlled by such Record Holder or for his benefit. No one may be a member of more than one Aggregation Group.

    (3) 25% MAXIMUM RETENTION: No Aggregation Group may elect to retain more than 25% of the aggregate number of shares held of record by the members of that Aggregation Group, and no Record Holder may elect to retain more than 25% of the shares held of record by him, except that members of an Aggregation Group may elect in their Qualifying Shares Election that the Qualifying Shares which they might otherwise retain be instead retained by such members of the Aggregation Group and in such relative proportions as is set forth in their Qualifying Shares Election.

    (4) MAXIMUM AGGREGATE NUMBER OF QUALIFYING SHARES; PRORATION: The maximum number of Qualifying Shares which all Record Holders, in the aggregate, may retain may not exceed (a) 151,356 minus (b) the number of shares of River Oaks Common Stock held as of the Record Date by shareholders who have perfected
 their dissenters' rights under Mississippi law.  See "Dissenters' Rights."   If
 Record Holders (including members of Aggregation Groups) duly elect to retain, in the aggregate, more than such maximum number of shares, then each such Record Holder will be allocated a whole number of Qualifying Shares pro rata in the same proportion (but for rounding) as (i) the number of shares of River Oaks Common Stock that he duly elected to retain bears to (ii) the total number of shares of River Oaks Common Stock that all such Record Holders duly elected to retain. In no event will there be any fractional Qualifying Shares.

        (5) REVOCATION OF ELECTION: A Record Holder may revoke his election to retain Qualifying Shares by written notice to River Oaks to that effect, which notice must be received by the Secretary of River Oaks at any time prior to the Effective Time.

Any River Oaks shareholder who does not make a timely and effective Qualifying Shares Election will upon consummation of the Merger receive the Merger Consideration consisting of HMA Common Stock in exchange for all of his River Oaks Common Stock.

EFFECT OF RETAINING QUALIFYING SHARES

    QUALIFYING SHARES NOT FREELY TRADEABLE. The Qualifying Shares have not been, and will not be, registered under the Securities Act and, therefore, may not be sold, transferred, pledged or otherwise disposed of except (i) in transactions with HMA, as described immediately above, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and regulations. After the Effective Time, any transfer of Qualifying Shares is subject to River Oaksreceiving an opinion of counsel satisfactory to it that such transfer is in full compliance with all applicable legal requirements, and each stock certificate representing Qualifying Shares will bear a legend referring to such restrictions on transferability and sale of the Qualifying Shares.

    EXCHANGE OF QUALIFYING SHARES FOR MERGER CONSIDERATION. From the Effective Time until the Fifth Anniversary, Qualifying Shares will be subject to exchange for the HMA Common Stock comprising the Merger Consideration under the following circumstances:

    (i) each Qualifying Shareholder will have the right, exercisable from time to time by written notice received by HMA on or before any February 10, May 10, August 10 or December 10, to exchange on the "Exchange Date" (as hereinafter defined) all or any portion (not less than one whole share) of his Qualifying Shares for the Merger Consideration;

    (ii) if at any time prior to the Fifth Anniversary there is a change in any Legal Requirement (as defined in the Merger Agreement), the result of which is that the ownership of any Qualifying Shares by Qualifying Shareholders becomes a violation of any Legal Requirement or materially interferes with River Oaks' ability to operate or expand the operations of its hospital facilities, then HMA will have the right, exercisable by written notice given to each Qualifying Shareholder, to call all of the outstanding Qualifying Shares in exchange for the Merger Consideration, in which event each Qualifying Shareholder will be obligated to present all of his Qualifying Shares for exchange on the Exchange Date; and

    (iii) on the Fifth Anniversary, by virtue of the Merger and without any action on the part of any Qualifying Shareholder, each issued and outstanding Qualifying Share will be automatically converted into the right to receive the Merger Consideration; as of the Fifth Anniversary, all Qualifying Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any Qualifying Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with the Merger Agreement.

        Qualifying Shares exchanged after the Effective Time will be exchanged substantially in accordance with the procedures set forth in "Description of the Merger and the Merger Agreement -Exchange of River Oaks Stock Certificates for HMA Stock Certificates." All shares of HMA Common

Stock issued upon the surrender for exchange of Qualifying Shares will be deemed to have been issued in full satisfaction of all rights pertaining to the Qualifying Shares, and there will be no further registration of transfers of the Qualifying Shares after the Fifth Anniversary. In the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of HMA Common Stock between the date of the Merger Agreement and any Exchange Date, the Merger Consideration will be appropriately adjusted so that each Qualifying Shareholder will receive for his Qualifying Shares the amount of HMA Common Stock he would have been entitled to receive if such Exchange Date had been immediately prior to such event.

        "Exchange Date" means the earliest practicable date on which registered shares of HMA Common Stock comprising the Merger Consideration may be issued in exchange for Qualifying Shares without violation of any Legal Requirement, including the Securities Act and applicable "Blue Sky" Legal Requirements. HMA has agreed to use its best efforts to cause the Exchange Date to occur within 30 days following the applicable notice date (unless the filing of a post-effective amendment to the Registration Statement or a successor registration statement is required, in which case HMA will prepare and file the same with the Commission within such 30-day period and will use its best efforts to cause the Exchange Date to occur as soon as practicable thereafter) or on the Fifth Anniversary, as the case may be. HMA has agreed that until there are no Qualifying Shares outstanding, it will use its best efforts to maintain the effectiveness of the Registration Statement, or a successor registration statement covering issuance of the Merger Consideration in exchange for the Qualifying Shares, comply with all applicable "Blue Sky" Legal Requirements in connection therewith, and comply in a timely fashion with all of its periodic reporting obligations under the Exchange Act.

    PURCHASE OF QUALIFYING SHARES. Prior to the Fifth Anniversary, each Qualifying Shareholder will have the right, exercisable from time to time on 30 days' written notice to River Oaks, to require River Oaks to purchase all or any portion (not less than one whole share) of his Qualifying Shares for cash at a price equal to: (i) the product of "Agreed EBITDA" multiplied by 6.0; minus
(ii) the amount of any long-term debt, including third-party and intercompany debt, of River Oaks; multiplied by (iii) a fraction, the numerator of which is the number of Qualifying Shares then being sold by such Qualifying Shareholder, and the denominator of which is the total number of shares of capital stock of River Oaks issued and outstanding at the Effective Time (appropriately adjusted in the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of the capital stock of River Oaks since the Effective Time). "Agreed EBITDA" means River Oaks aggregate earnings before depreciation, interest, income taxes, amortization and intercompany management fees for its then most recently completed fiscal year, all determined in accordance with generally accepted accounting principles, except that one-time or prior year adjustments will be eliminated and the effect of acquisitions and divestitures during the year will be annualized.

    CASH DISTRIBUTIONS. For so long as there are any Qualifying Shares outstanding, River Oaks will, to the extent permitted by corporate law, pay to each holder thereof, within 90 days after the close of each fiscal year, an annual cash distribution in an amount equal to: (i) the amount of River Oaks' after-tax profits for that fiscal year (assuming taxation on the basis of River Oaks not being consolidated with HMA's other operations), determined in accordance with generally accepted accounting principles and consistent with the internal accounting of the other hospitals owned and operated by HMA; minus (to the extent not already deducted in arriving at the amount of such after-tax profits) (ii) reasonable deductions for reserves, intercompany management fees, debt payments, capital improvements, replacements and contingencies of River Oaks; multiplied by (iii) a fraction, the numerator of which is the number of Qualifying Shares then held by such Qualifying Shareholder, and the denominator of which is the total number of shares of capital stock of River Oaks issued and outstanding at the Effective Time (appropriately adjusted in the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of the capital stock of River Oaks since the Effective Time).

CONDUCT PENDING MERGER; PRE-CLOSING COVENANTS

    Pursuant to the Merger Agreement, River Oaks has agreed, among other things, that during the period from the date of the Merger Agreement until the Effective Time, except as expressly contemplated or permitted by the Merger Agreement or as otherwise consented to in writing by HMA, it will: (a) carry on its business in substantially the same manner as previously conducted and not make any material change in the personnel, operations, finance, accounting practices or policies or assets of its hospital facilities; (ii) maintain its hospital facilities and all parts thereof in good working order and condition, ordinary wear and tear excepted; (iii) perform all of its obligations under its material agreements and not enter into, amend or terminate any material agreement except in the ordinary course of business; (iv) take all reasonable actions necessary and appropriate to obtain appropriate releases, consents, estoppels and other instruments as HMA may reasonably request; (v) use its best efforts to maintain and preserve its business organization intact, retain employees at its hospital facilities (except for employment terminations in accordance with past practices), maintain relationships with physicians, consistent with the bylaws, rules and regulations of its medical staff, maintain relationships with suppliers, customers and others having business relations with its hospital facilities consistent with the terms of such relationships, and take such other actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations at the Effective Time; (vi) neither make offers of employment to any persons for periods subsequent to the Effective Time (except for offers made in the ordinary course for employment on an at will basis), nor enter into any agreement or arrangement with respect thereto, nor incur or agree to incur any liability not in the ordinary course of business, except for certain offers, agreements and liabilities identified in schedules to the Merger Agreement; (vii) except as set forth in schedules to the Merger Agreement, not incur any indebtedness or guarantee any indebtedness except in the ordinary course of business consistent with past practices, nor issue any debt securities; (viii) not create or assume any mortgage, pledge or other lien or encumbrance upon any of its assets, irrespective of when acquired; (ix) neither make nor authorize any purchase order or capital expenditure in excess of $10,000 except in the ordinary course of business or except as identified in schedules to the Merger Agreement; (x) neither sell, lease, assign nor otherwise transfer or dispose of any assets (other than supplies), except in the ordinary course of business; (xi) not take any other action outside the ordinary course of business that would materially adversely affect the business operations of River Oaks, any of its subsidiaries or its hospital facilities; (xii) not declare or pay any dividends, whether in cash, stock or otherwise, nor make any other distributions in respect of the River Oaks Common Stock; (xiii) not split, combine, reclassify or recapitalize the River Oaks Common Stock, nor issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of River Oaks Common Stock; (xiv) not repurchase or otherwise acquire any shares of River Oaks Common Stock; and (xv) not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock or other securities, except as otherwise set forth in the Merger Agreement.

    In addition, River Oaks has agreed to submit to its shareholders for vote a proposal to amend its Articles of Incorporation prior to the Closing Date to deny shareholders the right to cumulate votes in the election of directors, and has agreed to make no other amendments or proposed amendments to its or its subsidiaries' Articles of Incorporation or Bylaws. See "Amendment of River Oaks Articles of

Incorporation." River Oaks has further agreed that its aggregate, non-ordinary course expenses paid in connection with the Merger Agreement and consummation of the Merger (including fees and expenses paid to River Oaks' directors, officers, attorneys, accountants and advisors, but excluding the costs of surveys and environment audits) from and after July 18, 1997 will not exceed $2.0 million.

CONDITIONS TO THE MERGER

    The respective obligations of HMA and River Oaks to effect the Merger are subject to the satisfaction of the following conditions, among others: (a) the Registration Statement will become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order; (b) the Merger Agreement will have been approved by the affirmative vote of a majority of the shares of River Oaks Common Stock outstanding on the Record Date; (c) the shares of HMA Common Stock issuable to holders of River Oaks Common Stock pursuant to the Merger Agreement will have been authorized for listing on the NYSE upon official notice of issuance; (d) all licenses, franchises, certificates, permits, accreditations, authorizations, consents, orders or approvals of, or registrations, declarations or filing with, or expirations of waiting periods imposed by, any governmental entities the failure to obtain which would have a material adverse effect on the consummation of the Merger will have occurred, been filed or have been obtained, including authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and including state securities permits and other authorizations necessary for HMA to issue the HMA Common Stock in exchange for the River Oaks Common Stock and to consummate the Merger; and (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect.

    The obligations of HMA and Sub to effect the Merger are subject to various additional conditions, including: (a) the accuracy of the representations and warranties made by River Oaks in the Merger Agreement; (b) the performance by River Oaks in all material respects of obligations required to be performed by it under the Merger Agreement; (c) the accuracy and currency of resolutions adopted by the Board of Directors of River Oaks approving of the Merger Agreement and the consummation of the Merger; (d) the filing by River Oaks of the Articles Amendment (see "Amendment of River Oaks Articles of Incorporation"); (e) the existence of all permits necessary or appropriate to permit the use, ownership and operation of its hospital facilities by River Oaks following the Closing in substantially the same manner as conducted by River Oaks immediately prior to the Closing, with all such permits in full force and effect and not subject to any pending or threatened proceedings to revoke, make conditional or adversely modify, limit or otherwise affect the authority, rights, privileges or permissions conveyed thereby; (f) River Oaks having obtained consents or approvals required in order to permit the continuation or succession following the Merger of any obligation, right or interest of River Oaks under any contract, except where failure to obtain such consents or approvals would not have a material adverse effect on River Oaks' operations or financial condition; (g) receipt by HMA of voting agreements and affiliates agreements from directors and certain shareholders of River Oaks (see "Interests of Certain Persons in the Merger"); (h) holders of not more than 10% of the outstanding shares of River Oaks Common Stock having delivered written notices of intent to demand payment for their shares in accordance with Section 79-4-
13.21 of the MBCA (see "Dissenters' Rights"); and (i) receipt by HMA of a legal opinion issued by Baker, Donelson, Bearman & Caldwell, a Professional Corporation, as to certain legal matters set forth in the Merger Agreement.

    The obligations of River Oaks to effect the Merger are subject to various additional conditions including: (a) the accuracy of representations and warranties made by HMA and Sub in the Merger Agreement; (b) the performance by HMA and Sub in all material respects of all obligations required to be performed by each of them under the Merger Agreement; (c) the accuracy and currency of resolutions adopted by the Board of Directors of HMA approving of the Merger Agreement and consummation of the Merger; (d) the receipt by River Oaks of the opinion of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, referred to herein (see "Description of the Merger Agreement and the Merger - Certain Federal Income Tax Consequences"); (e) the receipt by River Oaks of the final form of opinion from Robinson-Humphrey that, as of the date of mailing of this Proxy Statement/Prospectus to the River Oaks shareholders, the consideration to be received in the Merger is fair to River Oaks' shareholders from a financial point of view (see "Background of the Merger and Related Matters - Opinion of River Oaks' Financial Advisor"); and (f) receipt by River Oaks of legal opinions issued by Timothy R. Parry, Esq., Vice President and General Counsel of HMA, and by Harter, Secrest & Emery, counsel to HMA, as to certain legal matters set forth in the Merger Agreement.

TERMINATION; DAMAGES UPON FAILURE TO APPROVE THE MERGER

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the shareholders of River Oaks: (a) by mutual consent of the Boards of Directors of HMA and River Oaks; (b) by HMA or River Oaks if compliance with any condition to its obligations under the Merger Agreement becomes impossible, and such failure of compliance is not waived by the terminating party; (c) by HMA, upon notice to River Oaks, if between the date of the Merger Agreement and the date of Closing there has occurred (or been discovered) any event, condition or change in the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of River Oaks and its subsidiaries (other than events, conditions and changes affecting the hospital industry as a whole or the hospital industry in the State of Mississippi, or changes in income resulting from business operations in the ordinary course), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the value of River Oaks, any of its subsidiaries, any of its hospital facilities or any of their respective assets, and the reasonably anticipated aggregate ongoing effect of such events, conditions and changes on the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of River Oaks subsequent to Closing exceeds $1.5 million; (d) by River Oaks if the Market Price is greater than $31.00 (unless HMA agrees to proceed to Closing at a Market Price of $31.00, in which event the Merger Consideration will be determined based on a Market Price of $31.00); (e) by HMA if the Market Price is less than $22.00 (unless River Oaks agrees to proceed to Closing at a Market Price of $22.00, in which event the Merger Consideration will be determined based on a Market Price of $22.00); or (f) by either party, upon notice to the other, at any time after February 1, 1998, except that if the parties' failure to reach Closing by such date is the result of delay associated with review by the Commission of the Registration Statement of which this Proxy Statement/Prospectus forms a part, and on the condition that the parties continue to use their best efforts to have the Registration Statement declared effective, then the parties have agreed to extend such date to a date not more than 35 days after the date the Commission agrees that the Registration Statement can be declared effective, in which event such later date will be the applicable date for purposes of terminating the Merger Agreement.

    The Merger Agreement provides for the payment by River Oaks to HMA of $2.0 million in liquidated damages in the event the shareholders of River Oaks fail to approve the Merger Agreement at the Special Meeting. The Merger Agreement further provides for the payment by River Oaks to

HMA of $2.0 million in liquidated damages in the event that the Board of Directors of River Oaks concludes in good faith, based on written advice of independent outside counsel and after consultation with its financial advisors, that it is necessary, in order to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks under applicable law, to withdraw, modify or condition its recommendation to the shareholders of River Oaks that they approve the Merger Agreement and the consummation of the Merger, provided the Merger fails to be consummated and within one year from the date of the Special Meeting, River Oaks publicly announces, executes a definitive agreement for or closes a transaction with another party providing for the acquisition of River Oaks.

NO SOLICITATION OF OTHER TRANSACTIONS

    The Merger Agreement provides that River Oaks will not, nor will it permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by any of its subsidiaries to, initiate, solicit, encourage (by way of furnishing non-public information or otherwise), negotiate or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business or assets of River Oaks, or a controlling portion of the capital stock of River Oaks, whether by merger, consolidation, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (each an "Acquisition Transaction"), nor entertain, agree to, endorse, or participate in any discussions or negotiations or recommend any Acquisition Transaction, except if River Oaks' Board of Directors concludes in good faith, based on written advice of independent outside counsel and after consultation with its financial advisors, that taking such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks under applicable law. In the event that any inquiries, proposals or offers related to Acquisition Transactions are received, River Oaks has agreed to promptly inform HMA as to that fact and furnish to HMA specific information related thereto.

CERTAIN COVENANTS FOLLOWING THE MERGER

    The Merger Agreement provides that, for a period of at least five years following the Closing, the Board of Directors of River Oaks will consist of seven directors, (i) four of whom will be elected by HMA, and (ii) three of whom will be Glen C. Warren, M.D., George W. Truett, M.D. and Walter R. Shelton, M.D (or a successor chosen by them). HMA has specifically agreed to vote its shares of River Oaks in favor of the election of those three individuals as directors. In addition, HMA has agreed that River Oaks will establish a Board of Trustees, to consist of representatives of the Board of Directors of River Oaks, the medical staff of the hospital facilities, members of the community and HMA. The Merger Agreement provides that the initial Board of Trustees will include Howard
B. Cheek, M.D., as Moderator, Cindy Haden Wright, M.D., Glenn F. Morris, M.D., William E. Bowlus, M.D. and Charles C. Bush, M.D. The responsibility of the Board of Trustees will include: (a) acting on behalf of River Oaks for the purpose of granting medical staff privileges to physicians and other members of the medical staff; (b) establishing and maintaining accreditation and meeting accrediting agency requirements relating to medical staff credentials, quality assurance and oversight of hospital responsibility; (c) amending River Oaks' medical staff bylaws, rules and regulations; (d) promoting community involvement and community service; (e) reviewing River Oaks' operating and capital budget for each fiscal year and making recommendations to the Board of Directors with respect thereto; (f) providing support and advice to the chief executive officer of River Oaks with respect to operational issues; and (g) assisting and advising River Oaks and HMA in the development of hospital policy.

    The Merger Agreement provides that River Oaks will continue to use the name "River Oaks Hospital" as the name of its acute care hospital facility for at least five years following the Closing. In addition, HMA has agreed that appropriate capital and management resources, as determined in the reasonable judgment in the Board of Directors of River Oaks and pursuant to customary capital expenditure processes, are committed to the continued growth and expansion of services and facilities at River Oaks' hospital facilities.

    Subject to certain limitations set forth in the Merger Agreement, HMA and River Oaks have agreed to indemnify directors, officers, employees and fiduciaries of River Oaks and its subsidiaries against certain liabilities arising in connection with the Merger Agreement and the consummation of the Merger. See "Interests of Certain Persons in the Merger."

ACCOUNTING TREATMENT

    HMA intends to account for the Merger under the purchase method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax discussion set forth below represents a summary of the opinion of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, counsel to River Oaks. It may not be applicable to a shareholder who acquired his shares of River Oaks Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. River Oaks shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

    GENERAL. It is intended that, for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by either HMA or River Oaks as a result of the Merger; (b) no gain or loss will be recognized by River Oaks shareholders upon the receipt of HMA Common Stock in exchange for River Oaks Common Stock in connection with the Merger (except as discussed below with respect to (i) Qualifying Shares, as to which no opinion is expressed, (ii) the tax consequences of a subsequent sale for cash or exchange of HMA Common Stock, and (iii) cash received in lieu of a fractional share interest in HMA Common Stock); (c) the tax basis of the HMA Common Stock to be received by River Oaks shareholders in connection with the Merger will be the same as the basis in River Oaks Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (d) the holding period of the HMA Common Stock to be received by River Oaks shareholders in connection with the Merger will include the holding period of River Oaks Common Stock surrendered in exchange therefor, provided that River Oaks Common Stock is held as a capital asset at the Effective Date. The opinion will rely on certificates of the officers of HMA and River Oaks making certain factual representations affecting the qualification of the Merger as a tax-deferred reorganization, including representations regarding the continuation of stock ownership in HMA by the former River Oaks shareholders. Consummation of the Merger is dependent upon, among other conditions, receipt by River Oaks of an opinion of counsel, dated as of the Closing Date, substantially to this effect.

    CONSEQUENCES OF RETENTION OF QUALIFYING SHARES. To the extent that a River Oaks shareholder elects to retain Qualifying Shares of River Oaks, the shareholder will not be deemed to have made any sale or other disposition of such Qualifying Shares which would require the realization of gain or loss under
Section 1001 of the Code. The tax basis and holding period of Qualifying Shares will continue to be the same after the Merger as they were before the Merger. No opinion is expressed as to the tax consequences of any subsequent exchange of the Qualifying Shares for HMA Common Stock or any subsequent sale of the Qualifying Shares for cash. Any subsequent disposition of the Qualifying Shares, whether in exchange for HMA Common Stock on or before the Fifth Anniversary or for cash, is likely to be a taxable transaction requiring the realization of gain or loss at the time of the disposition.

    CONSEQUENCES OF RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES. A River Oaks shareholder who is entitled to receive cash in lieu of a fractional share interest of HMA Common Stock in connection with the Merger will recognize, as of the Effective Date, gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain (or loss) recognized will be capital gain (or loss) if River Oaks Common Stock is held by such shareholder as a capital asset at the Effective Date.

    CASH RECEIVED BY SHAREHOLDERS WHO DISSENT. A shareholder of River Oaks who perfects his dissenters' right under the laws of the State of Mississippi (see "Dissenters' Rights") and who receives a payment in cash of the fair value of his shares of River Oaks Common Stock will generally be treated as having received such payment in complete redemption of such stock under Section 302(b)(3) of the Code. In general, if the shares of River Oaks Common Stock are held by the shareholder as a capital asset at the Effective Date, the shareholder will recognize capital gain or loss measured by the difference between the amount of cash received by the shareholder and the basis for such shares. However, this general rule is subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318, and the treatment of each dissenting shareholder of River Oaks will depend on his individual circumstances. Each shareholder who contemplates exercising his dissenters' rights should consult his own tax advisor as to the possibility that any payment to him will be treated as dividend income.

    NO IRS RULINGS. The parties do not intend to request a ruling from the United States Internal Revenue Service (the "IRS") regarding the federal income tax consequences of the Merger. An opinion of counsel will be furnished to River Oaks shareholders stating that the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, but any such opinion of counsel is not binding on the IRS.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the United States Federal Trade Commission (the "FTC"), certain acquisition transactions, including the Merger, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice, and certain waiting period requirements have been satisfied. Pursuant to the HSR Act, on December ___, 1997, HMA and River Oaks each filed a Notification and Report Form with the FTC and the Antitrust Division for review in connection with the Merger. Notwithstanding any expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the Antitrust Division or private parties and state attorneys general could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HMA of all or any part of the stock or assets of River Oaks. Although HMA and River Oaks know of no grounds for such injunction or divestiture, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or that, if such a challenge is made, it would not be successful.

EMPLOYMENT MATTERS

    Pursuant to the Merger Agreement, HMA has agreed to assure that on the Closing Date, River Oaks will offer retention to the River Oaks medical staff, including any physician employees, with the same privileges (subject to then applicable medical staff bylaws) offered to all physicians on the medical staff. HMA has further agreed to assure that on the Closing Date, River Oaks will continue the employment on an at will basis of all employees, including management staff, of River Oaks on the day immediately preceding the Closing Date and will offer to each such employee (i) substantially the same compensation and terms and conditions of employment as were in effect for him immediately preceding the Closing, and (ii) a standard employee benefit package which is comparable to the benefits provided to employees at other HMA facilities. HMA has agreed that after the Closing Date, River Oaks will honor its existing employment agreement with John J. Cleary, the current Chief Executive Officer of River Oaks. River Oaks will retain the right to change or terminate any such benefits and any such policies and procedures at any time as it deems appropriate in its sole discretion. The Merger Agreement provides that River Oaks employees immediately preceding the Closing Date will be given full credit for all service with River Oaks, as if such service had been with HMA and its affiliates, for purposes of eligibility to participate in, vesting and payment of benefits under (but not for purposes of determining the amount of any benefit under) HMA's 401(k) plan and any other employee benefit plan maintained by River Oaks, as permitted by law and the terms of each such plan. The Merger Agreement further provides that if a River Oaks employee who held the position of Executive Vice President or higher on the Closing Date and did not have a written employment contract with River Oaks immediately prior to the date of the Merger Agreement is discharged without cause within 12 months after the Closing Date, he will be paid severance in an amount equal to 150 calendar days' compensation at the rate paid to him immediately preceding the Closing Date.


                RESALE OF HMA COMMON STOCK ISSUED IN THE MERGER

    Shares of HMA Common Stock to be issued to shareholders of River Oaks in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any person who, at the time of the Special Meeting, may be deemed to be an affiliate of River Oaks within the meaning of Rule 145 under the Securities Act. In general, affiliates of River Oaks include its executive officers and directors and any other person or entity who controls, is controlled by or is under common control with River Oaks. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by affiliates in connection with certain reclassifications, mergers, consolidations or asset transfers. HMA Common Stock received by affiliates of River Oaks in the Merger will be subject to the applicable resale limitations of Rule 145.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                  (Unaudited)

    The following unaudited pro forma condensed consolidated balance sheet gives effect to the financial position of the combined entity at September 30, 1997, as if the acquisition of River Oaks had occurred as of September 30, 1997. Such financial position is not necessarily indicative of the financial position of the combined entity as it may be in the future, or as it might have been had the Merger been effective as of September 30, 1997. The pro forma information should be read in conjunction with the financial statements of River Oaks contained elsewhere herein.

                                      Health           River Oaks
                                    Management       Hospital, Inc.                    Pro Forma
                                 Associates, Inc.   and Subsidiaries                    Combined
                                   Balance Sheet      Balance Sheet                  Balance Sheet
                                   September 30,      September 30,     Pro Forma    September 30,
                                       1997               1997         Adjustments        1997
                                 -----------------  -----------------  ------------  --------------
                                                           (In thousands)
ASSETS
------
Current assets:
    Cash and investments.......         $  67,381           $  1,572         -           $  68,953
Receivables--net...............           132,896             17,481         -             150,377
Funds held by trustee..........             1,225                  -         -               1,225
Income taxes--receivable and
deferred.......................            13,039              1,350         -              14,389
Other..........................            21,589              3,231         -              24,820
                                        ---------           --------   -------       -------------
       Total current assets....           236,130             23,634         -             259,764

Property, plant and equipment..           613,752             56,228   $27,772  [B]        697,752
Less depreciation
and amortization...............          (141,033)           (23,963)   23,963  [B]       (141,033)
                                        ---------           --------   -------       -------------
      Net property, plant
      and equipment............           472,719             32,265    51,735             556,719

Other assets:
Funds held by trustee..........               944                 92         -               1,036
Deferred charges and
   other assets................            17,768              9,214    34,446  [B]         61,428
                                        ---------           --------   -------       -------------

      Total other assets.......            18,712              9,306    34,446              62,464
                                        ---------           --------   -------       -------------

                                        $ 727,561           $ 65,205   $86,181           $ 878,947
                                        =========           ========   =======       =============

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                  (Continued)


                                             Health              River Oaks
                                           Management           Hospital, Inc.                     Pro Forma
                                        Associates, Inc.       and Subsidiaries                     Combined
                                         Balance Sheet          Balance Sheet                     Balance Sheet
                                         September 30,           September 30,        Pro Forma   September 30,
                                              1997                  1997             Adjustments      1997
                                        ----------------  -------------------------  -----------  -------------
                                                                    (In thousands)

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
   Accounts payable...................          $ 33,943        $  2,906         -                     $ 36,849
   Accrued expenses and
     other liabilities................            37,453           3,555  $  2,500   [B]                 43,508
   Current maturities of long
      term debt.......................             8,263          26,440         -                       34,703
    Income taxes--currently payable
      and deferred....................             3,221           1,230         -                        4,451
                                                --------        --------  --------                -------------


    Total current liabilities.........            82,880          34,131     2,500                      119,511

Deferred income taxes.................            18,699             854    22,500   [C]                 42,053
Long term debt........................            49,650          11,401         -                       61,051
Other liabilities.....................            16,112               -         -                       16,112

Shareholders' equity:
    Preferred stock...................                 -               -         -                            -
    Common stock......................             1,627           1,000      (967)  [A]                  1,660
    Additional paid-in capital........           182,780           1,606    78,361   [A]                262,747
    Retained earnings.................           375,813          16,213   (16,213)  [A]                375,813
                                                --------        --------  --------                -------------

    Total shareholders' equity........           560,220          18,819    61,181                      640,220
                                                --------        --------  --------                -------------

                                                $727,561        $ 65,205  $ 86,181                     $878,947
                                                ========        ========  ========                =============

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                  (Continued)


Pursuant to the Merger Agreement, which is to be accounted for as a purchase of a business, the pro forma adjustments are as follows (in thousands):

[A] To eliminate the River Oaks equity accounts, and record the issuance of HMA Common Stock issued (based upon an assumed Market Price per share of $24). This adjustment also assumes that no Qualifying Shares are retained by River Oaks shareholders.

                                           Additional
                                 Common     Paid-in     Retained
                                 Stock      Capital     Earnings
                              ------------ ----------- ----------
Eliminate subsidiary capital     $(1,000)     $(1,606)   $(16,213)
Issuance of common stock              33       79,967           -
                              ------------ ----------- ----------
                                 $  (967)     $78,361    $(16,213)
                              ============ =========== ==========

[B] To adjust the carrying amount of the acquired subsidiary's assets, based upon the total consideration and an initial assessment of values by management of HMA.


                         Property,
                         Plant and   Accumulated
                         Equipment   Depreciation    Goodwill
                       ------------ --------------- ---------
Adjust assets values        $27,772       $(23,963)   $ 9,446
Costs of acquisition              -              -      2,500
Adjust deferred taxes             -              -     22,500
                       ------------ --------------- ---------
     (see [C] below)        $27,772       $(23,963)   $34,446
                       ============ =============== =========


[C] To adjust deferred taxes for the non-deductible depreciation resulting from the write-up of property, plant and equipment; also included in [B] above.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     For the year ended September 30, 1996
                                  (Unaudited)

     The following unaudited pro forma combined condensed consolidated statement of income gives effect to the results of operations of HMA for the year ended September 30, 1996, as if the acquisition of River Oaks had occurred as of October 1, 1995. These results are not necessarily indicative of the results of operations of the combined entity as it may be in the future, or as it might have been had the Merger been effective as of October 1, 1995. The pro forma information should be read in conjunction with the financial statements of River Oaks contained elsewhere herein and the consolidated financial statements of HMA incorporated herein by reference.


                                         Health          River Oaks                         Pro
                                       Management      Hospital, Inc.                      Forma
                                    Associates, Inc.  and Subsidiaries                   Combined
                                       Year Ended        Year Ended                     Year Ended
                                     September 30,     September 30,      Pro Forma    September 30,
                                          1996              1996         Adjustments       1996
                                    ----------------  ----------------  -------------  -------------
                                               (In thousands, except per share data)

Net revenue.......................          $714,317           $82,723        -             $797,040

Costs and expenses:
  Salaries, benefits, supplies
  and expenses....................           545,218            73,307        -              618,525
  Depreciation and  amortization..            27,173             4,056  $ 1,183   [A]         32,412
  Interest expense................             3,515             4,483        -                7,998
                                            --------           -------  -------        -------------

    Total costs and expenses......           575,906            81,846    1,183              658,935
                                            --------           -------  -------        -------------

Income before income taxes........           138,411               877   (1,183)             138,105

Provision (benefit) for
income taxes......................            54,325               352     (816)  [B]         53,861
                                            --------           -------  -------        -------------

Net income........................          $ 84,086           $   525  $  (367)            $ 84,244
                                            ========           =======  =======        =============

Net income per share..............              $.51                                            $.50
                                            ========                                   =============

Weighted average number
 of shares........................           165,674                      3,333   [C]        169,007
                                            ========                    =======        =============

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     For the year ended September 30, 1996
                                  (Continued)


Pro forma adjustments for the year ended September 30, 1996 are as follows (in thousands):


[A] The following pro forma adjustment reflects the estimated effect on depreciation and amortization expense that would have been required had the acquisition occurred October 1, 1995.

        Depreciation and amortization expense as reported .......... $ 4,056
        Depreciation and amortization expense as adjusted ..........   5,239
                                                                     -------

                                                                     $ 1,183
                                                                     =======


[B]  Decrease in income taxes based on pro forma adjustments.

[C] Shares of HMA Common Stock of the Company issued to consummate the transaction (based upon an assumed Market Price per share of $24). This adjustment also assumes that no Qualifying Shares are retained by River Oaks shareholders.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     For the year ended September 30, 1997
                                  (Unaudited)

     The following unaudited pro forma combined condensed consolidated statement of income gives effect to the results of operations of HMA for the year ended September 30, 1997, as if the acquisition of River Oaks had occurred as of October 1, 1996. These results are not necessarily indicative of the results of operations of the combined entity as it may be in the future, or as it might have been had the Merger been effective as of October 1, 1996. The pro forma information should be read in conjunction with the financial statements of River Oaks contained elsewhere herein and the consolidated financial statements of HMA incorporated herein by reference.

                                      Health          River Oaks
                                    Management      Hospital, Inc.                        Pro Forma
                                 Associates, Inc.  and Subsidiaries                       Combined
                                       Year              Year                               Year
                                      Ended             Ended                               Ended
                                  September 30,     September 30,        Pro Forma      September 30,
                                       1997              1997           Adjustments         1997
                                 ----------------  ----------------  -----------------  -------------
                                               (In thousands, except per share data)

Net revenue....................          $895,482           $90,548             -           $986,030

Costs and expenses:
 Salaries, benefits, supplies
    and expenses...............           676,900            73,624             -            750,524
 Depreciation and amortization.            36,561             4,344        $  895             41,800
 Interest expense..............             3,712             3,700             -              7,412
                                         --------           -------        ------          ---------

    Total costs and expenses...           717,173            81,668           895            799,736
                                         --------           -------        ------          ---------

Income before income taxes.....           178,309             8,880          (895)           186,294

Provision (benefit) for
   income taxes................            69,987             3,620          (486)  [B]       73,121
                                         --------           -------        ------          ---------

Net income.....................          $108,322           $ 5,260        $ (409)          $113,173
                                         ========           =======        ======          =========

Net income per share...........              $.65                                               $.66
                                         ========                                          =========

Weighted average number
  of shares                               167,798                           3,333   [C]      171,131
                                         ========                   =============           ========

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     For the year ended September 30, 1997
                                  (Continued)


Pro forma adjustments for the year ended September 30, 1997 are as follows (in thousands):

[A] The following pro forma adjustment reflects the estimated effect on depreciation expense that would have been required had the acquisition occurred October 1, 1996:

     Depreciation and amortization expense as reported .......  $4,344
     Depreciation and amortization expense as adjusted .......   5,239
                                                                ------

                                                                $  895
                                                                ======

[B]  Decrease in income taxes as a result of pro forma adjustments.

[C] Shares of HMA Common Stock issued to consummate the transaction (based upon an assumed Market Price per share of $24). This adjustment also assumes that no Qualifying Shares are retained by River Oaks shareholders.

               AMENDMENT OF RIVER OAKS ARTICLES OF INCORPORATION

    The River Oaks Board of Directors has unanimously approved the Articles Amendment which provides that River Oaks shareholders shall not have the right to cumulate votes in the election of directors.

    Cumulative voting permits a holder of shares of stock entitled to vote in the election of directors to vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of his shares by the number of candidates to be elected and allocate those votes among as many of the nominees for director as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

    Under Mississippi law, the shareholders of a corporation are entitled to cumulative voting rights in the election of directors unless specifically provided otherwise in a corporation's articles of incorporation. The Board of Directors has proposed to eliminate the statutory cumulative voting provision by adopting an amendment to the Articles of Incorporation of River Oaks. The Merger Agreement requires, as a condition to HMA's obligations thereunder, that River Oaks amends the Articles of Incorporation so as to deny the statutory cumulative voting rights. Without cumulative voting, HMA's ownership of at least 85% of River Oaks Common Stock after the Merger will enable it to elect River Oaks' entire Board of Directors, subject to its contractual obligation to elect for a period of at least five years following the Closing Date certain River Oaks shareholders to three seats on the seven-member Board. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger." The Board of Directors believes that eliminating the right to cumulate votes in the election of directors reduces the risk that one or more persons would seek to acquire a minority ownership in River Oaks with a view toward obtaining a seat on the Board of Directors to represent specific interests. The Board believes that such an effort, if successful, could negatively affect the Board's ability to effectively conduct the affairs of River Oaks' business.

    The affirmative vote of the holders of a majority of the outstanding shares of River Oaks Common Stock is required for approval of this proposal. IN THE EVENT THAT THIS PROPOSAL IS NOT APPROVED BY THE REQUISITE VOTE OF RIVER OAKS SHAREHOLDERS, CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS WILL STILL BE AVAILABLE TO SHAREHOLDERS OF RIVER OAKS AND THE CONDITION TO HMA'S OBLIGATIONS UNDER THE MERGER AGREEMENT WILL NOT BE FULFILLED, THUS PERMITTING HMA TO TERMINATE THE MERGER AGREEMENT.


                              THE SPECIAL MEETING

GENERAL INFORMATION; PURPOSE OF THE SPECIAL MEETING

    The Special Meeting will be held at [location], on [meeting date] at 6:00 p.m., local time, to consider and to vote upon (i) approval of the Merger Agreement and (ii) approval of the Articles Amendment which denies shareholders the right to cumulate votes in the election of directors.

    The Board of Directors of River Oaks has approved the Merger Agreement and the transactions contemplated thereby and has determined that such transactions are in the best interests of River Oaks and its shareholders. The Board of Directors of River Oaks has further approved the Articles Amendment which denies shareholders the right to cumulate votes in the election of directors and has determined that the Articles Amendment is in the best interests of River Oaks and its shareholders. THE BOARD OF DIRECTORS OF RIVER OAKS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF RIVER OAKS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE ARTICLES AMENDMENT.

RECORD DATE; SHARES ENTITLED TO VOTE

    Only shareholders of record of River Oaks at the close of business on the Record Date, [record date], will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 1,000,415 shares of River Oaks Common Stock outstanding and entitled to vote at the Special Meeting. Each holder of shares of River Oaks Common Stock outstanding on the Record Date is entitled to one vote for each such share so held, exercisable in person or by properly executed and delivered proxy, at the Special Meeting. The presence of the holders of at least a majority of River Oaks Common Stock outstanding on the Record Date, whether present in person or by properly executed and delivered proxy, will constitute a quorum for the transaction of business at the Special Meeting.

VOTE REQUIRED

    The affirmative vote of the holders of record of a least a majority of the outstanding River Oaks Common Stock entitled to vote at the Special Meeting is necessary to approve the Merger Agreement and to approve the Articles Amendment. As of the Record Date, the members of the Board of Directors of River Oaks had the right to vote an aggregate of 110,708 shares of River Oaks Common Stock, representing approximately 11.1% of River Oaks Common Stock outstanding. Pursuant to the Merger Agreement, each member of River Oaks Board of Directors has agreed to vote all shares of River Oaks Common Stock which such director is entitled to vote, directly or indirectly, in favor of approval of the Merger Agreement, and has further agreed not to transfer or otherwise dispose of any shares of River Oaks Common Stock which such director is entitled to vote, directly or indirectly, unless the transferee of such shares agrees in writing to such voting agreement. See "Interests of Certain Persons in the Merger." Abstentions cast in person at the Special Meeting will be tallied as votes having been made and will not be treated as affirmative votes. A broker non-vote has no effect on the vote for or against a specified matter.

VOTING AND REVOCATION OF PROXIES

    River Oaks shareholders are requested to complete and sign the accompanying form of Proxy and return it promptly to River Oaks in the enclosed postage-paid envelope. When the accompanying form of Proxy is returned properly executed, the shares of River Oaks Common Stock represented thereby will be voted at the Special Meeting in accordance with the instructions contained therein. If a proxy is executed and returned without an indication as to how the shares of River Oaks Common Stock represented thereby are to be voted, such River Oaks Common Stock will be voted FOR approval of the Merger Agreement and FOR approval of the Articles Amendment.

    Any shareholder of River Oaks giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Special Meeting. A later-dated proxy or written notice of revocation given to the Secretary of River Oaks prior to the vote at the Special Meeting will serve to revoke such proxy. Also, a shareholder of River Oaks who attends the Special Meeting in person may, if he wishes, vote by ballot at the Special Meeting, thereby cancelling any proxy previously given. Mere presence at the Special Meeting will not serve to revoke any proxy previously given.

OTHER MATTERS TO BE CONSIDERED

    The Board of Directors of River Oaks is not aware of any other matter which will be brought before the Special Meeting. If, however, other matters are presented which relate to the Merger or the approval of the Articles Amendment, proxies will be voted in accordance with the discretion of the holders of such proxies. Pursuant to River Oaks' Bylaws and the MBCA, only business within the purposes described in the Notice of Special Meeting which accompanies this Proxy Statement/Prospectus may be conducted at the Special Meeting.

SOLICITATION OF PROXIES

    The cost of soliciting proxies from holders of River Oaks Common Stock will be borne by River Oaks. In addition to the use of the mails, proxies may be solicited by persons regularly employed by River Oaks by personal interview, telephone and other telecommunication device. Such persons will receive no additional compensation for such services, but will be reimbursed by River Oaks for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of River Oaks Common Stock held of record by such persons, and River Oaks may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.


                               DISSENTERS' RIGHTS

    Any shareholder of River Oaks entitled to vote on approval of the Merger Agreement has the right to receive payment of the fair value of his shares of River Oaks Common Stock upon compliance with Sections 79-4-13.21 and 79-4-13.23 of the MBCA. A shareholder may not dissent as to less than all of the shares that he beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his behalf must submit to River Oaks the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights. Any River Oaks shareholder intending to enforce this right must not vote in favor of approval of the Merger Agreement and must file a written notice of his intent to demand payment for his shares (the "Objection Notice") with the Secretary of River Oaks either before the Special Meeting or before the vote is taken at the Special Meeting. The Objection Notice must state that the shareholder intends to demand payment for his shares of River Oaks Common Stock if the Merger is effected. A vote against approval of the Merger Agreement will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 79-4-13.21 of the MBCA. A failure to vote will not constitute a waiver of dissenters' rights as long as the requirements of Sections 79-4-13.01 through 79-4-13.31 of the MBCA are complied with. However, ANY SHAREHOLDER WHO EXECUTES A PROXY AND WHO DESIRES TO EFFECT HIS DISSENTERS' RIGHTS MUST MARK THE PROXY "AGAINST" THE PROPOSAL RELATING TO APPROVAL OF THE MERGER AGREEMENT BECAUSE IF THE PROXY IS LEFT BLANK, IT WILL BE VOTED "FOR" THE PROPOSAL RELATING TO APPROVAL OF THE MERGER AGREEMENT.

    If the Merger Agreement is approved by River Oaks' shareholders at the Special Meeting, each shareholder who has filed an Objection Notice will be notified by River Oaks of such approval within 10 days of the Effective Time (the "Dissenters' Notice"). The Dissenters' Notice will (i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and where and when they must (b) deposit their River Oaks Common Stock certificates,
(ii) inform holders of uncertificated shares of River Oaks Common Stock of the extent of any restrictions on the transferability of such shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger, (iv) set a date by which River Oaks must receive the Payment Demand, which may not be fewer than 30 or more than 60 days after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Sections 79-4-13.01 through 79-4-13.31 of the MBCA. Within the time prescribed in the Dissenters' Notice, a shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he acquired beneficial ownership of the shares of River Oaks Common Stock before October 29, 1997, (the date of the first public announcement of the terms of the Merger Agreement), and deposit his River Oaks Common Stock certificate in accordance with the terms of the Dissenters' Notice. Upon filing the Payment Demand and depositing the certificates, the shareholder will retain all other rights of a shareholder until these rights are cancelled or modified by consummation of the Merger. FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE SHAREHOLDER TO LOSE HIS DISSENTERS' RIGHTS TO PAYMENT FOR THE SHARES. CONSEQUENTLY, ANY RIVER OAKS SHAREHOLDER WHO DESIRES TO EXERCISE HIS RIGHTS TO PAYMENT FOR HIS SHARES IS URGED TO CONSULT HIS LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

    As soon as the Merger is consummated, or upon receipt of a Payment Demand, River Oaks will, pursuant to Section 79-4-13.25, pay to each dissenting shareholder who has complied with the requirements of Section 79-4-13.23 of the MBCA the amount that River Oaks estimates to be the fair value of the shares of River Oaks Common Stock, plus accrued interest. Section 79-4-13.25 of the MBCA requires the payment to be accompanied by (i) certain of River Oaks' financial statements, (ii) a statement of River Oaks' estimate of fair value of the shares and explanation of how interest was calculated, (iii) notification of rights to demand payment, and (iv) a copy of Sections 79-4-13.01 through 79-4-13.31 of the MBCA. As authorized by Section 79-4-13.27, River Oaks intends to delay any payments with respect to any shares (the "after-acquired shares") held by a dissenting shareholder which were not held by such shareholder on October 29, 1997, the date of the first public announcement of the terms of the Merger Agreement. When payments are so withheld, Sections 79-4-13.27(b) and 79-4-13.28(a) will require River Oaks, after the Merger, to send to the holder of the after-acquired shares an offer to pay the holder an amount equal to River Oaks' estimate of their fair value plus accrued interest, together with an explanation of the calculation of interest and a statement of the holder's right to demand payment under Section 79-4-13.28.

    If the Merger is not consummated within 60 days after the date set for demanding payment and depositing certificates, River Oaks will return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited certificates and releasing transfer restrictions, the Merger is consummated, River Oaks must send a new Dissenters' Notice and repeat the payment demand procedure described above.

    If the dissenting shareholder believes that the amount paid by River Oaks pursuant to Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is calculated incorrectly, or if River Oaks fails to make payment (or, if the Merger has not been consummated, River Oaks does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares) within 60 days after the date set in the Dissenters' Notice, then the dissenting shareholder may, within 30 days after (i) River Oaks made or offered payment for the shares or failed to pay for the shares or (ii) River Oaks failed to return deposited certificates or release restriction on uncertificated shares timely, notify River Oaks in writing of his own estimate of the fair value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). FAILURE TO NOTIFY RIVER OAKS IN WRITING OF A DEMAND FOR PAYMENT WITHIN 30 DAYS AFTER RIVER OAKS MADE OR OFFERED PAYMENT FOR SUCH SHARES WILL CONSTITUTE A WAIVER OF THE RIGHT TO DEMAND PAYMENT.

    If River Oaks and the dissenting shareholder cannot agree on a fair price within 60 days after River Oaks receives such a demand for payment, the MBCA provides that River Oaks will institute judicial proceedings in the Mississippi Chancery Court in Rankin County (the "Court") to fix (i) the fair value of the shares immediately before consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable and (ii) the accrued interest. The "fair value" of River Oaks Common Stock could be more than, the same as, or less than the value of the Merger Consideration. River Oaks must make all dissenters whose demands remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus interest, exceeds the amount paid by River Oaks or for the fair value, plus accrued interest, of his after-acquired shares for which River Oaks elected to withhold payment. If River Oaks does not institute such proceeding within such 60 day period, River Oaks shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

    The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser but excluding fees and expenses of counsel and experts) against River Oaks, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may assess fees and expenses of counsel and experts in amounts the Court finds equitable:
(i) against River Oaks if the Court finds that River Oaks did not substantially comply with the relevant requirements of the MBCA or (ii) against either River Oaks or any dissenting shareholder if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the Court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters and that the fees of such counsel should be assessed against River Oaks, the Court may award reasonable fees to such counsel to be paid out of amounts awarded to benefitted dissenters.

    THE FOREGOING SUMMARY OF THE APPLICABLE PROVISIONS OF SECTIONS 79-4-13.01 THROUGH 79-4-13.31 OF THE MBCA IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.


                      PRINCIPAL SHAREHOLDERS OF RIVER OAKS

    The following table sets forth as of November 20, 1997, based on the shareholder records of River Oaks, certain information concerning shares of River Oaks Common Stock beneficially owned by each current director of River Oaks and all current directors and executive officers of River Oaks as a group. No shareholder is known by River Oaks to own beneficially more than 5% of the River Oaks Common Stock.



                                     RIVER OAKS COMMON STOCK
                                     BENEFICIALLY OWNED (1)
                                  --------------------------
             NAME OF                    NO. OF       PERCENT
         BENEFICIAL OWNER               SHARES      OF CLASS
------------------------------------------------------------
William E. Bowlus, M.D.                4,000   (2)         -
Charles C. Bush, Jr., M.D.             5,600               -
Howard B. Cheek, M.D.                 22,025             2.2%
Glenn F. Morris, M.D.                 12,250   (3)       1.2
Walter R. Shelton, M.D.               14,133   (4)       1.4
George W. Truett, M.D.                23,400   (5)       2.3
Glen C. Warren, M.D.                  28,800   (6)       2.9
Cindy Haden Wright, M.D.                 500               -
All Current River Oaks Directors
 and Executive Officers as a
 Group (11 persons)                  111,158            11.1

 (1) Unless otherwise indicated, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or her. Percentages are based on 1,000,415 shares of River Oaks Common Stock outstanding. Percentages of less than 1% have been omitted from the table.

 (2) Includes 1,000 shares owned by Dr. Bowlus' spouse.

 (3) Includes 500 shares owned by Dr. Morris' spouse.

 (4) Includes 1,000 shares owned by certain members of Dr. Shelton's family.

 (5) Includes 1,275 shares owned by Dr. Truett's son.

 (6) Includes 1,225 shares owned by certain members of Dr. Warren's family.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain current members of the River Oaks Board of Directors and management have certain interests in the Merger that are in addition to their interests as shareholders of River Oaks generally, and which may cause potential conflicts of interest.

DIRECTORS' FEES

    Pursuant to the Merger Agreement, the aggregate expenses (other than those paid in the ordinary course) of River Oaks in connection with the Merger, including the fees and expenses paid to River Oaks' directors, officers, attorneys, accountants and advisors, including Robinson-Humphrey as its financial advisor (but excluding survey and environmental audits), may not, commencing July 18, 1997 and continuing through the Closing Date, exceed $2.0 million. The current members of the River Oaks Board of Directors will receive fees in the aggregate amount of $1.6 million (collectively, the

"Directors' Fee") as compensation for their extraordinary services in initiating and managing the process of identifying potential acquirors, in obtaining proposals from the several potential acquisition candidates, in evaluating the proposals, in negotiating the terms of the Merger Agreement and in consummating the Merger. The Directors' Fee was negotiated by HMA and River Oaks after River Oaks' acceptance of HMA's sealed offer of $80.0 million and as part of the transaction expenses to be paid by River Oaks from its assets at the time of Closing.

VOTING AGREEMENTS

    Pursuant to the Merger Agreement, each current member of the River Oaks Board of Directors has agreed to vote all shares of River Oaks Common Stock which such director is entitled to vote, directly or indirectly, in favor of approval of the Merger Agreement and has further agreed not to transfer or otherwise dispose of any shares of River Oaks Common Stock which such director is entitled to vote, directly or indirectly, unless the transferee of such shares agrees to such voting agreement.

ELECTION TO BOARD OF DIRECTORS

    The Merger Agreement provides that, for a period of at least five years following the Closing, the Board of Directors of River Oaks will consist of seven directors, four of whom will be elected by HMA and three of whom will be Glen C. Warren, M.D., George W. Truett, M.D. and Walter R. Shelton, M.D., each of whom is a current shareholder and member of the Board of Directors of River Oaks. HMA has specifically agreed to vote its shares of River Oaks in favor of the election of those three individuals (or successors chosen by them) as directors for such five-year period. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger."

ELECTION TO BOARD OF TRUSTEES

    The Merger Agreement provides that, following the Closing, River Oaks will establish a Board of Trustees, to consist of representatives of the Board of Directors of River Oaks, the medical staff of the hospital facilities, members of the community and HMA, and that the Board of Trustees will initially include Howard B. Cheek, M.D., as Moderator, Cindy Haden Wright, M.D., Glenn F. Morris, M.D., William E. Bowlus, M.D. and Charles C. Bush, M.D., each of whom is a current shareholder and member of the Board of Directors of River Oaks. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger."

INDEMNIFICATION; INSURANCE

    HMA has generally agreed upon consummation of the Merger to indemnify the present and former directors, officers, employees or fiduciaries of River Oaks against any losses, claims, damages, liabilities, costs and expenses arising in whole or in part out of the Merger Agreement or consummation of the Merger. HMA has also generally agreed that River Oaks, for a period of three years from the Effective Time, will continue to provide all rights to indemnification and all limitations of liability existing in favor of present and former directors, officers, employees and fiduciaries of River Oaks as provided by its Articles of Incorporation and Bylaws. In addition, HMA has agreed that River Oaks will maintain in full force and effect the policy of directors' and officers' liability insurance in effect on the date of the Merger Agreement for three years following the Effective Time or that all persons covered by such policy at the Effective Time will instead be covered for such three year period by the policy of directors' and officers' liability insurance regularly maintained by HMA.

SEVERANCE AGREEMENTS AND ARRANGEMENTS

    John J. Cleary, the current Chief Executive Officer of River Oaks, is a party to an employment agreement with River Oaks which provides that if Mr. Cleary is terminated as a result of the Merger or during the one-year period following the Merger, he will be entitled to receive an immediate lump sum payment in an amount equal to one year's base compensation, which currently is $175,000. In addition, any employee who holds the position of Executive Vice President or higher on the Closing Date who does not have a written employment contract with River Oaks who is discharged without cause within 12 months following the Closing Date will receive severance pay equal to 150 calendar days' compensation at the rate paid to him immediately prior to the Closing Date. See "Description of the Merger and the Merger Agreement - Employment Matters."

EFFECT ON EMPLOYEE BENEFIT PLANS

    Subject to the right to terminate or change such benefits, HMA has agreed that River Oaks will continue to employ on an at will basis all employees currently employed and offer to each employee substantially the same compensation, terms and conditions of employment and employee benefits comparable to the benefits provided to employees at other HMA facilities. Employees will receive full credit for service with River Oaks for purposes of eligibility to participate in vesting and payment of benefits (but not for purposes of determining the amount of any benefit under) HMA's 401(k) plan. See "Description of the Merger and the Merger Agreement - Employment Matters."


         RIVER OAKS' DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

    Immediately following consummation of the Merger, River Oaks' seven-member Board of Directors will consist of the following four directors elected by HMA, each of whom is currently an executive officer of HMA:

        Joseph V. Vumbacco
        Stephen M. Ray
        Joe D. Pinion
        Timothy R. Parry

together with the following three directors who are currently directors of River Oaks and whose election to the River Oaks Board of Directors for five years following consummation of the Merger is required by the Merger Agreement (see "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger"):

        Glen C. Warren, M.D.
        George W. Truett, M.D.
        Walter R. Shelton, M.D.

    Following the Merger, the River Oaks Bylaws will provide that the officers of River Oaks will include all officers of HMA other than its Chairman and Vice Chairman and such other officers, if any, as may be elected by the River Oaks Board of Directors. Accordingly, immediately following consummation of the Merger, River Oaks' executive officers will be as follows:

        Joseph V. Vumbacco  President and Chief Operating Officer
        Stephen M. Ray    Senior Vice President and Chief Financial Officer
        Joe D. Pinion     Senior Vice President
        Timothy R. Parry  Vice President and General Counsel

    The following is certain information with respect to Dr. Warren, Dr. Truett and Dr. Shelton. Similar information with respect to Messrs. Vumbacco, Ray, Pinion and Parry is incorporated herein by reference to HMA's Annual Report on Form 10-K for the year ended September 30, 1997.

BIOGRAPHICAL INFORMATION

    GLEN C. WARREN, M.D., age 65, has served as Chairman of the Board of Directors of River Oaks since 1987. Dr. Warren graduated from the University of Mississippi with a B.S. degree, and received his M.D. from the University of Mississippi School of Medicine. He completed residency in Neurological Surgery and was board certified in that specialty in 1971. He served in the U.S. Air Force for 14 years as a neurosurgeon and flight surgeon, having combat experience in Vietnam. He presently serves on the Boards of Directors of American Artists Film Corporation and Phoenix HealthCare and is President of Mississippi Diagnostic Imaging Center. He has been in the private practice of Neurological Surgery in Jackson, Mississippi since 1972 and serves as Clinical Professor of Neurological Surgery at the University of Mississippi School of Medicine.

    GEORGE W. TRUETT, M.D., age 65, has served on the Board of Directors of River Oaks since 1982. He currently serves as Secretary/Treasurer of River Oaks and as Chairman of the Finance Committee. Dr. Truett graduated from the University of Mississippi in 1954 and from the University of Mississippi School of Medicine in 1961. He completed his internship in family practice in 1962 and served as a family practitioner from 1962 to 1968 in Eupora, Mississippi and Tomball, Texas. Dr. Truett completed a residency in orthopedic medicine at the University of Mississippi Medical Center in 1972 and has been engaged in the private practice of orthopedic surgery since that time.

    WALTER R. SHELTON, M.D., age 48, has been a member of the Board of Directors of River Oaks since 1989. He has been a member of the Finance Committee since 1995. Dr. Shelton graduated from Mississippi State University in 1971 and the University of Mississippi School of Medicine in 1974. Dr. Shelton completed his residency in orthopedic surgery at the Campbell Clinic in Memphis, Tennessee.
He has been board certified in orthopedic surgery since 1981. Dr. Shelton currently is a member of the Board of Directors of the Arthroscopy Association of North America and chairman of the Regional Membership Committee of the American Academy of Orthopedic Surgeons. Dr. Shelton currently is in private practice as a member of the Mississippi Sports Medicine Orthopedic Center in Jackson, Mississippi. He is a member of the American Medical Association, the American Academy of Orthopedic Surgeons, the American Orthopedic Society for Sports Medicine, the Arthroscopy Association of North America and the International Knee Society.

DIRECTORS' COMPENSATION

    During the fiscal year ended April 30, 1997, River Oaks' standard arrangements for compensation of members of its Board of Directors, including Dr. Warren, Dr. Truett and Dr. Shelton, consisted of the payment of: (i) $500 to each director for each meeting of the Board of Directors attended; (ii) $500 to each member of the Executive Committee of the Board (including Dr. Warren and Dr. Truett) for each meeting of the Executive Committee attended; and (iii) $250 to each member of the Finance Committee of the Board (including Dr. Truett and Dr. Shelton) for each meeting of the Finance

Committee attended. Dr. Warren was also paid $500 per month for his additional services as Chairman of the Board of Directors. Following the Merger, River Oaks' Bylaws will provide that directors will receive no compensation for their services as directors.

RELATED TRANSACTIONS

    During the fiscal year ended April 30, 1997, River Oaks paid Mississippi Diagnostic Imaging Center, an affiliate of Dr. Warren, Dr. Truett and Dr. Shelton, approximately $282,000 for services provided to patients of River Oaks. River Oaks is entitled to reimbursements for such funds from third-party payors on behalf of the patients.


                             INFORMATION ABOUT HMA

    HMA was incorporated in Delaware in 1979 and succeeded to the operations of its subsidiary, Hospital Management Associates, Inc., which was formed in 1977. HMA provides a broad range of general acute care health services in non-urban communities. As of September 30, 1997, HMA operated 22 general acute care hospitals with a total of 2,802 licensed beds and four psychiatric hospitals with a total of 306 licensed beds. In addition, as of the date of this Proxy Statement/Prospectus, HMA had acquired one additional general acute care hospital with 125 licensed beds and had entered into a letter of intent to acquire another general acute care hospital with 180 licensed beds. After giving effect to the Merger and the acquisition contemplated by such letter of intent, HMA will operate 26 general acute care hospitals with a total of 3,328 licensed beds and four psychiatric hospitals with a total of 306 licensed beds.


                          INFORMATION ABOUT RIVER OAKS

DESCRIPTION OF RIVER OAKS' BUSINESS

    River Oaks is a Mississippi corporation which was organized in 1979 for the purpose of operating River Oaks Hospital, an acute care general hospital licensed for 110 beds. River Oaks Hospital commenced operations in January 1981. On August 1, 1994, River Oaks, through a wholly-owned subsidiary, in a lease-purchase transaction acquired Woman's Hospital, an acute care hospital licensed for 111 beds that in the past primarily served women's health care needs, now known as River Oaks East-Woman's Pavilion. Through another wholly-owned subsidiary, River Oaks has entered the business of acquiring existing medical practices or opening start-up medical practices in key referral areas. In 1995, River Oaks began operating under the name of River Oaks Health System. The primary service area of River Oaks' hospitals is the metropolitan Jackson, Mississippi area, which includes the counties of Hinds, Rankin and Madison.

MARKET PRICE AND DIVIDEND INFORMATION OF RIVER OAKS

   The River Oaks Common Stock is not listed, traded or quoted on any securities exchange or in the over-the-counter market, and no dealer makes a market in the River Oaks Common Stock, although isolated transactions between individuals occur from time to time. To the knowledge of River Oaks' management, the most recent issuance of River Oaks Common Stock was effected at $20.00 per share. A dividend of $0.30 per share was paid on the River Oaks Common Stock on September 11, 1997.

Additional dividends of $0.15 per share of River Oaks Common Stock were paid on October 25, 1996 and on April 8, 1997.

SELECTED FINANCIAL DATA OF RIVER OAKS

                                                                                                            SIX MONTHS
                                                      YEAR ENDED APRIL 30,                              ENDED OCTOBER 31,
                            ----------------------------------------------------------------------  --------------------------
INCOME STATEMENT DATA:            1993          1994          1995          1996          1997          1996          1997
                            ----------------------------------------------------------------------  --------------------------
Net Patient Service            $40,302,783   $45,228,075   $69,900,576   $83,257,152   $85,253,933   $41,738,505   $47,037,793
 Revenues
Total Net Revenues              40,662,065    45,591,829    70,638.498    83,945,092    86,024,560    42,119,567    47,377,233
Costs and Expenses              37,383,873    42,542,259    70,265,121    82,396,804    80,516,564    39,787,283    40,916,296
Income from Operations           3,278,192     3,049,570       373,377     1,548,288     5,507,996     2,332,284     6,460,937
Net Income                       2,048,192     2,265,570       234,377       868,202     3,183,065     1,472,234     3,899,366
Net Income per share                 $2.20         $2.44         $0.25         $0.89         $3.19         $1.48         $3.90
Weighted average number of
 common shares outstanding         928,980       930,098       938,015       971,465       998,128       998,128       999,753

                                                      YEAR ENDED APRIL 30,                                  SIX MONTHS
                                                                                                        ENDED OCTOBER 31,
                            ----------------------------------------------------------------------  --------------------------
BALANCE SHEET DATA:                   1993          1994          1995          1996          1997          1996          1997
                            ----------------------------------------------------------------------  --------------------------
Working Capital                $ 5,083,437   $ 6,425,452   $ 2,040,304   $ 2,782,038   $13,069,863   $ 3,516,233   $(3,200,187)
Total Assets                    31,433,105    33,730,958    63,229,459    65,744,801    63,798,232    60,339,313    64,374,614
Current Liabilities              6,971,496     7,400,930    19,495,574    20,329,386     8,888,496    13,804,328    26,064,574
Long-Term Liabilities           14,419,403    14,511,294    32,162,452    32,296,986    38,891,922    32,235,993    18,745,373
Stockholders' Equity            10,042,206    11,818,734    11,571,433    13,118,429    16,017,814    14,298,993    19,564,668

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF RIVER OAKS

RESULTS OF OPERATIONS

 SIX MONTHS ENDED OCTOBER 31, 1997 ("FISCAL 1998 PERIOD") COMPARED TO SIX MONTHS ENDED OCTOBER 31, 1996 ("FISCAL 1997 PERIOD")

 Net patient service revenue for the Fiscal 1998 Period was $47,037,793 as compared to $41,738,505 for the Fiscal 1997 Period. This represents an increase of $5,299,288, or 12.7%. This increase resulted primarily from increased outpatient volumes and additional inpatient services.

 River Oaks' hospitals generated 21,434 adult patient days of service in the Fiscal 1998 Period as compared to 20,258 adult patient days of service during the Fiscal 1997 Period. Admissions decreased 4.6% from 5,185 to 4,944.

 River Oaks' operating expenses increased $1,129,013, or 2.8% to $40,916,296 in the Fiscal 1998 Period from $39,787,283 in the Fiscal 1997 Period. Approximately $506,000 of this increase was in depreciation and lease expense, while the remaining increases related to increased volumes.

 River Oaks' earnings before depreciation and amortization, interest and income taxes were $10,358,196 for the Fiscal 1998 Period as compared to $5,970,557 for the Fiscal 1997 Period. This is an increase of $4,387,639, or 73%.

 River Oaks' income before income taxes was $6,460,937 for the Fiscal 1998 Period as compared to $2,332,284 for the Fiscal 1997 Period, an increase of $4,128,653, or 177%. As noted above, the increased profitability resulted from the increase in services and improved operating performance. As a result of the foregoing, River Oaks' net income for the Fiscal 1998 Period was $3,899,366 as compared to $1,472,234 for the Fiscal 1997 Period, or an increase of $2,427,132 or 164.9%.

 FISCAL YEAR ENDED APRIL 30, 1997 ("FISCAL 1997") COMPARED TO FISCAL YEAR ENDED APRIL 30, 1996 ("FISCAL 1996")

 River Oaks' net patient service revenue for Fiscal 1997 was $85,253,933 as compared to $83,257,152 for Fiscal 1996. This represents an increase of $1,996,781, or 2.4%. This increase resulted primarily from outpatient volume increases.

 River Oaks' hospitals generated 41,145 adult patient days of service in Fiscal 1997 as compared to 42,572 adult patient days in Fiscal 1996. Admissions in Fiscal 1997 increased 1.2% from 10,098 to 10,218.

 River Oaks' operating expenses decreased $1,880,240 or 2.3% to $80,516,564 in Fiscal 1997 from $82,396,804 in Fiscal 1996. This reduction was the result of a major effort to review River Oaks' operating procedures, including the consolidation of common support services between the two hospital facilities.

 River Oaks' earnings before depreciation and amortization, interest and income taxes were $13,321,443 for Fiscal 1997 as compared to $9,427,423 for Fiscal 1996, an increase of $3,894,020, or 41.3%.

 River Oaks' income before income taxes was $5,507,996 for Fiscal 1997 as compared to $1,548,288 for Fiscal 1996, an increase of $3,959,708, or 255.8%. This increased profitability resulted from an increase in outpatient services and improved operating performance. River Oaks' provision for income taxes was $2,324,931 for Fiscal 1997 as compared to $680,086 for Fiscal 1996. As a result of the foregoing, River Oaks' net income was $3,183,065 for Fiscal 1997 as compared to $868,202 for Fiscal 1996, or an increase of $2,314,863, or 266.6%.

 FISCAL 1996 COMPARED TO FISCAL YEAR ENDED APRIL 30, 1995 ("FISCAL 1995")

 River Oaks' net patient service revenue for Fiscal 1996 was $83,257,152 as compared to $69,900,576 for Fiscal 1995. This represents an increase of $13,356,576, or 19.1%. This increase resulted from the growth of inpatient and outpatient services at River Oaks Hospital ($5,700,000) and the acquisition of River Oaks Hospital East on August 1, 1994 and several physician practices.

 River Oaks' hospitals generated 42,572 adult patient days of service in Fiscal 1996 as compared to 40,667 adult patient days in Fiscal 1995. Admissions in Fiscal 1996 increased 5.9% from 9,532 to 10,098.

 River Oaks' operating expenses increased $12,131,683 or 17.3% to $82,396,804 in Fiscal 1996 from $70,265,121 in Fiscal 1995. This increase was due to the increased volume of services at River Oaks Hospital ($4,500,000) and the acquisition of River Oaks Hospital East and physician practices.

 River Oaks' earnings before depreciation and amortization, interest and income taxes were $9,427,423 for Fiscal 1996 as compared to $6,661,560 for Fiscal 1995, an increase of $2,765,863, or 41.5%.

 River Oaks' income before income taxes was $1,548,288 for Fiscal 1996 as compared to $373,377 for Fiscal 1995, an increase of $1,174,911, or 314.7%. This increased profitability was due to the increased volume of inpatient and outpatient services. River Oaks' provision for income taxes was $680,086 for Fiscal 1996 as compared to $139,000 for Fiscal 1995. As a result of the foregoing, River Oaks' net income was $868,202 for Fiscal 1996 as compared to $234,377 for Fiscal 1995, an increase of $633,825, or 270.4%.

LIQUIDITY AND CAPITAL RESOURCES

 River Oaks' working capital at October 31, 1997 decreased to $(3,200,187).
This is a decrease of $6,716,420 from October 31, 1996, and a decrease of $16,207,050 from April 30, 1997. These decreases are due primarily to the classification of the credit agreements totaling $19,572,280 due on May 29, 1998 described below, as current portion of long-term debt.

 Working capital increased to $13,069,863 at April 30, 1997 from $2,782,038 at April 30, 1996. This increase is due primarily to reduction of accounts payable through improved cash flow, improved profitability and the credit agreements extension described below. Capital expenditures in Fiscal 1997 were $3,087,874, or $2,200,000 less than Fiscal 1996.

 Working capital increased to $2,782,038 at April 30, 1996 from $2,040,304 at April 30, 1995, resulting primarily from the issuance of common stock during Fiscal 1996.

 As of October 31, 1997, River Oaks executed an extension of its credit agreements totaling $19,572,280 through May 29, 1998. River Oaks paid a fee of 15 basis points upon closing. On November 29, 1997 and on the same day of each successive month thereafter until the maturity date, River Oaks will pay to the lender the greater of (i) an installment equal to the installment of principal and interest that would then be due if the amortized principal amount were fully amortized over an assumed term of 175 months at the Daily Floating Rate, or (ii) all accrued and unpaid interest. The lender may, at its option, elect to recalculate such monthly payment on each monthly payment date based upon the interest rate in effect on such date and the remaining months in the assumed term. For financial statement purposes, this debt is recorded as current portion of long-term debt in River Oaks unaudited interim consolidated balance sheet at October 31, 1997. See "Financial Statements of River Oaks".

 River Oaks also has outstanding a term loan in the amount of $18,008,261, which is due October, 2000. This loan bears interest at prime plus 1.25%, or 9.75% at April 30, 1997.

 The credit agreements contain certain covenants which, without prior consent of the lender, limit certain activities of River Oaks, including those relating to capital expenditures and the River Oaks' ability to secure indebtedness and grant security interests. River Oaks must also maintain minimum levels of consolidated tangible net worth, debt service coverage, working capital, and current assets to current liabilities.


              DESCRIPTION OF CAPITAL STOCK AND COMPARATIVE RIGHTS
                OF HMA SHAREHOLDERS AND RIVER OAKS SHAREHOLDERS

DESCRIPTION OF HMA CAPITAL STOCK

 AUTHORIZED CAPITAL STOCK. HMA is authorized by its Certificate of Incorporation to issue 300,000,000 shares of HMA Common Stock and 5,000,000 shares of "blank check" Preferred Stock, par value $.01 per share (the "HMA Preferred Stock"). As of November 30, 1997, there were outstanding 163,463,984 shares of HMA Common Stock and no shares of HMA Preferred Stock. In addition, as of November 30, 1997, there were approximately 13,645,000 shares of HMA Common Stock subject to issuance upon exercise of outstanding rights under HMA's various stock plans.

 HMA COMMON STOCK. Each holder of HMA Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and except as described herein under "Description of Capital Stock and Comparative Rights of HMA Shareholders and River Oaks Shareholders - Comparative Rights of Shareholders," a majority vote is required for all action to be taken by shareholders. In the event of a liquidation, dissolution or winding up of HMA, the holders of HMA Common Stock are entitled to share equally and ratably in the assets of HMA, if any, remaining after the payment of all debts and liabilities of HMA and the liquidation preference of any outstanding HMA Preferred Stock. The HMA Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. Holders of HMA Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of HMA out of funds legally available therefor, subject to the dividend and liquidation rights of any HMA Preferred Stock that may then be outstanding.

 The HMA Common Stock is listed on the NYSE under the symbol "HMA." The transfer agent and registrar for the HMA Common Stock is First Union Bank of North Carolina.

 PREFERRED STOCK. The Board of Directors is authorized to provide for the issuance of HMA Preferred Stock in one or more series and to fix the dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series. HMA has no present plans to issue any shares of HMA Preferred Stock.

DESCRIPTION OF RIVER OAKS COMMON STOCK

 River Oaks is authorized by its Articles of Incorporation to issue 10,000,000 shares of River Oaks Common Stock, of which 1,000,415 shares were issued and outstanding on the Record Date. Except for stock grants and options to acquire an aggregate of 10,750 shares of River Oaks Common Stock, no stock options, warrants or other securities exercisable for River Oaks Common Stock were outstanding on the Record Date.

 All shares of River Oaks Common Stock currently outstanding are fully paid and nonassessable. Holders of River Oaks Common Stock have no preemptive rights to purchase any additional securities issued by River Oaks. In the event of any dissolution, liquidation or winding up of River Oaks, each shareholder is entitled to his pro rata share of the assets of River Oaks that are legally available. Each outstanding share of River Oaks Common Stock is entitled to one vote upon any matter submitted to a vote at any meeting of the shareholders, except as described below. See "Description of Capital Stock and Comparative Rights of HMA Shareholders and River Oaks Shareholders- Comparative Rights of Shareholders - Cumulative Voting."

 The holders of River Oaks Common Stock are entitled to such dividends as may be declared by the Board of Directors out of the funds legally available therefor. All shares are entitled to participate equally and ratably in dividends.

COMPARATIVE RIGHTS OF SHAREHOLDERS

 HMA is a Delaware corporation subject to the provisions of the DGCL. River Oaks is a Mississippi corporation subject to the provisions of the MBCA. Shareholders of River Oaks, whose rights are governed by River Oaks' Articles of Incorporation and Bylaws and by the MBCA, will, upon consummation of the Merger, become shareholders of HMA whose rights will then be governed by the Certificate of Incorporation and Bylaws of HMA and by the DGCL. In addition, shareholders of River Oaks who validly elect to retain Qualifying Shares will, with respect to such shares, be bound by River Oaks' Bylaws, which are to be amended in certain respects in connection with the Merger. The following is a summary of the material differences in the rights of shareholders of HMA and shareholders of River Oaks and is qualified in its entirety by reference to the governing law and the Articles of Incorporation or Certificate of Incorporation and Bylaws of each of HMA and River Oaks, along with the amended Bylaws of River Oaks upon effectiveness of the Merger.

 SPECIAL MEETINGS OF SHAREHOLDERS. HMA's Bylaws authorize the calling of special meetings by the chief executive officer, the Board of Directors or holders of a majority of the outstanding shares of HMA's capital stock entitled to vote. River Oaks' Bylaws provide that special meetings may be called by River Oaks' Board of Directors, the president or holders of 10% of more of the outstanding shares of River Oaks Common Stock. Upon the Merger, River Oaks' Bylaws will be amended to allow special meetings to be called by the president, by the holders of 10% or more of the outstanding shares of River Oaks Common Stock or by four directors.

 REMOVAL OF DIRECTORS. HMA's Bylaws and River Oaks' Bylaws each provide that directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote in the election of directors. For five years following the Closing and notwithstanding the foregoing, certain members of River Oaks' current Board of Directors (or their successors) will have the right to serve on River Oaks' seven-member Board of Directors. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger."

 COMMITTEES OF DIRECTORS. HMA's Bylaws and River Oaks Bylaws each generally permit the appointment of Committees of the respective Boards of Directors. Following the Merger, River Oaks' Bylaws will provide that, for a period of five years following the Closing, no committees of the River Oaks' Board of Directors may be appointed or exercise any of the powers and duties of River Oaks Board of Directors. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger."

 CUMULATIVE VOTING. HMA's Certificate of Incorporation provides that holders of HMA Common Stock are not entitled to cumulate their votes in any election of directors. Under the MBCA shareholders have a right to cumulate their votes for directors unless the corporation's articles of incorporation provide otherwise. River Oaks' Board of Directors has approved and has submitted to River Oaks' shareholders for approval at the Special Meeting the Articles Amendment which would eliminate cumulative voting rights. See "Amendment of River Oaks Articles of Incorporation."

 REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS. Pursuant to the DGCL and HMA's Certificate of Incorporation, the recommendation of the HMA Board of Directors and the approval of 70% of the outstanding shares of HMA Common Stock entitled to vote thereon is required to effect a merger or consolidation or to sell, lease or exchange all or substantially all of HMA's assets, or to amend the provisions of HMA's Certificate of Incorporation providing for such voting requirements. With respect to a merger, no vote of the HMA shareholders would be required if HMA were the surviving corporation and (i) the related agreement of merger did not amend HMA's Certificate of Incorporation, (ii) each share of stock of HMA outstanding immediately before the merger were an identical outstanding or treasury share of HMA after the merger and (iii) the number of shares of HMA to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) did not exceed 20% of the shares of HMA Common Stock outstanding immediately before the merger. Pursuant to HMA's Certificate of Incorporation, approval of a majority of the outstanding shares of HMA Common Stock would be required to approve a consolidation or merger if HMA is the survivor of the consolidation or merger and if fewer than 50% of HMA's Common Stock is issued in connection with the consolidation or merger.

 The MBCA provides that the recommendation of River Oaks' Board of Directors and the approval of the holders of a majority of the shares entitled to vote thereon is required to effect a merger. No vote of River Oaks shareholders is required if (i) the articles of incorporation do not differ from the articles before the merger; (ii) each shareholder of the River Oaks with outstanding shares immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after; (iii) the number of River Oaks voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of River Oaks outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed more than 20% the total number of participating shares outstanding immediately after the merger.

 For River Oaks to sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property in the usual and regular course of business, the MBCA does not require approval by shareholders unless the Articles of Incorporation require such approval. River Oaks' Articles of Incorporation do not require this approval.

 ACTION BY WRITTEN CONSENT. The DGCL and HMA's Bylaws provides for action without a meeting of shareholders if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

 The MBCA and River Oaks' Bylaws allow action without a meeting of shareholders if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action to be taken, signed by all of the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with corporate records.

 OFFICERS. HMA's Bylaws and River Oaks' Bylaws each provide generally for the election of officers by the Board of Directors. Following the Merger, River Oaks' Bylaws will provide that the officers of River Oaks will include all officers of HMA other than its Chairman and Vice Chairman and such other officers as the River Oaks Board of Directors may elect.

 AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS. The DGCL provides that HMA's Certificate of Incorporation may be amended by a majority of the votes entitled to vote on the amendment. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon proposed amendments to the certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Amendments to the certificate of incorporation may be made so long as the certificate of incorporation, as amended, would contain only such provisions as would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment. HMA's Bylaws can be altered, amended or repealed or new Bylaws may be adopted by HMA's shareholders or Board of Directors.

 The MBCA provides that River Oaks' Articles of Incorporation may be amended by a majority of the votes entitled to vote on the amendment. The MBCA also requires that an amendment to the articles of incorporation which adds, changes or deletes a greater quorum or voting requirement must meet the quorum requirement and voting requirement as set out in the proposed amendment or as then in effect, whichever requirement is greater. River Oaks' Board of Directors may amend or repeal River Oaks' Bylaws or establish new bylaws at any regular or special meeting of River Oaks' Board. Following the Merger, River Oaks' Bylaws will provide that the Bylaws may be altered, amended or repealed, or new Bylaws adopted, only by the affirmative vote of a majority of the outstanding shares of River Oaks Common Stock. Moreover, following the Merger the River Oaks Bylaws will provide that the provisions thereof related to the election of certain current River Oaks' directors to the River Oaks Board of Directors may not be amended, altered or repealed for a period of five years. See "Description of the Merger and the Merger Agreement - Certain Covenants Following the Merger."

 INDEMNIFICATION; LIMITATIONS OF LIABILITIES. HMA's Certificate of Incorporation requires it to the fullest extent permitted by applicable law to indemnify any person who is or was threatened with any investigation, claim, action, suit or proceeding by reason of the fact that he is or was a director or officer of HMA or who serves at the request of HMA as a director or officer of another corporation or other entity, for expenses, liabilities or losses actually and reasonably incurred by such person, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HMA and who, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

 The certificate of incorporation of HMA provides that a director shall not be personally liable to HMA or its shareholders for monetary liability for breaches of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or stock purchases or redemption, or (iv) for any transactions from which the director derived an improper personal benefit.

 Pursuant to the MBCA, a corporation may, through a provision in its bylaws or articles of incorporation, obligate itself to provide indemnification to a director if the director's actions are made in good faith and with a reasonable belief that the director's conduct was either in the best interests of the corporation or, in certain circumstances, at least not opposed to the best interests of the corporation. River Oaks' Bylaws provide for indemnification to the fullest extent allowed by the MBCA.

 River Oaks' Bylaws provide for indemnification of its officers and directors to the fullest extent permitted under its Articles of Incorporation and applicable laws. Following the Merger, River Oaks' Bylaws will provide for indemnification of its officers and directors to the fullest extent permitted under applicable laws.

 VOLUNTARY DISSOLUTION. The DGCL provides that HMA may be dissolved by the approval of the HMA Board and a majority of the shares of HMA entitled to vote thereon. The DGCL also allows all the shareholders of HMA, acting unanimously in writing, to effect a dissolution of HMA without the approval of HMA's Board of Directors.

 The MBCA provides that River Oaks may be dissolved provided that the River Oaks Board of Directors submits a proposal to the shareholders, and a majority of the shares entitled to vote adopt the proposal unless the articles of incorporation or the Board of Directors requires a greater vote. River Oaks' Articles of Incorporation do no require a greater vote.

 BUSINESS COMBINATIONS. The DGCL regulates business combinations such as mergers, consolidations, and asset purchases where the business acquired was, or the assets belonged to, a public corporation, such as HMA, and where the acquiror became an "interested shareholder" of the public corporation within three years prior to the date of the transaction unless (i) prior to the time the shareholder became and interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to the date of the transaction the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the disinterested shareholders.

 In the context of this law, an "interested shareholder" is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who directly or indirectly, alone or in concert with others, beneficially owns or controls 15% or more of the voting stock of the public corporation. The law prohibits business combinations with an unapproved interested shareholder and requires that any business combination with an unapproved interested shareholder after such three-year period be approved by the Board of Directors and authorized by the affirmative vote of 66-2/3% of the outstanding shares held by persons other than the interested shareholders. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions, but does not apply to corporations whose certificate of incorporation or bylaws contain a provision not to be covered by this section. HMA's certificate of incorporation and bylaws contain no such provision.

 The Mississippi Shareholder Protection Act, which regulates business combinations such as mergers, consolidations and asset purchases where before or after the transaction the acquiror was an "interested shareholder," does not apply to River Oaks because it applies only to domestic corporations which have securities listed on a securities exchange registered under the Exchange Act.

 CONFLICT OF INTEREST TRANSACTIONS. The DGCL generally permits transactions involving HMA and an interested director of HMA if (i) the material facts of such transaction are disclosed and a majority of the disinterested directors consent, (ii) the material facts of such transaction are disclosed and the holders of a majority of the shares entitled to vote thereon consent, or (iii) the transaction is fair to HMA at the time it is authorized by the HMA Board of Directors, a committee of the Board of Directors, or the HMA shareholders.

 The MBCA generally permits transactions involving River Oaks and an interested director of River Oaks if (i) the material facts are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed and a two-thirds majority of disinterested shares entitled to vote thereon consents, or (iii) the transaction is fair to River Oaks.

 INSPECTION RIGHTS. Both the MBCA and the DGCL contain provisions granting shareholders the right to inspect certain records of their corporation. Under the DGCL, any shareholder of record, either in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, has the right to inspect HMA's stock ledger, a list of its shareholders and its other books and records during usual business hours. This right is limited, however, to inspection for purposes reasonably related to such person's interest as a shareholder.

 Under the MBCA, a shareholder of River Oaks is entitled to inspect and copy, during regular business hours at River Oaks' principal office, the articles of incorporation, bylaws, resolutions of the board creating classes or series of shares, minutes of shareholder meetings and actions taken without a meeting during the past three years, written communications to shareholders generally within the past three years including financial statements, a list of the names and business addresses of the current directors and officers of River Oaks and its most recent annual report delivered to the Mississippi Secretary of State. In addition, a shareholder who makes a demand in good faith, for a proper purpose, and who describes with reasonable particularity his purpose and the records he desires to inspect, provided the records are directly connected with his purpose, may upon five business days' written notice inspect and copy excerpts from minutes of board meetings, records of any action of a board committee acting in place of the board, minutes of shareholder meetings, records of action taken by the shareholders without a meeting, accounting records of River Oaks and the record of shareholders.

 CONTROL SHARE ACQUISITIONS. The Mississippi Control Share Act, which strips a purchaser's shares of voting rights any time an acquisition of shares in a covered corporation brings the purchaser's voting power to 1/5, 1/3 or a majority of all voting power. does not apply to River Oaks because it applies only to corporations which have securities registered under the Exchange Act and meet certain other criteria.

 The DGCL contains no similar provisions with respect to control share acquisitions.

 TENDER OFFERS. The Mississippi Business Tender Offer Law of 1980 ("MBTOL") applies to tender offers directed at corporations (the "subject company") that have "substantial assets" in Mississippi and at least 20% of its outstanding equity securities are owned by residents of Mississippi. The MBTOL requires an offeror making a tender offer for a subject company to file with the Secretary of State a registration statement. When the offeror intends to gain control of the subject company, the registration statement must indicate the offeror's plans with respect to the offeree. The Secretary of State may require additional information concerning the takeover and may call for hearings. Certain transactions are exempted from the MBTOL, including an offer in which the consideration consists in whole or part securities registered under the Securities Act.

 The DGCL contains no similar provisions with respect to tender offers.

 DISSENTERS' RIGHTS. The DGCL provides dissenters' rights for certain mergers and consolidations. Dissenters' rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 shareholders or (ii) shares of a surviving corporation of a merger if the merger did not require the approval of the shareholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (C) cash in lieu of fractional shares of such stock.

 For a discussion of dissenters' rights under the MBCA, see "Dissenters'
Rights."

 DIVIDENDS AND OTHER DISTRIBUTIONS. The DGCL generally allows dividends to be paid out of surplus of HMA or out of the net profits of HMA for the current fiscal year or the prior fiscal year. No dividends may be paid if they would result in the capital of HMA being less than the capital represented by its preferred stock capital stock account, if any.

 The MBCA provides that no dividends may be paid if, after the dividends were paid, River Oaks would not be able to pay its debts as they become due in the usual course of business, or River Oaks' total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution.

                                    EXPERTS

 The consolidated financial statements and financial statement schedule of HMA appearing in HMA's Annual Report (Form 10-K) for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of River Oaks at April 30, 1997 and 1996, and for the years then ended, appearing in this Proxy Statement/Prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    LEGAL OPINIONS AND INTERESTS OF COUNSEL

 The legality of the shares of HMA Common Stock to be issued pursuant to the terms of the Merger Agreement will be passed upon for HMA by Harter, Secrest & Emery, Rochester, New York. The tax consequences of the Merger will be passed upon for River Oaks by Baker, Donelson, Bearman & Caldwell, a Professional Corporation, Jackson, Mississippi.

          Richard G. Cowart, a shareholder in the firm of Baker, Donelson, Bearman & Caldwell, a Professional Corporation, has the right to acquire 6,375 shares of River Oaks Common Stock upon cashless exercise of a stock option, granted to him in January 1997, to purchase 8,500 shares at $20 per share.

                  INDEX TO FINANCIAL STATEMENTS OF RIVER OAKS

Report of Independent Auditors......................................  F-2

Audited Consolidated Financial Statements:

Consolidated Balance Sheets at April 30, 1997 and 1996..............  F-3
Consolidated Statements of Income for the Years ended
     April 30, 1997 and 1996........................................  F-5
Consolidated Statements of Stockholders' Equity for the
     Years ended April 30, 1997 and 1996............................  F-6
Consolidated Statements of Cash Flows for the Years ended
     April 30, 1997 and 1996........................................  F-7
Notes to Consolidated Financial Statements..........................  F-8

Unaudited Interim Consolidated Financial Statements:

Consolidated Balance Sheets at October 31, 1997 and April 30, 1997..  F-19
Consolidated Statements of Income for the Six Months ended
     October 31, 1997 and 1996......................................  F-21
Consolidated Statements of Cash Flows for the Six Months ended
     October 31, 1997 and 1996......................................  F-22
Notes to Interim Consolidated Financial Statements..................  F-23

                         Report of Independent Auditors

Board of Directors
River Oaks Hospital, Inc.

We have audited the accompanying consolidated balance sheets of River Oaks Hospital, Inc. and subsidiaries (the "Company") as of April 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of River Oaks Hospital, Inc. and subsidiaries at April 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                  /s/ ERNST & YOUNG LLP

August 1, 1997, except for the fifth and seventh paragraphs of note 3, for which the date is November 14, 1997

                  River Oaks Hospital, Inc. and Subsidiaries

                          Consolidated Balance Sheets


                                                          APRIL 30
                                                    1997           1996
                                              ------------------------------
Assets
Current assets:
 Cash and cash equivalents                        $   374,356    $ 1,472,039
 Accounts receivable:
  Patient accounts receivable, net of
   allowances for doubtful accounts of
   approximately $4,082,000
   in 1997 and $3,436,000 in 1996                  15,780,541     14,757,720

  Due from third-party payors                         780,011      1,515,615
  Other receivables                                   310,780         15,369
                                              ------------------------------
                                                   16,871,332     16,288,704

 Inventories                                        2,468,346      2,206,854
 Prepaid expenses and other current assets            506,295        532,391
 Recoverable income taxes                                          1,235,092
 Deferred income taxes                              1,738,030      1,376,344
                                              ------------------------------

Total current assets                               21,958,359     23,111,424

Property, plant and equipment, net                 31,880,932     31,874,203

Assets limited as to use                               90,842         85,906

Deferred financing costs                              151,155        422,088

Goodwill                                            9,477,507     10,251,180

Other assets                                          239,437
                                              ------------------------------
                                                  $63,798,232    $65,744,801
                                              ==============================

                                                                     APRIL 30
                                                              1997              1996
                                                      ------------------------------------
Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                            $ 4,827,543       $ 9,733,888
 Accrued payroll and related expenses                          2,033,930         1,863,302
 Other accrued expenses                                        1,420,877         1,228,256
 Income taxes payable                                            279,851
 Current portion of long-term debt and capitalized
  lease obligations                                              326,295         7,503,940
                                                      ------------------------------------
Total current liabilities                                      8,888,496        20,329,386

Long-term liabilities:
 Deferred income taxes                                         1,144,203           852,940
 Long-term debt and capitalized lease obligations,
  excluding current portion                                   37,747,719        31,444,046
                                                      ------------------------------------
Total long-term liabilities                                   38,891,922        32,296,986


Stockholders' equity:
 Common stock $1 par value:
  Authorized shares 10,000,000 in 1997 and 1996
  Issued and outstanding shares--999,090 in 1997 and
   997,165 in 1996                                               999,090           997,165
 Additional paid-in capital                                    1,605,547         1,591,472
 Retained earnings                                            13,413,177        10,529,792
                                                      ------------------------------------
Total stockholders' equity                                    16,017,814        13,118,429

Commitments and contingent liabilities
                                                      ------------------------------------
                                                             $63,798,232       $65,744,801
                                                      ====================================

See accompanying notes.

                  River Oaks Hospital, Inc. and Subsidiaries

                       Consolidated Statements of Income


                                                    YEAR ENDED APRIL 30
                                                    1997           1996
                                              ------------------------------

Revenues:
 Net patient service revenues                     $85,253,933    $83,257,152
 Other revenues                                       770,627        687,940
                                              ------------------------------
Total revenues                                     86,024,560     83,945,092

Expenses:
 Salaries and benefits                             35,576,497     34,932,885
 Supplies and other                                37,126,620     39,584,784
 Depreciation and amortization                      4,125,751      4,134,987
 Interest                                           3,687,696      3,744,148
                                              ------------------------------
Total expenses                                     80,516,564     82,396,804
                                              ------------------------------


Income before income taxes                          5,507,996      1,548,288
Income taxes                                        2,324,931        680,086
                                              ------------------------------
Net income                                        $ 3,183,065    $   868,202
                                              ==============================


Net income per common share                             $3.19           $.89
                                              ==============================

See accompanying notes.

                   River Oaks Hospital, Inc. and Subsidiaries

                Consolidated Statements of Stockholders' Equity

                      Years ended April 30, 1997 and 1996



                                                  Additional                       Total
                            Common      Common      Paid-In       Retained     Stockholders'
                            Shares      Stock       Capital       Earnings         Equity

                        --------------------------------------------------------------------

Balance at April 30,
 1995                        945,765    $945,765   $  684,872    $ 9,940,796     $11,571,433
 Payment of dividends                                               (279,206)       (279,206)
 Issuance of common
  stock                       51,400      51,400      906,600                        958,000
 Net income                                                          868,202         868,202
                        --------------------------------------------------------------------

Balance at April 30,
 1996                        997,165     997,165    1,591,472     10,529,792      13,118,429
 Payment of dividends                                               (299,680)       (299,680)
 Issuance of common
  stock                        1,925       1,925       14,075                         16,000
 Net income                                                        3,183,065       3,183,065
                        --------------------------------------------------------------------
Balance at April 30,
 1997                        999,090    $999,090   $1,605,547    $13,413,177     $16,017,814
                        ====================================================================

See accompanying notes.

                  River Oaks Hospital, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                      YEAR ENDED APRIL 30
                                                     1997            1996
                                              --------------------------------
Operating activities
Net income                                        $ 3,183,065     $    868,202
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                     4,125,751        4,134,987
  Deferred income taxes                               (70,423)        (551,312)
  Provision for uncollectible accounts              5,123,178        3,698,353
  Changes in operating assets and liabilities:
   Patient and other receivables                   (6,441,410)      (2,049,672)
   Due from third-party payors                        735,604       (1,391,913)
   Recoverable income taxes                         1,235,092         (495,844)
   Inventories                                       (261,492)         (55,960)
   Prepaid expenses and other current assets           26,096           23,079
   Other assets                                      (239,437)
   Accounts payable                                (4,906,345)      (1,898,439)
   Accrued payroll and other accrued expenses         363,249          329,660
   Income taxes payable                               279,851
                                              --------------------------------
Net cash provided by operating activities           3,152,779        2,611,141

INVESTING ACTIVITIES
Purchases of property, plant and equipment         (3,087,874)      (5,305,752)
Change in assets limited as to use                     (4,936)         401,411
                                              --------------------------------
Net cash used in investing activities              (3,092,810)      (4,904,341)

FINANCING ACTIVITIES
Proceeds from long-term debt                                        20,338,300
Repayment of long-term debt                          (796,798)        (429,072)
Payment of deferred financing costs                                   (170,442)
Payments of capitalized lease obligations             (77,174)     (17,082,146)
Payment of dividends                                 (299,680)        (279,206)
Proceeds from issuance of common stock                 16,000          958,000
                                              --------------------------------
Net cash (used in) provided by financing
 activities                                        (1,157,652)       3,335,434
                                              --------------------------------
Net increase (decrease) in cash and cash
 equivalents                                       (1,097,683)       1,042,234
Cash and cash equivalents at beginning of year      1,472,039          429,805
                                              --------------------------------
Cash and cash equivalents at end of year          $   374,356     $  1,472,039
                                              ================================

See accompanying notes.

                  River Oaks Hospital, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                                April 30, 1997

1. Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

River Oaks Hospital, Inc. (the Hospital) was organized in April 1979 to construct and operate a 100-bed general acute care hospital in Flowood, Mississippi. Construction was completed and the facility opened in January 1981.

The consolidated financial statements include the Hospital and its wholly-owned subsidiaries, River Oaks Management Company, Inc. and ROH, Inc., a 74-bed woman's hospital in Flowood, Mississippi, formed on August 1, 1994 (hereinafter collectively referred to as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

INVENTORIES

Inventories, consisting primarily of medical supplies and drugs, are stated at the lower of cost (first-in, first-out method) or market.

DEFERRED FINANCING COSTS

Deferred financing costs are amortized over the term of the related obligation using the interest method. Deferred financing costs are net of accumulated amortization of $910,401 and $639,468 at April 30, 1997 and 1996, respectively.

                  River Oaks Hospital, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSET

Goodwill is amortized using the straight-line method over 15 years. Goodwill is net of accumulated amortization of $2,127,601 and $1,353,928 at April 30, 1997 and 1996, respectively.

ASSETS LIMITED AS TO USE

Assets limited as to use consist of an interest-bearing property and equipment replacement fund required by a loan agreement described in note 3. Assets limited as to use are carried at market value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Equipment under capitalized leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

Depreciation, which includes amortization of assets held under capitalized leases, is computed using the straight-line method over the estimated useful lives of the assets.

OPERATING REVENUES

The Company's primary mission is to provide health care services to the citizens of the greater Jackson, Mississippi area through its acute care and specialty care facilities. Therefore, operating revenues include those generated from direct patient care and sundry revenues related to the operation of the Company's facilities.

CHARITY CARE

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Essentially, these policies define charity services as those for which no payment is anticipated. Because the Company does not pursue collection of amounts determined to qualify as charity care, such amounts are excluded from net patient service revenues.

                  River Oaks Hospital, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT SERVICE REVENUES

Net patient service revenues are reported at the net amounts billed to patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as changes in estimated provisions and final settlements are determined. Changes in estimated provisions and final settlements are included in net patient service revenues. Changes in estimates of prior period provisions for 1997 and 1996 were not material to the Company's financial position or results of operations.

The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows.

 . Medicare. Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic and other factors. Certain outpatient services related to Medicare beneficiaries are paid based upon a cost reimbursement methodology. The Company is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary.

 . The Company's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Company. The Company's Medicare cost reports have been audited by the Medicare fiscal intermediary through April 30, 1993.

 . Medicaid. Inpatient services rendered to State of Mississippi Medicaid program beneficiaries are paid based upon prospectively determined rates per day of hospitalization. Outpatient services rendered to State of Mississippi Medicaid program beneficiaries are paid based upon discounts from established charges.

                  River Oaks Hospital, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT SERVICE REVENUES (CONTINUED)

 . The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, per diems and discounts from established charges.

Charges at the Company's established billing rates (gross patient service charges) related to patients covered by Medicare and Medicaid programs were 34% of gross patient service charges in 1997 and 1996.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquires have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs. Changes in Medicare and Medicaid programs and the reduction of funding could have an adverse impact on the Company.

Charges exceeding amounts paid and not included in net patient service revenues were as follows:

                                                         YEAR ENDED APRIL 30
                                                       1997                1996
                                              ----------------------------------------
Medicare                                               $13,312,526         $15,186,561
Medicaid                                                 2,733,126           2,164,503
Charity                                                    489,763             233,492
Blue Cross                                               2,939,651           2,340,882
Champus                                                    357,418             266,240
Preferred Provider Organizations                         5,767,426           4,131,843
Other                                                    2,259,001           1,204,209
                                              ----------------------------------------
                                                       $27,858,911         $25,527,730
                                              ========================================

Income Taxes

The Company accounts for income taxes under the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (see note 4).

                  River Oaks Hospital, Inc. and Subsidiaries

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

Earnings per share is computed based on the weighted average number of common shares outstanding during the year. The average number of shares used in the computation of earnings per share was 998,128 and 971,465 for the years ended April 30, 1997 and 1996, respectively.

RECLASSIFICATIONS

Certain amounts in 1996 have been reclassified to conform with the 1997 presentation.

2. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                                April 30
                                                       1997                 1996
                                              -----------------------------------------
Land                                                  $  3,719,619         $  3,685,510
Land improvements                                        1,603,222              676,463
Buildings and improvements                              19,285,633           17,385,676
Fixed equipment                                          7,577,092            6,897,292
Major movable equipment                                 18,396,363           17,320,684
Construction in progress                                   456,789            2,039,278
                                              -----------------------------------------
                                                        51,038,718           48,004,903
Accumulated depreciation and amortization              (19,157,786)         (16,130,700)
                                              -----------------------------------------
                                                      $ 31,880,932         $ 31,874,203
                                              =========================================

Included in major movable equipment at April 30, 1997 and 1996, is equipment held under capitalized leases of $983,312. Related accumulated amortization totaled $912,216 and $871,573 at April 30, 1997 and 1996, respectively. Amortization expense of $40,643 in 1997 and $129,269 in 1996 is included in depreciation and amortization in the accompanying consolidated statements of income.

Construction in progress at April 30, 1997 consists of building renovations and other smaller projects. Estimated cost to complete construction in progress at April 30, 1997 is approximately $453,000.

                  River Oaks Hospital, Inc. and Subsidiaries

3. Long-Term DEBT

Long-term debt obligations consist of the following:

                                                                     April 30
                                                              1997              1996
                                                      ------------------------------------
Variable rate note payable with bank, due
 October 2000                                                $18,008,261       $18,249,300
Variable rate notes payable with bank                         12,893,001        13,092,625
Variable rate note payable with bank                           6,834,629         6,934,630
Notes payable, interest at 8% and 10%                                              204,439
Note payable, interest at 8.75%, due October 2005                320,118           347,052
Note payable, interest at 10.5%, due December 1997                18,005            42,766
Capitalized lease obligations                                                       77,174
                                                      ------------------------------------
Total long-term debt and capitalized lease obligations
                                                              38,074,014        38,947,986
Less current portion                                             326,295         7,503,940
                                                      ------------------------------------
Long-term debt and capitalized lease obligations,
 excluding current portion                                   $37,747,719       $31,444,046
                                                      ====================================

On June 11, 1991, the Company entered into an agreement to borrow up to $13,200,000 to finance construction projects and to refinance an existing line of credit, a note payable and accrued interest. The loan agreement is split between two participating banks. Monthly payments are equal to the principal and interest that would be due if the outstanding principal balance of the loan were amortized over 240 months. The interest rate on the term loan (9.5% at April 30, 1997) fluctuates with the banks' prime rate. As required by the loan agreement, the Company purchased interest rate protection, in lieu of converting to a fixed rate, which prohibits the variable rate on the loan from exceeding 10% through maturity. The loan is secured by property, plant and equipment of the Company.

On June 25, 1993, the Company modified its existing loan agreement with the two participating banks described above and executed a new agreement to borrow up to an additional $1,000,000 to finance construction of a 10-bed expansion. The principal balance is being amortized on the same basis as the initial financing described above. The interest rate on the additional borrowing (9.5% at April 30, 1997) fluctuates with the banks' prime rate.

                  River Oaks Hospital, Inc. and Subsidiaries

3. LONG-TERM DEBT (CONTINUED)

During 1995, the Company obtained a $4,500,000 line of credit to be used for short-term financing. Interest on the line of credit is prime plus 1%, or 9.5% at April 30, 1997. The note is secured by accounts receivable of the Hospital and ROH, Inc. and common stock of ROH, Inc. owned by the Hospital. On June 29, 1995, the Company modified its existing line of credit agreement to increase the amount available to the Company to $7,000,000. The balance outstanding on the line of credit is $6,834,629 at April 30, 1997.

Effective November 6, 1997, the maturity dates of the aforementioned line of credit and term loan initially due during the Company's fiscal year ended April 30, 1998, were extended to May 30, 1998. Therefore, the outstanding balances on the line of credit and term loan at April 30, 1997, are classified as long term debt in the accompanying consolidated balance sheet.

On October 1, 1995, ROH, Inc. refinanced an existing letter of credit and obtained a five year term loan for $17,800,000 from the same bank providing the letter of credit. The loan was used to fund the purchase of the former Paracelsus Women's Hospital, Inc. The term loan expires or October 1, 2000, and bears interest at prime plus 1.25%, or 9.75% at April 30, 1997.

The Company's loan agreements contain covenants which, among other things, require that the Company establish and maintain a property and equipment replacement fund, maintain stated levels of working capital, earnings and net worth, and place limitations on capital expenditures, indebtedness, sales of assets and payment of dividends. The Company was not in compliance with certain of these covenants as of and for the year ended April 30, 1997. Effective November 14, 1997, the Company obtained a waiver of the banks' rights and remedies related to these events of default from the participating banks as of April 30, 1997 through May 30, 1998.

The Company paid interest of approximately $3,711,000 and $4,062,000 in 1997 and 1996, respectively.

                  River Oaks Hospital, Inc. and Subsidiaries

3. Long-Term DEBT (CONTINUED)

Future maturities of long-term debt at April 30, 1997 are as follows:

1998                                                          $   326,295
1999                                                           20,066,575
2000                                                              368,087
2001                                                           17,126,397
2002                                                               40,968
Thereafter                                                        145,692
                                                      -------------------
Total long-term debt                                          $38,074,014
                                                      ===================

4. Income Taxes

Income tax expense (benefit) consists of the following:

                                           CURRENT           Deferred            TOTAL
                                     -------------------------------------------------------
Year ended April 30, 1997:
 Federal                                     $2,040,749         $ (27,470)        $2,013,279
 State                                          354,605           (42,953)           311,652
                                     -------------------------------------------------------
                                             $2,395,354         $ (70,423)        $2,324,931
                                     =======================================================
Year ended April 30, 1996:
 Federal                                     $1,107,452         $(526,715)        $  580,737
 State                                          123,946           (24,597)            99,349
                                     -------------------------------------------------------
                                             $1,231,398         $(551,312)        $  680,086
                                     =======================================================

Income tax expense for the years ended April 30, 1997 and 1996, differed from the statutory federal income tax rate of 34% due primarily to state income taxes.

                  River Oaks Hospital, Inc. and Subsidiaries

4. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                      APRIL 30
                                                               1997               1996
                                                      --------------------------------------

Deferred tax assets:
 Accounts receivable, due to allowance for doubtful
  accounts                                                    $ 1,489,229         $1,221,567

 Compensated absences, principally due to accrual for
  financial reporting purposes                                    254,301            160,277
                                                      --------------------------------------
Total gross deferred tax assets                                 1,743,530          1,381,844
Less valuation allowance                                            5,500              5,500
                                                      --------------------------------------
Net deferred tax assets                                         1,738,030          1,376,344
Deferred tax liability:
 Plant and equipment, principally due to differences
  in depreciation                                              (1,144,203)          (852,940)
                                                      --------------------------------------
Net deferred tax asset                                        $   593,827         $  523,404
                                                      ======================================

The Company paid income taxes of approximately $1,600,000 and $2,175,000 in 1997 and 1996, respectively.

5. RELATED PARTY TRANSACTIONS

Compensation paid to members of the Board of Directors of the Company was $225,000 and $156,000 for the years ended April 30, 1997 and 1996, respectively.

6. Profit Sharing Plan

The Company has a profit sharing plan (the Plan) which incorporates the provisions of Internal Revenue Code Section 401(k), allowing employees to make pre-tax deferrals into the Plan (limited to the amount permitted under the Internal Revenue Code). Any employee 19 1/2 years of age or older is generally eligible to participate in the Plan after completing six months of employment. The Company matches employee deferrals up to $1,200 at 25% and may also make discretionary contributions for participating employees. The cost of the Plan to the Company was approximately $156,000 and $161,000 in 1997 and 1996, respectively, and is classified as salaries and benefits in the accompanying consolidated statements of income.

7. LIABILITY INSURANCE

                  River Oaks Hospital, Inc. and Subsidiaries

The Company's professional and general liability insurance coverage is provided through a claims-made policy. Should any claims-made policy not be renewed or replaced with equivalent insurance, claims based on occurrences during its term, but reported subsequently, would be uninsured. The Company's coverage expired on December 31, 1996 and was renewed by the same carrier with coverage terms approximating those terms in previous policies.

The Company is involved in several claims arising in the ordinary course of business. In the opinion of management after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

8. OPERATING LEASES

Rental expense for operating leases was approximately $3,967,000 in 1997 and $3,357,000 in 1996. Approximate future minimum lease payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more at April 30, 1997, are as follows:

1998                                                       $ 3,293,000
1999                                                         2,356,000
2000                                                         2,134,000
2001                                                         1,816,000
2002                                                         1,160,000
Thereafter                                                     599,000
                                                  --------------------
                                                           $11,358,000
                                                  ====================

On August 28, 1991, the Company entered into two ten-year operating lease agreements with a limited partnership (the Partnership) for space in a medical office building (MOB) constructed on land owned by the Company which is leased to the Partnership for $10 a year. The Company has four options to extend the leases in increments of five years per option. The agreements, which began February 1, 1993, provide for contingent rentals based on specified increases in the lessor's operating costs.

The Company has also entered into various agreements to assist physicians who are relocating their office practices to the MOB. These agreements provide for, among other things, rental assistance payments to the physicians during the initial years of their practice in the MOB.

                  River Oaks Hospital, Inc. and Subsidiaries

9. CONCENTRATIONS OF CREDIT RISK

The Company grants credit without collateral to its patients, most of whom are individuals and are insured under third-party payor agreements. Accounts receivable from patients and third-party payors are as follows:

                                                                   APRIL 30
                                                             1997           1996
                                                  --------------------------------
     Medicare                                                18%             14%
     Medicaid                                                 6               8
     Blue Cross                                              11              10
     Commercial                                              39              35
     Private pay                                             22              28
     Other                                                    4               5
                                                  --------------------------------
                                                            100%            100%
                                                  ================================

10. SUBSEQUENT EVENT

On October 27, 1997, the Company entered into a plan of merger with Health Management Associates, Inc. (HMA), and HMA-RO Acquisition Corp., a wholly-owned subsidiary of HMA. Pursuant to the agreement, HMO-RO Acquisition Corp. will merge with and into the Company. Shareholders of the Company's common stock at the closing date of the transaction may retain, in the aggregate up to 15% of the outstanding common stock in the newly merged company. All other outstanding common stock of the new company will be held by HMA.

RIVER OAKS HOSPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                                      October 31     April 30
                                                         1997          1997
                                                     ------------- ------------
Assets
Current Assets
   Cash and cash equivalents                          $   527,617   $   374,356
   Accounts receivable:                               $16,329,371   $15,780,541
   Patient accounts receivable, net of allowances
    for doubtful accounts of approximately
    $5,088,000 and $4,082,000
 Due from third-party payors                          $   697,797   $   780,011
 Other receivables                                    $   608,568   $   310,780
                                                     ------------- ------------
                                                      $17,635,736   $16,871,332

 Inventories                                          $ 2,805,777   $ 2,468,346
 Prepaid expenses and other current assets            $   545,550   $   506,295
 Deferred income taxes                                $ 1,349,707   $ 1,738,030
                                                     ------------- ------------
Total current assets                                  $22,864,387   $21,958,359

Property, plan and equipment, net                     $32,285,807   $31,880,932
Assets limited as to use                              $    92,419   $    90,842
Deferred financing costs                              $    41,331   $   151,155
Goodwill                                              $ 9,090,670   $ 9,477,507
Other assets                                          $ -           $   239,437
                                                     ------------- ------------
                                                      $64,374,614   $63,798,232

RIVER OAKS HOSPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(CONTINUED)



                                                      October 31      April 30
                                                         1997           1997
                                                   --------------- -------------
Liabilities and stockholder's equity
Current Liabilities
 Accounts payable                                     $ 3,066,601    $ 4,827,543
 Accrued payroll and related expenses                 $ 2,366,947    $ 2,033,930
 Other accrued expenses                               $ 1,341,873    $ 1,420,877
 Income taxes payable                                 $  (609,422)   $   279,851
 Current portion of long-term debt                    $19,898,575    $   326,295
                                                   --------------- -------------
Total current liabilities                             $26,064,574    $ 8,888,496

Long-term liabilities:
 Deferred income taxes                                $   853,724    $ 1,144,203
 Long-term debt, excluding current portion            $17,891,649    $37,747,719
                                                   --------------- -------------
Total long-term liabilities                           $18,745,373    $38,891,922

Stockholders' equity:
 Common stock $1 par value:
   Authorized shares 10,000,000 in 1997
   Issued and outstanding shares -- 1,000,415 and     $ 1,000,415    $   999,090
    999,090
 Additional paid-in capital                           $ 1,605,546    $ 1,605,547
 Retained earnings                                    $16,958,707    $13,413,177
Total stockholders' equity                            $19,564,668    $16,017,814
                                                   --------------- -------------
                                                      $64,374,615    $63,798,232

RIVER OAKS HOSPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME



                                   Six Months Ended October
                                             31,
                                      1997          1996
                                 -------------- ------------
Revenues
 Net patient services revenues     $47,037,793   $41,738,505
 Other revenues                    $   339,440   $   381,062
                                 -------------- ------------
Total revenues                     $47,377,233   $42,119,567

Expenses
 Salaries and benefits             $17,560,728   $17,691,890
 Supplies and other                $19,458,309   $18,457,120
 Depreciation and amortization     $ 2,032,944   $ 1,795,421
 Interest                          $ 1,864,315   $ 1,842,852
                                 -------------- ------------
Total expenses                     $40,916,296   $39,787,283

Income before income taxes         $ 6,460,937   $ 2,332,284
Income Taxes                       $ 2,561,571   $   860,050
Net Income                         $ 3,899,366   $ 1,472,234
Net Income per common share              $3.90         $1.48

RIVER OAKS HOSPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
APRIL 30, 1997


                                              Six Months Ended October 31,
                                            -----------------------------
                                                  1997           1996
                                             -------------- -------------
Operating activities
Net income                                     $ 3,899,366    $ 1,472,234
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Depreciation and amortization                 $ 2,032,944    $ 1,795,421
 Deferred income taxes                         $    97,844    $   (45,925)
 Provision for uncollectibles                  $ 2,873,822    $ 2,613,778
 Changes in operating assets and
  liabilities
   Patient and other receivables               $(3,720,440)   $(1,307,909)
   Due from third-party payors                 $    82,214    $   108,488
   Recoverable income taxes                    $ -            $ 1,235,092
   Inventories                                 $  (337,431)   $    30,436
   Prepaid expenses and other current          $   (39,255)   $  (207,060)
    assets
   Other assets                                $   239,437    $ -
   Accounts payable                            $(1,760,942)   $(4,458,595)
   Accrued payroll and other accrued           $   254,013    $   501,647
    expenses
   Income taxes payable                        $  (889,273)   $  (306,693)
                                             -------------- -------------
Net cash provided by operating activities      $ 2,732,299    $ 1,430,914

Investing Activities
Purchases of property, plant and               $(1,993,546)   $(2,332,206)
 equipment
Change in assets limited as to use             $    (1,577)   $    (1,442)
                                             -------------- -------------
Net cash used in investing activities          $(1,995,123)   $(2,333,648)

Financing activities
Proceeds from long-term debt                  $  -           $  -
Repayment of long-term debt                    $  (283,790)   $  (315,666)
Payment of deferred financing costs           $  -           $  -
Payments of capitalized lease obligations     $  -            $   (38,587)
Payment of dividends                           $  (300,125)   $  (149,819)
Proceeds from issuance of common stock        $  -            $    11,000
Net cash (used in) provided by financing       $  (583,915)   $  (493,072)
 activities
Net increase (decrease) in cash and cash       $   153,261    $(1,395,806)
 equivalents
Cash and cash equivalents at beginning of      $   374,356    $ 1,472,039
 year
Cash and cash equivalents at end of year       $   527,617    $    76,233

RIVER OAKS HOSPITAL, INC. AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Presentation
    ---------------------

    The consolidated balance sheet as of April 30, 1997 has been derived from the audited consolidated financial statements of River Oaks Hospital, Inc. and subsidiaries (the "Company") for the year ended April 30, 1997. The interim consolidated financial statements at October 31, 1997 and for the six month periods ended October 31, 1997 and 1996 are unaudited; however, such interim statements reflect all adjustments (consisting only of a normal recurring nature) which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The interim financial statements should be read in conjunction with the audited consolidated financial statements of the Company beginning on page F-3.

2.  Long-term debt
    --------------

    During October 1997 certain debt agreements were amended, which extended the due date of $19,572,280 of debt to May 29, 1998. Accordingly such debt is recorded as current in the accompanying interim consolidatd financial statements. It is the intent of management to refinance this debt on long-term basis prior to the May 29, 1998 due date.

                                                                         ANNEX A


                              AGREEMENT OF MERGER

                          AND PLAN OF REORGANIZATION



                                     among



                      HEALTH MANAGEMENT ASSOCIATES, INC.


                           HMA-RO ACQUISITION CORP.


                                      and


                           RIVER OAKS HOSPITAL, INC.

                        d/b/a RIVER OAKS HEALTH SYSTEM




                         DATED AS OF OCTOBER 27, 1997

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1     DEFINITIONS.................................................   1
   1.1  Definitions.......................................................   1
   1.2  Interpretation....................................................   6

ARTICLE 2.    THE MERGER..................................................   7
   2.1  Effective Time of the Merger......................................   7
   2.2  Closing...........................................................   7
   2.3  Effects of the Merger.............................................   7

ARTICLE 3.    EFFECT OF MERGER ON CAPITAL STOCK; EXCHANGE OF
              CERTIFICATES................................................   8
   3.1  Election to Retain Certain Shares of River Oaks Common Stock......   8
        (a)   Certain Limitations; Aggregation Groups.....................   8
        (b)   Notice of Election..........................................   8
        (c)   Limitation on Aggregate Number of Qualifying Shares.........   8
        (d)   Revocation of Election......................................   9
        (e)   Restrictions on Qualifying Shares...........................   9
   3.2  Effect on Capital Stock...........................................   9
        (a)   Capital Stock of Sub........................................   9
        (b)   Cancellation of Treasury Stock..............................   9
        (c)   Qualifying Shares...........................................   9
        (d)   Exchanged Shares............................................   9
        (e)   Shares of Dissenters........................................  10
   3.3  Exchange of Certificates..........................................  10
        (a)   Exchange Agent..............................................  10
        (b)   Exchange Procedures.........................................  10
        (c)   No Fractional Shares........................................  11
        (d)   Dividends and Distributions.................................  11
        (e)   No Further Ownership Rights in River Oaks Common Stock......  12
        (f)   Termination of Exchange Fund................................  12
        (g)   No Liability................................................  12

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF RIVER OAKS................  12
   4.1  Organization, Standing and Power..................................  12
   4.2  Capital Structure.................................................  13
   4.3  Authority, Etc....................................................  13
   4.4  No Conflict.......................................................  14
   4.5  Financial Statements..............................................  14
   4.6  No Additional Material Liabilities................................  14
   4.7  Information Supplied..............................................  15
   4.8  River Oaks Permits; Compliance with Legal Requirements............  15
   4.9  Facilities; Real Property.........................................  17
   4.10 Assets; Title; Absence of Liens and Encumbrances..................  17
   4.11 Covenants and Restrictions; Zoning................................  18

   4.12 Condition of Facilities...........................................  18
   4.13 Equipment; Inventory..............................................  18
   4.14 Environmental Matters.............................................  19
   4.15 Employee Plans....................................................  19
   4.16 Employment Matters................................................  21
   4.17 Material Agreements...............................................  22
   4.18 Litigation........................................................  22
   4.19 Taxes.............................................................  22
   4.20 Absence of Certain Changes or Events..............................  23
   4.21 Books and Records.................................................  23
   4.22 Special Funds.....................................................  23
   4.23 Medical Staff Matters.............................................  23
   4.24 Insurance.........................................................  24
   4.25 Trade Names.......................................................  24
   4.26 Opinion of Financial Advisor......................................  24
   4.27 Vote Required.....................................................  24
   4.28 Foreign Person....................................................  24
   4.29 Disclosure........................................................  24

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF HMA........................  25
   5.1  Organization, Standing and Power..................................  25
   5.2  Authority.........................................................  25
   5.3  No Conflict.......................................................  25
   5.4  SEC Documents.....................................................  26
   5.5  Information Supplied..............................................  26
   5.6  Capital Structure.................................................  26
   5.7  Merger Consideration..............................................  26
   5.8  Disclosure........................................................  27

ARTICLE 6.  COVENANTS OF RIVER OAKS.......................................  27
   6.1  Ordinary Course...................................................  27
   6.2  Dividends; Changes in Stock.......................................  28
   6.3  Issuance of Securities............................................  28
   6.4  Governing Documents...............................................  28
   6.5  River Oaks Permits................................................  28
   6.6  Advice of Changes.................................................  28
   6.7  Access............................................................  29
   6.8  No Solicitations..................................................  29
   6.9  Cooperation in Preparation of Registration Statement, Etc.........  29
   6.10 Letter of River Oaks' Accountants.................................  30
   6.11 Shareholders' Meeting and Approval................................  30
   6.12 Voting Agreements.................................................  30
   6.13 Affiliates........................................................  30
   6.14 Transaction Expenses..............................................  30

ARTICLE 7.  COVENANTS OF HMA PRIOR TO CLOSING..............................  31
   7.1 Preparation of Registration Statement, Etc..........................  31
   7.2 Stock Exchange Listing..............................................  31

ARTICLE 8.  ADDITIONAL COVENANTS OF EACH PARTY.............................  31
   8.1 Additional Agreements; Best Efforts.................................  31
   8.2 Expenses............................................................  31
   8.3 Brokers or Finders..................................................  31
   8.4 Reorganization......................................................  32
   8.5 Other Actions.......................................................  32
   8.6 Confidentiality.....................................................  32
   8.7 Publicity...........................................................  33

ARTICLE 9.   CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS..................  33
   9.1 Conditions to Each Party's Obligation to Effect the Merger..........  33
       (a) Registration Statement..........................................  33
       (b) Shareholder Approval............................................  33
       (c) NYSE Listing....................................................  33
       (d) Governmental Approvals..........................................  33
       (e) No Injunctions or Restraints....................................  34
   9.2     Conditions of Obligations of HMA and Sub........................  34
       (a) Representations and Warranties..................................  34
       (b) Performance of Obligations of River Oaks........................  34
       (c) No Amendments to Resolutions....................................  34
       (d) Articles of Incorporation.......................................  34
       (e) River Oaks Permits..............................................  34
       (f) Consents Under Agreements.......................................  34
       (g) Environmental Assessment........................................  35
       (h) Title Matters...................................................  35
       (i) Letter of River Oaks' Accountants...............................  35
       (j) Voting Agreements...............................................  35
       (k) Affiliates' Agreements..........................................  35
       (l) Dissenters......................................................  35
       (m) Legal Opinion of Baker, Donelson, Bearman & Caldwell............  35
       (n) Other Evidence..................................................  36
   9.3 Conditions of Obligations of River Oaks.............................  37
       (a) Representations and Warranties..................................  37
       (b) Performance of Obligations of HMA and Sub.......................  37
       (c) No Amendments to Resolutions....................................  37
       (d) Tax Opinion.....................................................  37
       (e) Financial Advisor's Opinion.....................................  37
       (f) Legal Opinion of Timothy R. Parry, Esq..........................  37
       (g) Legal Opinion of Harter, Secrest & Emery........................  38
       (h) Other Evidence..................................................  38

ARTICLE 10.     COVENANTS AS TO POST-CLOSING MATTERS....................  39
 10.1    Exchange of Qualifying Shares..................................  39
         (a) Right to Exchange Qualifying Shares........................  39
         (b) Right to Call Qualifying Shares for Exchange...............  39
         (c) Automatic Exchange of Qualifying Shares....................  39
         (d) Anti-Dilution Adjustments..................................  39
         (e) Exchange Procedure for Qualifying Shares...................  39
         (f) Registration of Merger Consideration.......................  40
         (g) Exchange Date..............................................  40
 10.2    Purchase of Qualifying Shares..................................  40
 10.3    Cash Distributions.............................................  41
 10.4    Employees......................................................  41
         (a) Employment, Etc............................................  41
         (b) Severance                                                    41
         (c) Limitations................................................  42
 10.5    Medical Staff..................................................  42
 10.6    Board of Directors.............................................  42
 10.7    Board of Trustees..............................................  42
 10.8    Name...........................................................  42
 10.9    Commitment to New Services and Facilities......................  42
 10.10   Indemnification................................................  43
         (a) Indemnification by HMA.....................................  43
         (b) Indemnification by Surviving Corporation...................  44
         (c) Liability Insurance........................................  44
         (d) Limitations on Indemnification.............................  45
         (e) Survival of Rights.........................................  45

ARTICLE 11.  TERMINATION................................................  45
 11.1    Termination....................................................  45
 11.2    Effect of Termination..........................................  46
 11.3    Damages in Certain Circumstances...............................  46

ARTICLE 12.  IN GENERAL.................................................  47
 12.1    Survival of Representations, Warranties and Agreements.........  47
 12.2    Amendment; Waiver..............................................  47
 12.3    Notices........................................................  47
 12.4    Schedules and Other Instruments................................  48
 12.5    Inferences.....................................................  48
 12.6    Governing Law..................................................  49
 12.7    Assignment.....................................................  49
 12.8    Benefit........................................................  49
 12.9    Entire Agreement; Rights of Ownership..........................  49
 12.10   Counterparts...................................................  49

TABLE OF EXHIBITS AND SCHEDULES...........................................  51

                              AGREEMENT OF MERGER
                          AND PLAN OF REORGANIZATION


    THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "AGREEMENT") has been made as of October 27, 1997 by and among HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation ("HMA"), HMA-RO ACQUISITION CORP., a Mississippi corporation and a wholly-owned Subsidiary of HMA ("SUB"), and RIVER OAKS HOSPITAL, INC. D/B/A RIVER OAKS HEALTH SYSTEM, a Mississippi corporation ("RIVER OAKS"). This Agreement constitutes a "plan of merger" within the meaning of article 11 of the MBCA.

    WHEREAS, the respective Boards of Directors of HMA, Sub and River Oaks, and HMA acting as the sole shareholder of Sub, have approved the merger, pursuant and subject to the terms and conditions of this Agreement, of Sub with and into River Oaks (the "MERGER"), whereby substantially all of the issued and outstanding shares of the Common Stock, par value $1.00 per share, of River Oaks (the "RIVER OAKS COMMON STOCK") will be converted into the right to receive a specified number of shares of the Class A Common Stock, par value $.01 per share, of HMA (the "HMA COMMON STOCK"); and the parties each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Merger on the terms and conditions herein provided and further agree as follows:


ARTICLE 1.  DEFINITIONS

    1.1  DEFINITIONS.    In addition to the other definitions contained in the
heading paragraph of this Agreement, the foregoing recitals and Section 1.2, the following terms will, when used in this Agreement, have the following respective meanings:

    "ACQUISITION TRANSACTION" has the meaning given it by Section 6.8.

    "AFFILIATE" means a Person which, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

    "AGGREGATION GROUP" means any group of the following Record Holders, as of the record date for the Meeting, who elect by written notice signed by each of them and received by the Secretary of River Oaks no later than the conclusion of the Meeting, to be an Aggregation Group for purposes of Section 3.1: any Person; such Person's spouse; trusts for the benefit of such Person, his spouse or his children; and pension or profit sharing funds or accounts created or controlled by such Person or for his benefit. No Person may be a member of more than one Aggregation Group.

    "AGREED EBITDA" means the Surviving Corporation's aggregate earnings before depreciation, interest, income taxes, amortization and intercompany management fees for its then most recently completed fiscal year, all determined in accordance with generally accepted accounting principles, except that (a) one-time or prior year adjustments will be eliminated and (b) the effect of acquisitions and divestitures during the year will be annualized.

    "CERTIFICATES" has the meaning given it by Section 3.3(b).

    "CERTIFYING OFFICERS" means: (a) in the case of River Oaks, its Chief Executive Officer and its Chief Financial Officer; and (b) in the case of HMA, either its Vice Chairman or its President and Chief Operating Officer or any one of its Vice Presidents.

    "CLOSING" means the consummation of the Merger.

    "CLOSING DATE" has the meaning given it by Section 2.2.

    "CODE" means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder.

    "CONFIDENTIAL INFORMATION" has the meaning given it by Section 8.6.

    "CONSTITUENT CORPORATIONS" means River Oaks and Sub, as the constituent corporations of the Merger.

    "CONTRACTS" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments, obligations, instruments, concessions, guarantees, licenses, franchises, permits, purchase orders, arrangements, transactions, commitments, undertakings and understandings of every kind, written or oral.

    "DISSENTER" means a Record Holder who dissents from the Merger and exercises dissenters' rights in accordance with all of the applicable provisions of article 13 of the MBCA.

    "EFFECTIVE TIME" has the meaning given it by Section 2.1.

    "EMPLOYEE PLANS" has the meaning given it by Section 4.15(a).

    "EMPLOYEES" has the meaning given it by Section 10.4(a).

    "ENVIRONMENTAL ASSESSMENT" has the meaning given it by Section 4.14.

    "ENVIRONMENTAL LAWS" means, collectively, all federal, state and local statutes, regulations, ordinances, codes, published guidelines and policies, directives and orders (including all amendments thereto) pertaining to environmental matters (which includes air, water vapor, surface water, groundwater, soil, natural resources, chemical use, health, safety and sanitation), including the Comprehensive Environmental Response, Compensation and Liability Act, the Medical Waste Tracking Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control

Act, the Safe Water Drinking Act, the Toxic Substance Control Act and the Occupational Safety and Health Act.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations promulgated thereunder.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

    "EXCHANGE AGENT" means First Union National Bank of North Carolina or such other bank or trust company as HMA may designated.

    "EXCHANGE DATE" has the meaning given it by Section 10.1(g).

    "EXCHANGE FUND" has the meaning given it by Section 3.3(a).

    "EXCHANGED SHARES" has the meaning given it by Section 3.2(d).

    "FACILITIES" means facilities located in Flowood, Mississippi consisting of a general acute care hospital licensed by the State of Mississippi for 110 beds known as River Oaks Hospital, and a general acute care hospital licensed by the State of Mississippi for 111 beds known as River Oaks East - Woman's Pavilion, together with all clinics and other businesses owned or leased by River Oaks or any of its Subsidiaries, including ROH, Inc. and River Oaks Management Company, including all real property, whether developed or undeveloped, associated with any of the foregoing and all buildings, structures, fixtures and other improvements thereon.

    "FIFTH ANNIVERSARY" means the fifth anniversary of the Closing Date.

    "FINANCIAL ADVISOR" means The Robinson-Humphrey Company, Inc., the financial advisor of River Oaks.

    "FINANCIAL STATEMENTS" has the meaning given it by Section 4.5.

    "FIRST PARTY" has the meaning given it by Section 8.6.

    "GOVERNMENTAL ENTITY" means any federal, state or local court, legislative body, governmental or quasi-governmental body, municipality, political subdivision, department, commission, board, bureau, department, administration, council, agency, authority or other instrumentality.

    "HAZARDOUS SUBSTANCES" means and includes: (a) any hazardous materials, hazardous wastes, hazardous substances and toxic substances as those or similar terms are defined under any Environmental Law; (b) any solid waste generated in the diagnosis, treatment or immunizations of human beings or animals or in research pertaining thereto, including special waste from health care facilities or providers which if improperly treated or handled may serve to transmit infectious diseases and which is composed of animal waste, bulk blood and blood products, microbiological waste, pathological waste or sharps; (c) any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (d) any polychlorinated biphenyls or polychlorinated biphenyl-containing materials or fluids; (e) radon; (f) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant or solid, liquid or gaseous waste; (g) any petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fractions thereof, natural gas or synthetic gas; and (h) any substance that, whether by its nature or its use, is or becomes subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires or will require environmental investigation, monitoring or remediation.

    "HMA SEC DOCUMENTS" has the meaning given it by Section 5.4.

    "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "INCLUDING" or "INCLUDES" means, with respect to any matter or thing, including but not limited to such matter or thing.

    "INDEMNIFIABLE CLAIM" has the meaning given it by Section 10.10(a).

    "INDEMNIFIED PARTY" has the meaning given it by Section 10.10(a).

    "IRS" means the United States Internal Revenue Service.

    "JCAHO" means the Joint Commission on Accreditation of Healthcare Organizations.

    "KNOWLEDGE" of River Oaks means the actual knowledge of River Oaks' Chief Executive Officer, Chief Operating Officer or Chief Financial Officer or any member of the Executive Committee of River Oaks' Board of Directors; "KNOWLEDGE" of HMA means the actual knowledge of any of HMA's executive officers.

    "LEGAL REQUIREMENTS" means, collectively, all laws, statutes, rulings, rules, regulations, judgments, orders, decrees, awards, injunctions, writs, requirements, permits, certificates and ordinances of any Governmental Entity, as in effect from time to time.

    "LOSSES" has the meaning given it by Section 10.10(a) and is further defined in Section 10.10(a)(i).

    "MARKET PRICE" means the average of the closing sales price per share of the HMA Common Stock on the NYSE on each Trading Day during the 30 calendar day period ending on the third Trading Day preceding the Closing Date; provided, however, that if no such reported sales of HMA Common Stock take place on a Trading Day, then the average of the reported closing bid and asked prices, regular way, for that Trading Day will instead be used in calculating the Market Price.

    "MATERIAL AGREEMENTS" has the meaning given it by Section 4.17.

    "MBCA" means the Mississippi Business Corporation Act.

    "MEETING" has the meaning given it by Section 6.11.

    "MERGER CONSIDERATION" has the meaning given it by Section 3.2(d).

    "NYSE" means the New York Stock Exchange.

    "OTHER PARTY" has the meaning given it by Section 8.6.

    "PERMITTED ENCUMBRANCES" has the meaning given it by Section 4.10(a).

    "PERSON" means and includes any individual, partnership, corporation, trust, company, unincorporated organization, joint venture or other entity, and any Governmental Entity.

    "PROSPECTUS" has the meaning given it by Section 5.5.

    "PROXY STATEMENT" means: (a) the letter to the shareholders of River Oaks in connection with the Meeting; (b) the notice of the Meeting; (c) the form of proxy to be distributed to the shareholders of River Oaks in connection with the Merger; (d) the information contained in the Registration Statement under the captions "Background of the Merger and Related Matters," "Certain Federal Income Tax Consequences," "Interest of River Oaks' Management in the Merger," "The Special Meeting," "Information About River Oaks," "Selected Financial Data of River Oaks," "Financial Statements of River Oaks" and "Dissenters' Right of Appraisal;" and (e) the information with respect to River Oaks contained in the Registration Statement under the captions "Participants in the Merger," "Comparative Per Share Data," "Investment Considerations," "Description of Capital Stock" and "Comparative Rights of HMA Stockholders and River Oaks Stockholders."

    "QUALIFYING SHAREHOLDER" means any Record Holder of Qualifying Shares, for so long as he holds any Qualifying Shares.

    "QUALIFYING SHARES" has the meaning given it by Section 3.1.

    "REAL PROPERTY" has the meaning given it by Section 4.9.

    "RECORD HOLDER" means a holder of record of River Oaks Common Stock as shown on the regularly maintained stock transfer records of River Oaks.

    "REGISTRATION STATEMENT" has the meaning given it by Section 4.7.

    "RELEASE" has the same meaning as given it by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder.

    "RIVER OAKS PERMITS" has the meaning given it by Section 4.8(a).

    "SEC" means the United States Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, together with all rules and regulations promulgated thereunder.

    "SHAREHOLDER APPROVAL" means approval of this Agreement and the consummation of the Merger by the affirmative vote of a majority of the shares of River Oaks Common Stock outstanding on the record date for the vote.

    "STOCK RIGHTS" has the meaning given it by Section 4.2.

    "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly through an Affiliate, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

    "SURVIVING CORPORATION" means River Oaks, as the surviving corporation of the Merger.

    "TAXES" means, collectively, federal, state and local income, payroll, withholding, employment, excise, sales, use, real and personal property, use and occupancy, business and occupation, gross receipts, mercantile, real estate, capital stock and franchise or other taxes, duties or assessments of any nature whatsoever, including all penalties and interest thereon and estimated taxes.

    "TRADING DAY" means any day on which the NYSE is open for trading.

    "VIOLATION" means that the referenced event: (a) conflicts with, or results in any violation of, or a default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets in connection with, the referenced Contract or other document; or (b) conflicts with, or results in any violation (with or without notice or lapse of time, or both) under, or gives rise to any damages, penalty or remedial action under, the referenced Legal Requirement.

    "VOTING DEBT" means bonds, debentures, notes or other evidences of indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which the shareholders of the issuer thereof may vote.

    1.2  INTERPRETATION.    In this Agreement, unless the context otherwise
requires: (a) references to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto; (b) references to any party to this Agreement include references to its respective successors and permitted assigns;
(c) references to a judgment include references to any order, writ, injunction, decree, determination or award of any court or tribunal; (d) any of the terms defined herein may, unless the context requires otherwise, be used in the singular or the plural depending on the reference; and (e) the masculine pronoun includes the feminine and the neuter, as appropriate in the context. The divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and have no legal effect in construing the provisions of this Agreement.

ARTICLE 2.  THE MERGER

    2.1  EFFECTIVE TIME OF THE MERGER.    Subject to the provisions of this
Agreement, the Merger will be consummated by the filing by the Secretary of State of the State of Mississippi of articles of merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the MBCA (the time of such filing or such later time and date as is specified in such filing being the "EFFECTIVE TIME").

    2.2  CLOSING.    The Closing will take place at 10:00 a.m., local time, on
the earliest date practicable after all of the conditions set forth in Article 9 are satisfied or waived by the appropriate party, but in no event later than December 31, 1997 (but effective January 1, 1998) (the "CLOSING DATE"), at the offices of Baker, Donelson, Bearman & Caldwell, 700 North State Street, Suite 500, Jackson, Mississippi 39202, unless another date or place is agreed to in writing by the parties.

    2.3  EFFECTS OF THE MERGER.    By virtue of the Merger and without the
necessity of any action by or on behalf of the Constituent Corporations, or either of them:

        (A) at the Effective Time, (i) the separate existence of Sub will cease and Sub will be merged with and into River Oaks, (ii) the articles of incorporation of River Oaks as in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Corporation until thereafter amended, and (iii) the bylaws of Sub as in effect immediately prior to the Effective Time, as set forth in Exhibit A, will be
                                                             ---------
    the bylaws of the Surviving Corporation until thereafter amended; and

        (B) at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations will be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, will not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations will thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.


ARTICLE 3.  EFFECT OF MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

    3.1  ELECTION TO RETAIN CERTAIN SHARES OF RIVER OAKS COMMON STOCK.    Record
Holders of River Oaks Common Stock may elect to retain in the Merger ownership, in the aggregate, of up to that number of shares of River Oaks Common Stock which results from subtracting (i) the number of shares of River Oaks Common Stock held, as of the record date for the Meeting, by Dissenters, from

(ii) 151,356 (the "QUALIFYING SHARES"); provided, however, that no holder of River Oaks Common Stock will have any right to retain shares of River Oaks Common Stock except as provided by this Section 3.1 and in accordance with all of the conditions hereof, and for all purposes of this Agreement, the term "Qualifying Shares" means only those shares which Record Holders have the right to retain as provided by this Section 3.1.

        (A)  CERTAIN LIMITATIONS; AGGREGATION GROUPS.    Only Record Holders and
Aggregation Groups which hold, as of the record date for the Meeting, 1,000 or more shares of River Oaks Common Stock may elect to retain ownership of any Qualifying Shares, and Record Holders and Aggregation Groups which hold less than 1,000 shares of River Oaks Common Stock will have no rights under this
Section 3.1. In addition: (i) no Aggregation Group may elect to retain more than 25 percent of the aggregate number of shares held of record by the members of that Aggregation Group; and (ii) no Record Holder may elect to retain more than 25 percent of the shares held of record by him, except that members of an Aggregation Group may, by written notice signed by each of them and received by the Secretary of River Oaks no later than the conclusion of the Meeting, elect that the Qualifying Shares to which they are entitled pursuant to this Section
3.1 be retained by such members of the Aggregation Group and in such relative proportions as is set forth in such notice.

        (B) NOTICE OF ELECTION. A Record Holder may only retain ownership of Qualifying Shares by written notice to River Oaks stating his election to do so and stating the number of whole shares of River Oaks Common Stock (not exceeding 25 percent of the shares held of record by him or by his Aggregation Group, as the case may be) which he wishes to retain in the Merger. A Record Holder (or Aggregation Group) which elects to retain more than the number of shares permitted by Section 3.1(a) will be treated as having duly elected to retain the largest number of whole shares permitted by Section 3.1(a) to be retained in the circumstances. In order for any such election to be effective, such notice must be received by the Secretary of River Oaks no later than the conclusion of the Meeting, and any notice of election received by River Oaks after the conclusion of the Meeting will be void and of no force or effect.

        (C) LIMITATION ON AGGREGATE NUMBER OF QUALIFYING SHARES. Notwithstanding any other provision hereof to the contrary, in no event will the number of Qualifying Shares exceed that number which results from subtracting
(i) the number of shares of River Oaks Common Stock held, as of the record date for the Meeting, by Dissenters, from (ii) 151,356. If Record Holders (including members of Aggregation Groups) duly elect to retain, in the aggregate, more than such maximum number of shares, then each such Record Holder will be allocated a whole number of Qualifying Shares pro rata in the same proportion (but for rounding) as (A) the number of shares of River Oaks Common Stock that he duly elected to retain bears to (B) the total number of shares of River Oaks Common Stock that all such Record Holders duly elected to retain. In no event will there be any fractional Qualifying Shares.

        (D)  REVOCATION OF ELECTION.    A Record Holder may revoke his election
to retain Qualifying Shares by written notice to River Oaks to that effect, which notice must be received by the Secretary of River Oaks at any time prior to the Effective Time.

        (E)  RESTRICTIONS ON QUALIFYING SHARES.    The Qualifying Shares have
not been, and will not be, registered under the Securities Act and, therefore, may not be sold, transferred, pledged or otherwise disposed of except (i) as provided by Sections 10.1 or 10.2, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable "Blue Sky" Legal Requirements. Any transfer of Qualifying Shares is subject to the Surviving Corporation receiving an opinion of counsel satisfactory to it that such transfer is in full compliance with all applicable Legal Requirements, and each certificate representing Qualifying Shares will bear a legend referring to such restrictions on transferability and sale of the Qualifying Shares.

    3.2  EFFECT ON CAPITAL STOCK.    As of the Effective Time, by virtue of the
Merger and without any action on the part of any holder of shares of River Oaks Common Stock or of shares of the capital stock of Sub:

        (A)  CAPITAL STOCK OF SUB.    All issued and outstanding shares of the
capital stock of Sub will be converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of the Surviving Corporation which results from subtracting (i) the number of Qualifying Shares from (ii) 1,009,040.

        (B)  CANCELLATION OF TREASURY STOCK.    Shares of River Oaks Common
Stock, if any, that are owned by River Oaks as treasury stock will be cancelled and retired and will cease to exist, and no Merger Consideration will be delivered in exchange therefor. Shares of HMA Common Stock, if any, owned by River Oaks as of the Effective Time will remain unaffected by the Merger.

        (C)  QUALIFYING SHARES.    Each issued and outstanding Qualifying Share
(up to the aggregate number of Qualifying Shares provided by Section 3.1(c)) will continue to be one issued and outstanding share of the capital stock of the Surviving Corporation. Each certificate representing immediately prior to the Effective Date only issued and outstanding Qualifying Shares (and no other shares of River Oaks Common Stock) will continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

        (D)  EXCHANGED SHARES.    "EXCHANGED SHARES" means all shares of River
Oaks Common Stock other than (i) shares of River Oaks Common Stock, if any, owned by River Oaks as treasury stock, (ii) Qualifying Shares in an aggregate number not exceeding that provided by Section 3.1(c), and (iii) shares of River Oaks Common Stock held by Dissenters. Each issued and outstanding Exchanged Share will be converted into the right to receive that number of fully paid and non-assessable shares of HMA Common Stock which results from dividing (A) $79.285 by (B) the Market Price (such number of fully paid and non-assessable shares of HMA Common Stock per Exchanged Share being called the "MERGER CONSIDERATION"), payable to the Record Holders of Exchanged Shares at the Effective Time. In the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of HMA Common Stock between the date of this Agreement and the Effective Time, the Merger Consideration will be appropriately adjusted so that each Record Holder will receive in the Merger for his Exchanged Shares the amount of HMA Common Stock he would have been entitled to receive if the Effective Time had been immediately prior to such event. As of the Effective Time, and except as otherwise provided by Sections 3.2(a), 3.2(c) and 3.2(e), all shares of River Oaks Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with
Section 3.3.

        (E)  SHARES OF DISSENTERS.    Any issued and outstanding shares of River
Oaks Common Stock held by a Dissenter will not be converted as provided by
Section 3.2(d) but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenter pursuant to article 13 of the MBCA; provided, however, that shares of River Oaks Common Stock outstanding immediately prior to the Effective Time and held by a Dissenter who, after the Effective Time, withdraws his demand for payment or loses his dissenters' right, in either case as provided by article 13 of the MBCA, will be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest. Prior to the Effective Time, River Oaks will give HMA prompt notice of any notices or demands by Dissenters under article 13 of the MBCA and HMA will have the right to participate in all negotiations and proceedings with respect to any such notices or demands. River Oaks will not, except with the prior written consent of HMA, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment to Dissenters will be made only as required by article 13 of the MBCA and will be made by the Surviving Corporation from its own separate funds, unless HMA elects, in its discretion, to provide all or any portion thereof.

    3.3  EXCHANGE OF CERTIFICATES.

        (A)  EXCHANGE AGENT.    HMA will deposit with the Exchange Agent, for
the benefit of the holders of Exchanged Shares and for exchange in accordance with this Article 3, through the Exchange Agent, certificates representing the aggregate Merger Consideration for the Exchanged Shares (collectively, the "EXCHANGE FUND"). HMA will make such deposit as soon as reasonably necessary to permit the Exchange Agent to perform its obligations hereunder, but in no event will such deposit be made later than the Closing Date.

        (B)  EXCHANGE PROCEDURES.    As soon as reasonably practicable after the
Effective Time, the Exchange Agent will mail to each Record Holder (as of the close of business on the third business day preceding the Closing Date) of one or more certificates which immediately prior to the Effective Time represented any Exchanged Shares (the "CERTIFICATES"): (i) a letter of transmittal (which will specify that delivery of the Certificates will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent, and will be in such form and have such other provisions as HMA may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HMA Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HMA, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor one or more certificates representing the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 3, together with a check representing the cash, if any, referred to in Sections 3.3(c) and 3.3(d), and the Certificate so surrendered will forthwith be cancelled. HMA will pay any transfer or similar taxes required by reason of the issuance of a certificate representing shares of HMA Common Stock provided that such certificate is issued in the name of the Record Holder of the Certificate surrendered in exchange therefor. HMA will not pay or be responsible for any transfer or other tax if the obligation to pay such tax is solely that of the shareholder or if payment of any such tax by HMA would cause the Merger to fail to qualify as a tax-free reorganization under section 368(a)(2)(E) of the Code. In the event of a transfer of ownership of River Oaks Common Stock which is not registered in the transfer records of River Oaks, one or more certificates representing the proper amount of Merger Consideration may be issued to the transferee if the Certificate representing such River Oaks Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the case of any lost, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to him of the Merger Consideration, to deliver to HMA such affidavit and personal indemnity as HMA may reasonably request with respect to the Certificate alleged to have been lost, stolen or destroyed. Until surrendered as contemplated by this Section 3.3, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and the cash, if any, referred to in Sections 3.3(c) and 3.3(d). To the extent that a Certificate represents any Qualifying Shares, the Exchange Agent will issue a replacement certificate therefor which represents only Qualifying Shares.

        (C)  NO FRACTIONAL SHARES.    No fractional share of HMA Common Stock
will be issued in the Merger. Each Record Holder will be entitled to receive in lieu of any fractional share of HMA Common Stock to which he otherwise would have been entitled (after taking into account all Exchanged Shares then held of record by him) cash, payable by check, computed on the basis of the closing sales price (or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way) of HMA Common Stock on the NYSE on the first Trading Day after the Effective Time. HMA will make available to the Exchange Agent cash in an amount sufficient to make all such payments in lieu of fractional shares.

        (D)  DIVIDENDS AND DISTRIBUTIONS.    Holders of Certificates will not be
entitled to dividends or other distributions with respect to HMA Common Stock having a record date prior to the Effective Time. No dividends or other distributions with respect to HMA Common Stock having a record date after the Effective Time will be paid to the Record Holder of any unsurrendered Certificate until such holder surrenders such Certificate (or provides the affidavit and indemnity referred to in Section 3.3(b)). Subject to the effect of applicable Legal Requirements, following surrender of any such Certificate (or provision of such affidavit and indemnity), there will be paid to the record holder of shares of HMA Common Stock issued in exchange therefor: (i) at the time of such surrender, the amount of any dividends or other distributions having a record date after the Effective Time theretofore paid with respect to such shares of HMA Common Stock, without interest; and (ii) at the appropriate payment date, the amount of any dividends or other distributions having a record date after the Effective Time but prior to surrender, and a payment date subsequent to surrender, payable with respect to such shares of HMA Common Stock, without interest.

        (E)  NO FURTHER OWNERSHIP RIGHTS IN RIVER OAKS COMMON STOCK.    All
shares of HMA Common Stock issued upon the surrender for exchange of shares of River Oaks Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 3.3(c) or 3.3(d)) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of River Oaks Common Stock, and there will be no further registration of transfers of the shares of River Oaks Common Stock (other than the Qualifying Shares and shares held directly or indirectly by HMA) after the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or its transfer agent for any reason, such Certificates will be cancelled and exchanged as provided by this Article 3.

        (F)  TERMINATION OF EXCHANGE FUND.    Any portion of the Exchange Fund
which remains undistributed to holders of Certificates at the end of six months after the Effective Time will be delivered to HMA upon demand by HMA, and any holders of Certificates who have not theretofore complied with this Article 3 will thereafter look only to HMA for payment of their claim for Merger Consideration and the cash, if any, referred to in Sections 3.3(c) and 3.3(d).

        (G)  NO LIABILITY.    Neither HMA, River Oaks nor the Surviving
Corporation will be liable to any holder of shares of River Oaks Common Stock or HMA Common Stock, as the case may be, for the Merger Consideration (and cash in lieu of fractional shares and dividends or distributions with respect thereto, if any) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF RIVER OAKS

    River Oaks represents and warrants to HMA and to Sub, as of the date hereof and as of the Closing Date, as follows:

    4.1  ORGANIZATION, STANDING AND POWER.    Each of River Oaks and its
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Each of River Oaks and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. River Oaks has heretofore made available to HMA true, correct and complete copies of the articles of incorporation and bylaws, as currently in effect, of River Oaks and each of its Subsidiaries, and has made available to HMA true, correct and complete minute books and stock records of River Oaks and each of its Subsidiaries. Set forth in Schedule 4.1 is a complete list of: (a) the Subsidiaries of River Oaks and
   ------------
its ownership percentage thereof; (b) the jurisdictions in which the nature of the business of River Oaks or any of its Subsidiaries, or the ownership or leasing of their properties, makes qualification as a foreign corporation necessary; and (c) the joint ventures, partnerships and corporations (other than Subsidiaries) in which River Oaks or any of its Subsidiaries has an equity interest, and the ownership percentage thereof in each such entity. Except as set forth in Schedule 4.1, all of the outstanding capital stock of, or other
             ------------
ownership interests in, each Subsidiary of River Oaks is owned directly or indirectly by River Oaks, free and clear of all title defects, liens, encumbrances and restrictions.

    4.2  CAPITAL STRUCTURE.    The authorized capital stock of River Oaks
consists entirely of 10,000,000 shares of River Oaks Common Stock. On the date hereof: (a) 1,000,415 shares of River Oaks Common Stock are issued and outstanding; (b) except for this Agreement and except for the stock grants and options, representing the right to acquire an aggregate 10,750 shares, set forth in Schedule 4.2, there are no options, warrants, calls, rights, claims,
   ------------
commitments or Contracts to which River Oaks or any of its Subsidiaries is a party or by which any of them is bound obligating River Oaks or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of River Oaks or any of its Subsidiaries, or obligating River Oaks or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or Contract (collectively, "STOCK RIGHTS"); and (c) except for an aggregate 10,750 shares subject to the outstanding Stock Rights set forth in Schedule 4.2, no shares of
                                                     ------------
River Oaks Common Stock are or will be reserved for issuance for any purpose.
On the Closing Date and immediately prior to the Effective Time: (i) 1,009,040 shares of River Oaks Common Stock will be issued and outstanding; (ii) except for this Agreement, no Person will have any Stock Rights; and (iii) no shares of River Oaks Common Stock will be reserved for issuance for any purpose. On the date hereof, on the Closing Date and immediately prior to the Effective Time: (A) no shares of River Oaks Common Stock are or will be held by River Oaks in its treasury; (B) no shares of River Oaks Common Stock are or will be held by any of River Oaks' Subsidiaries; (C) no Voting Debt is or will be issued or outstanding; (D) all outstanding shares of River Oaks Common Stock are and will be validly issued, fully paid and non-assessable; and (E) no shares of River Oaks Common Stock are or will be subject to preemptive rights.

    4.3  AUTHORITY, ETC.    River Oaks has all requisite corporate power and
authority to enter into this Agreement and, subject to Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of River Oaks, subject to Shareholder Approval. The Board of Directors of River Oaks has duly adopted resolutions which (a) approve and adopt this Agreement and the consummation of the Merger and (b) recommend that this Agreement and the consummation of the Merger be approved by the holders of River Oaks Common Stock. This Agreement has been duly executed and delivered by River Oaks and, subject to Shareholder Approval, constitutes the valid and binding obligation of River Oaks, enforceable in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    4.4  NO CONFLICT.    The execution and delivery of this Agreement by River
Oaks does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (a) the articles of incorporation or bylaws of River Oaks or any of its Subsidiaries; (b) any Contract applicable to River Oaks, any of its Subsidiaries or any of their respective assets; or (c) any Legal Requirement applicable to River Oaks, any of its Subsidiaries or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect the operations or financial condition of River Oaks and its Subsidiaries taken as a whole. Except as set forth in Schedule 4.4, no consent, approval, order or authorization of,
                ------------
or registration, declaration or filing with, any Governmental Entity is required by or with respect to River Oaks or any of its Subsidiaries in connection with the execution and delivery of this Agreement by River Oaks or the consummation by River Oaks of the transactions contemplated hereby, except for: (i) the filing of a premerger notification report by River Oaks under the HSR Act; (ii) the filing by the Secretary of State of the State of Mississippi as contemplated by Section 2.1; (iii) those filings required by Section 4.8; and (iv) such consents, approvals, orders, authorizations or registrations the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole.

    4.5  FINANCIAL STATEMENTS.    River Oaks has heretofore made available to
HMA true, correct and complete copies of its audited consolidated financial statements for the years ended April 30, 1997, 1996 and 1995, and its unaudited consolidated financial statements for the quarter ended July 31, 1997, together with all notes thereto (collectively, the "FINANCIAL STATEMENTS"). The audited

Financial Statements and, subject to normal year-end adjustments, lack of footnotes and other presentation items, the unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of River Oaks and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    4.6  NO ADDITIONAL MATERIAL LIABILITIES.    Except as set forth in the
Financial Statements or in Schedule 4.6:  (a) neither River Oaks nor any of its
                           ------------
Subsidiaries had, as of July 31, 1997, any material liabilities, whether accrued, absolute, contingent or otherwise, of a kind or character which would be required (in accordance with generally accepted accounting principles consistently applied) to be reflected in the consolidated balance sheet of River Oaks, including any such liabilities related to any facility previously owned, leased or operated; and (b) since July 31, 1997, except for trade payables incurred in the ordinary course of business, neither River Oaks nor any of its Subsidiaries has incurred any such liabilities. All liabilities of River Oaks and its Subsidiaries incurred since July 31, 1997 will have been properly recorded in their books and records in accordance with the accounting policies and procedures of River Oaks consistently applied.

    4.7  INFORMATION SUPPLIED.    The information supplied or to be supplied by
River Oaks for inclusion in the registration statement filed with the SEC by HMA in connection with the issuance of shares of HMA Common Stock in the Merger, including all amendments thereto (the "REGISTRATION STATEMENT"), will, at the time the Registration Statement becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading. The Proxy Statement will, on the date it is mailed to River Oaks' shareholders and at the time of the Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, River Oaks makes no representation or warranty with respect to: (a) any information contained in the Proxy Statement which was furnished by HMA; (b) the adequacy or completeness of the opinion delivered by the Financial Advisor and contained in the Proxy Statement, except that River Oaks knows of no facts not reported to the Financial Advisor which would materially adversely affect such opinion; or (c) the opinion of Ernst & Young LLP forming part of the audited financial statements contained in the Proxy Statement.

    4.8  RIVER OAKS PERMITS; COMPLIANCE WITH LEGAL REQUIREMENTS.

        (A) River Oaks and its Subsidiaries duly hold all licenses, permits, certificates, registrations, accreditations, orders, franchises, authorizations and approvals and, to the knowledge of River Oaks, all consents, variances and exemptions, of any Governmental Entity which are necessary for the operation of the Facilities as currently operated, the conduct of the business of River Oaks and its Subsidiaries and utilization of the Real Property, including valid licenses from the State of Mississippi to operate a 110-bed general acute care hospital and a 111-bed general acute care hospital (collectively, the "RIVER OAKS PERMITS"). Schedule 4.8 contains a complete and accurate list of all River
                 ------------
Oaks Permits, all of which are in full force and effect. Each of River Oaks and its Subsidiaries is in compliance with the terms of each of the River Oaks Permits, except for failures of compliance which could not reasonably be expected, individually or in the aggregate, to have a material adverse effect the operations or financial condition of River Oaks and its Subsidiaries taken as a whole. No action is pending or, to the knowledge of River Oaks, threatened or recommended by any Governmental Entity to revoke, withdraw or suspend any River Oaks Permit.

        (B) The businesses of each of River Oaks and its Subsidiaries are being, and since April 30, 1995 have been, conducted in compliance with all Legal Requirements, except for such Violations that could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole. To the knowledge of River Oaks, no investigation or review by any Governmental Entity with respect to River Oaks or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same.

        (C) With respect to each of the Facilities, River Oaks and its Subsidiaries are qualified for participation in the Medicare and Medicaid programs, have current and valid provider agreements with the Medicare and Medicaid programs and, except as set forth in Schedule 4.8, are in compliance
                                              ------------
with all conditions and standards of participation in such programs, except for failures of compliance which could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole, and have received all health planning approvals necessary for capital reimbursement on their assets. No action is pending or, to the knowledge of River Oaks, threatened or recommended by any Governmental Entity to terminate or decertify any participation of any of the Facilities in the Medicare and Medicaid programs nor, to the knowledge of River Oaks, has there been any decision not to renew any provider agreement related to any Facility. With the exception of deficiencies which are currently the subject of a waiver and those which are the subject of a plan of correction as set forth on Schedule 4.8, there are no
                                                ------------
outstanding deficiencies or work orders of a material nature of any Governmental Entity having jurisdiction over any of the Facilities requiring conformity to any Legal Requirement pertaining to the Facilities, including the Medicaid and Medicare programs. Complete copies of the most recent survey reports and any waivers of deficiencies, plans of correction and any other investigation reports issued with respect to any of the Facilities have been provided to HMA.

        (D) All cost reports required to be filed by River Oaks or its Subsidiaries with respect to the Facilities under Titles XVIII and XIX of the Social Security Act, or any other applicable Legal Requirements or requirements of private providers have been prepared and filed in accordance with all Legal Requirements, and copies of all such reports filed since January 1, 1991 have been supplied to HMA. River Oaks has paid or made provision to pay through proper recordation of any net liability all Notices of Program Reimbursement received from the Medicare program and tentative settlements for periods ended prior to April 30, 1997 and any similar obligations with respect to the Medicaid program.

        (E) River Oak and its Subsidiaries are accredited by the JCAHO with respect to each of the Facilities, and none of the Facilities is conditionally accredited. The date of each of the Facilities' surveys by the JCAHO within the past five years, and any statements of deficiencies and plans of correction related to such surveys, are set forth in Schedule 4.8. With the exception of
                                          ------------
deficiencies which are currently the subject of a waiver and those which are the subject of a plan of corrections as set forth in Schedule 4.8, there are no
                                                 ------------
outstanding deficiencies of a material nature under the JCAHO conditions, standards and requirements for accreditation. Each of the Facilities is in material compliance with all conditions, standards and requirements for accreditation by the JCAHO.

        (F)  Schedule 4.8 includes a true, correct and complete statement of:
             ------------
(i) the bed categories for which each Facility is, and immediately prior to Closing will be, licensed and/or qualified for Medicare and Medicaid; (ii) the number of beds in each such category; (iii) the number of beds in each such category which are, and immediately prior to Closing will be, available for use in such Facility; and (iv) the number of patients, as of stated date reasonably proximate to the date hereof, admitted in each Facility who (A) qualify for Medicare, (B) qualify for Medicaid and (C) qualify for neither Medicare nor Medicaid. Except as set forth in Schedule 4.8, immediately prior to Closing, no
                                  ------------
beds will be in use at any Facility in any category for which such Facility is not licensed. River Oaks has no knowledge that the number of licensed beds in any category may be reduced by any Governmental Entity.

        (g) Schedule 4.8 includes a true, correct and complete statement of all
            ------------
ancillary patient services that are, and immediately prior to Closing will be, offered by each Facility, the licensed capacity of each service (if applicable) and the number of available beds (if applicable). Neither River Oaks nor any of its Subsidiaries has received notice that any Facility will not be properly licensed or certified to provide any such service prior to or upon the consummation of the Merger.

    4.9  FACILITIES; REAL PROPERTY  .  Schedule 4.9 is a true, correct and
                                       ------------
complete list of the Facilities and a true, correct and complete description of all real property owned, leased, operated or used by River Oaks or any of its Subsidiaries (collectively, the "REAL PROPERTY"). River Oaks has heretofore delivered to HMA true, correct and complete original or certified copies of all existing title insurance policies, exception documents, title reports and surveys with respect to each parcel of the Real Property.

    4.10  ASSETS; TITLE; ABSENCE OF LIENS AND ENCUMBRANCES  .

        (A) River Oaks and its Subsidiaries collectively own or validly lease all properties and assets, real, personal and mixed, tangible and intangible, comprising and employed in the operation of or associated with the Facilities. Except for leased assets, each of River Oaks and its Subsidiaries has good and marketable title to all of the Real Property and all of their respective other assets, including those reflected in the consolidated balance sheet of River Oaks as of July 31, 1997, free and clear of all title defects, liens, pledges, security interests, claims, encumbrances and restrictions except, with respect to all such assets, the following encumbrances (collectively, "PERMITTED ENCUMBRANCES"): (i) mortgages and liens securing debt reflected as liabilities in the Financial Statements; (ii) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith and by appropriate proceedings, which contested liens are listed in Schedule 4.10(a); (iii) liens
                                                 ----------------
for current Taxes not yet due and payable which have been fully reserved against, or which, if due, are being contested in good faith and by appropriate proceedings, which contested liens are listed in Schedule 4.10(a); and (iv) such
                                                 ----------------
imperfections of title, easements, encumbrances and other liens, if any, as are set forth in the deeds or leases covering the Real Property or the surveys heretofore delivered to HMA or which are not substantial in character, amount or extent, and do not, singly or in the aggregate, materially detract from the value, or interfere with the present use, of the properties and assets subject thereto or affected thereby or otherwise materially impair the operations of River Oaks or any of its Subsidiaries as presently conducted.

        (B) All leases pursuant to which River Oaks or any of its Subsidiaries leases the Real Property or personal property are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default on the part of River Oaks or any of its Subsidiaries or, to the knowledge of River Oaks, any existing default on the part of any other party thereto, or any event which, with notice or lapse of time or both, would constitute such a default.
Schedule 4.10(b) sets forth a true, correct and complete list of all such
----------------
leases.

        (C)  Except as set forth in Schedule 4.10(c), no Real Property is
                                    ----------------
located within or adjacent to a flood or lakeshore erosion hazard area, fresh water wetlands as defined under applicable Legal Requirements, coastal zone management area or any other parcel protected, regulated or controlled by any Legal Requirements. Neither the whole nor any portion of any parcel of the Real Property has been condemned, requisitioned or otherwise taken by any public authority, no notice of any such condemnation, requisition or taking has been received by River Oaks or any of its Subsidiaries and, to River Oaks' knowledge, no such condemnation, requisition or taking is threatened or contemplated.
River Oaks has no knowledge of any public improvements which may result in special assessments against or otherwise affecting the Real Property.

    4.11  COVENANTS AND RESTRICTIONS; ZONING.    The Real Property currently
conforms to and complies with, all covenants, conditions, restrictions, reservations, land use, zoning, health, fire, water and building codes and other applicable Legal Requirements, except for failures of conformance or compliance which could not reasonably be expected, individually or in the aggregate, to have a material adverse effect the operations or financial condition of River Oaks and its Subsidiaries taken as a whole, and no such Legal Requirements prohibit or limit or condition the use or operation of the Facilities or the Real Property as currently used and operated. There is no pending or, to River Oaks' knowledge, contemplated, threatened or anticipated change in the zoning classification of any of the Facilities or any portion thereof.

    4.12  CONDITION OF FACILITIES.    Each of the Facilities is suitable for its
current and intended use and is in proper condition for such use. To River Oaks' knowledge, except for the items set forth in Schedule 4.12: (a) each of
                                                   -------------
the Facilities is in good state of repair and condition, ordinary wear and tear excepted; (b) there are no dangerous conditions or defects existing upon or in any of the Facilities (except those attendant in the operation of a hospital facility in the ordinary course of business); (c) there are no structural defects in any Facility or Real Property that would adversely affect the operation of such Facility or Real Property as presently conducted; and (d) there are no life safety code deficiencies or other survey requirements which are not subject to waiver or currently the subject of a plan of correction which is being implemented. Except as set forth in Schedule 4.12, all gas, electric
                                              -------------
power, storm sewer, sanitary sewer, water and other utility services necessary for the current operation and use of each Facility are available at the boundaries of each Facility and when necessary direct connection has been made to all such utility facilities. The Facilities have access to public roads sufficient for River Oaks and its Subsidiaries to operate their business and, to River Oaks' knowledge, there are no plans, studies or efforts by any Governmental Entity that would modify or realign any street or highway adjacent to any of the Facilities.

    4.13  EQUIPMENT; INVENTORY.    River Oaks has heretofore delivered to HMA a
depreciation schedule listing, as of April 30, 1997, all of the equipment owned by River Oaks or any of its Subsidiaries. Each Facility contains all equipment, inventories and other personal property in sufficient condition and in quantities (of not less than that required by applicable Governmental Entities) to operate such Facility at the capacity for which it is currently operated.

    4.14  ENVIRONMENTAL MATTERS.    River Oaks has heretofore conducted a Phase
I environmental assessment of the Real Property (the "ENVIRONMENTAL ASSESSMENT") and has provided the same to HMA and its counsel. Except as disclosed in
Schedule 4.14 or the Environmental Assessment:  (a) none of the Facilities or
-------------
the Real Property is in Violation of any Environmental Laws, except for Violations which could not reasonably be expected, individually or in the aggregate, to have a material adverse effect the operations or financial condition of River Oaks and its Subsidiaries taken as a whole; (b) neither River Oaks nor any of its Subsidiaries has Released any Hazardous Substances in a manner that has Violated any Environmental Laws and, to River Oaks' knowledge, there has been no such Release by any previous owner or operator of any of the Real Property; (c) none of the Facilities or the Real Property has (i) ever had any underground storage tanks, as defined in 42 U.S.C. (S)6991(1)(A)(I), whether empty, filled or partially filled with any substance, or (ii) any asbestos or any material that contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (d) neither River Oaks, any of its Subsidiaries nor any of the Facilities has received any request for information, notice or order alleging that it may be a potentially responsible party under any Environmental Laws for the investigation or remediation of a Release or threatened Release of Hazardous Substances; (e) no event has occurred with respect to any of the Facilities or the Real Property which, with the passage of time or the giving of notice, or both, would constitute a Violation of or non-compliance with any applicable Environmental Law or River Oaks Permit; and (f) there is no lien, notice, litigation or, to River Oaks' knowledge, threat of litigation relating to an alleged unauthorized Release of any Hazardous Substance on, about or beneath the Real Property (or any portion thereof), or the migration of any Hazardous Substance to or from property adjoining or in the vicinity of the Real Property, or alleging any obligation under Environmental Laws. River Oaks will immediately notify HMA should River Oaks, any of its Subsidiaries or any of the Facilities receive any such request for information, notice or order, or become aware of any lien, notice, litigation or threat of litigation relating to an alleged unauthorized Release of any Hazardous Substance on, about or beneath the Real Property (or any portion thereof) or any other environmental contamination or liability with respect to the Real Property (or any portion thereof). River Oaks and its Subsidiaries hold all River Oaks Permits required under any Environmental Law in connection with the use of the Real Property or the operation of the Facilities.

    4.15  EMPLOYEE PLANS.

        (A)  Schedule 4.15 lists all employment agreements, all union, guild,
             -------------
labor or collective bargaining agreements, all employee benefit plans, and all other arrangements or understandings, explicit or implied, written or oral, whether for the benefit of one or more Persons, relating to employment, compensation or benefits, to which River Oaks or any of its Subsidiaries is a party or is obligated to contribute, or by which River Oaks or any of its Subsidiaries is bound, including: (i) all employee benefit plans within the meaning of section 3(3) of ERISA; (ii) all deferred compensation, bonus, stock option, stock purchase, stock incentive, stock appreciation rights, restricted stock, severance or incentive compensation plans, agreements or arrangements;
(iii) plans, agreements or arrangements providing for "fringe benefits" or perquisites to employees, officers, directors or agents; and (iv) all employment, consulting, termination or indemnification agreements (collectively, "EMPLOYEE PLANS"). River Oaks has delivered to or made available for inspection by HMA true, correct and complete copies of all Employee Plans, all related summary plan descriptions, the most recent determination letters received from the IRS, Form 5500 Annual Reports for the last three years (including all attachments thereto), the most recent financial reports and summary annual reports and, where applicable, summary descriptions of any Employee Plans not otherwise reduced to writing.

Except as set forth on Schedule 4.15, there are no negotiations, demands or
                       -------------
proposals that are pending or have been made since the respective dates of the Employee Plans which concern matters now covered, or that would be covered, by any Employee Plan.

        (B) River Oaks and each of its Subsidiaries and each of the Employee Plans have complied and are in compliance in all material respects with the applicable provisions of the Code, ERISA and all other applicable Legal Requirements. River Oaks and each of its Subsidiaries have performed all of their obligations under all of the Employee Plans, including the full payment when originally due of all amounts required to be made as contributions thereto or otherwise.

        (C) With respect to each Employee Plan that is an "employee benefit plan" within the meaning of section 3(3) of ERISA, or a "plan" within the meaning of section 4975(e)(1) of the Code, no transaction has occurred which is prohibited by section 406 of ERISA or which could give rise to a material liability under section 4975 of the Code or sections 502(i) or 409 of ERISA. None of the Employee Plans nor any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any Governmental Entity within the last five years. There are no actions, suits, penalties or claims (other than routine undisputed claims for benefits) pending or threatened against or arising our of any of the Employee Plans or the respective assets thereof and, to the knowledge of River Oaks, no facts exist which could give rise to any such actions, suits, penalties or claims which might have a material adverse effect on any Employee Plan or on River Oaks and its Subsidiaries taken as a whole.

        (D) Each Employee Plan that is intended to qualify under section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS. There have been no developments since the respective dates of such determination letters that would create a material risk of causing the loss of qualification of the subject Employee Plan.

        (E) Neither River Oaks nor any of its Subsidiaries maintains or has at any time maintained, or has or could have any liability with respect to, an Employee Plan subject to Title IV of ERISA. No Employee Plan is or ever has been a "multiemployer plan" within the meaning of section 3(37) of ERISA. Neither River Oaks nor any of its Subsidiaries has or could have any liability with respect to a "multiemployer plan" as defined under section 3(37) of ERISA. No Employee Plan now holds or has heretofore held any stock or other securities issued by River Oaks or any of its Subsidiaries. Neither River Oaks nor any of its Subsidiaries has established or contributed to, is required to contribute to or has or could have any liability with respect to any "voluntary employees' beneficiary association" within the meaning of section 501(c)(9) of the Code, any "welfare benefit fund" within the meaning of section 419 of the Code, any "qualified asset account" within the meaning of section 419A of the Code or any "multiple employer welfare arrangement" within the meaning of section 3(40) of ERISA.

        (F) All group health plans of River Oaks and its Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of sections 601 through 608 of ERISA and section 4980B of the Code, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except to the extent required under section 4980B of the Code, neither River Oaks nor any of its Subsidiaries provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired employee or any former employee.

        (G) No provision of any Employee Plan restricts the ability of HMA or the Surviving Corporation to terminate the future accruals of obligations thereunder after the Effective Time; provided, however, that no such representation or warranty is made with respect to liabilities already accrued at the time of such termination.

        (H)  Except as set forth in Schedule 4.15, each Form 5500 required to be
                                    -------------
filed by River Oaks or any of its Subsidiaries has been filed in accordance with all applicable Legal Requirements.

        (I) There has been no act or omission by River Oaks or any of its Subsidiaries that has given rise or may give rise to fines, penalties, Taxes or related charges under sections 4980D, 502(c) or 502(l) of ERISA, Chapters 43, 46 or 47 of Subtitle D of the Code, or Chapter 68 of Subtitle F of the Code.

        (J) Solely for purposes of this Section 4.15, all references to River Oaks or any of its Subsidiaries includes any Person which, together with River Oaks or any of its Subsidiaries, is considered an affiliated organization within the meaning of sections 414(b), 414(c), 414(m) or 414(o) of the Code or sections 3(5) or 4001(b)(1) of ERISA.

    4.16  EMPLOYMENT MATTERS.    Except as disclosed in Schedule 4.16:  (a) each
                                                        -------------
of River Oaks and its Subsidiaries is in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours; (b) neither River Oaks nor any of its Subsidiaries is engaged in any unfair labor or unlawful employment practice; (c) there is no unlawful employment practice discrimination charge pending before the Equal Employment Opportunity Commission or any state "referral agency" recognized thereby; (d) there is no unfair labor practice charge or complaint against River Oaks or any of its Subsidiaries pending before the National Labor Relations Board; (e) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of River Oaks, threatened against or involving or affecting River Oaks, any of its Subsidiaries or any of the Facilities, and no representation question exists respecting any of their respective employees; and (f) no grievance or arbitration proceeding is pending against River Oaks or any of its Subsidiaries and no written claim therefor exists.

    4.17  MATERIAL AGREEMENTS.    Schedule 4.17 contains a true, correct and, to
                                  -------------
the knowledge of River Oaks, complete list of all Contracts, not listed on any other Schedule, to which River Oaks or any of its Subsidiaries or any of the Facilities is a party which are not cancelable by River Oaks or its Subsidiaries upon notice of 30 days or less (collectively, whether listed in Schedule 4.17 or in any other Schedule, the "MATERIAL AGREEMENTS"). True, correct and complete copies of all Material Agreements, and true, correct and complete summaries of all Material Agreements which have not been reduced to writing, have been delivered or made available to HMA. Each Material Agreement constitutes the valid and legally binding obligation of River Oaks or its Subsidiary, as the case may be, and is enforceable against River Oaks or its Subsidiary, as the case may be, in accordance with its terms. To River Oaks' knowledge, each Material Agreement constitutes the valid and legally binding obligation of the other party thereto and is enforceable against such party in accordance with its terms. Each of the Material Agreements constitutes the entire agreement between the respective parties thereto relating to the subject matter thereof. To River Oaks' knowledge, in all material respects all obligations required to have been performed under the terms of the Material Agreements have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under any of the Material Agreements, and each of the Material Agreements is in full force and effect without default on the part of any party thereto. Except as set forth in
Schedule 4.17, each of the Material Agreements: (a) is with a party who is
-------------
neither a director, officer, employee or Affiliate of River Oaks, nor a member of the medical staff of the Facilities nor, to the knowledge of River Oaks, an Affiliate of any of the foregoing; (b) was entered into on an arm's-length basis in the ordinary course of business; and (c) has not been amended. Except as noted in Schedule 4.17, none of the Material Agreements requires consent for or
         -------------
is otherwise affected by the Merger.

    4.18  LITIGATION.    Except as disclosed in Schedule 4.18, there is no
                                                -------------
action, suit, proceeding, arbitration or investigation pending or, to the knowledge of River Oaks, threatened against or affecting River Oaks, any of its Subsidiaries or any Facility (or any of their respective officers or directors in connection with the business of River Oaks or any of its Subsidiaries), which if adversely determined could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole, or on the Medicare or Medicaid provider status of any Facility, nor is there any judgment, injunction, decree, rule or order of any Governmental Entity or arbitrator outstanding against River Oaks, any of its Subsidiaries or any Facility which could reasonably be expected, individually or in the aggregate, to have such an effect.

    4.19  TAXES.    River Oaks and its Subsidiaries have filed all tax returns required to be filed by any of them and have paid all Taxes required to be paid as shown on such returns. The Financial Statements reflect, and the financial statements of River Oaks at the Closing Date will reflect, an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by River Oaks and its Subsidiaries (whether or not shown in any return) through the respective dates thereof. All such filed tax returns are in all material respects correct, complete and accurate.
Neither River Oaks nor any of its Subsidiaries has taken, plans or intends to take any action which would result in any liability to River Oaks or any of its Subsidiaries for Taxes as a result of the transactions contemplated by this Agreement. To River Oaks' knowledge there are no material deficiencies for any Taxes proposed, asserted or assessed against River Oaks or any of its Subsidiaries. The federal income tax returns of River Oaks and its Subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired, for all fiscal years through the fiscal year ended April 30, 1994, except with respect to claims for refund.

    4.20  ABSENCE OF CERTAIN CHANGES OR EVENTS.    Except as disclosed in the
Schedules or in the Financial Statements and except as contemplated by this Agreement, since April 30, 1997, River Oaks and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has not been: (a) any material adverse change in the operations, assets or financial condition of River Oaks or any of its Subsidiaries; (b) any material damage, destruction, loss or casualty to any assets of River Oaks or any of its Subsidiaries, whether or not covered by insurance, which assets are material to the ongoing operations or business of River Oaks or any of its Subsidiaries as presently conducted; (c) any sale, assignment, transfer or disposition of any item of plant, property or equipment of the Facilities having a net book value in excess of $10,000 (other than supplies), except in the ordinary course of business; (d) any material change in any method of accounting or accounting practice by River Oaks or any of its Subsidiaries; (e) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of River Oaks' capital stock; or (f) any transaction, commitment, dispute or other event or condition (not affecting the hospital industry as a whole or the hospital industry in the State of Mississippi) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a material adverse effect on the operations, assets or financial condition of River Oaks and its Subsidiaries, or on the Medicare or Medicaid provider status of any Facility.

    4.21  BOOKS AND RECORDS.    River Oaks has provided HMA with complete access
to all of the books and records of River Oaks, its Subsidiaries and the Facilities. All of such books and records are true, correct and complete in all material respects, and are and have been maintained in substantial compliance with all applicable Legal Requirements. Without limiting the generality of the foregoing: (a) River Oaks and its Subsidiaries have maintained continuous ownership, care, custody and control of all patient medical records of the Facilities in compliance with all Legal Requirements; (b) all such patient medical records have been maintained for at least six years unless a longer retention period is required by Legal Requirements; and (c) River Oaks and its Subsidiaries have maintained the security and confidentiality of all patient medical records as required by Legal Requirements.

    4.22  SPECIAL FUNDS.    Neither River Oaks nor any of its Subsidiaries is
subject to any liability in respect of amounts received by any of them or others for the purchase or improvement of any assets or any part thereof under restricted or conditioned grants or donations, including monies received under the Public Health Service Act, 42 U.S.C. (S)291 et seq.

    4.23  MEDICAL STAFF MATTERS.    River Oaks has heretofore provided to HMA
true, correct and complete copies of the bylaws and rules and regulations of the medical staff of the Facilities. Except as set forth in Schedule 4.23, there
                                                         -------------
are no pending or, to River Oaks' knowledge, threatened disputes with applicants, staff members or health professional affiliates, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

    4.24  INSURANCE.    River Oaks has heretofore provided to HMA a true,
correct and complete list of the current insurance coverages of River Oaks and its Subsidiaries, including names of carriers and amounts of coverage. River Oaks and each of its Subsidiaries has been and is insured by financially sound and reputable insurers with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to their respective businesses, and each will maintain such insurance at least through the Closing Date.

    4.25  TRADE NAMES.    Except as set forth in Schedule 4.25, River Oaks or
                                                 -------------
one of its Subsidiaries owns, is licensed under or otherwise has the right to use all Facility names used in the conduct of its business at each Facility, and neither River Oaks nor any of its Subsidiaries or Facilities has received any notice from any Person challenging or questioning the right of River Oaks or any of its Subsidiaries to use a Facility name.

    4.26  OPINION OF FINANCIAL ADVISOR.    The Board of Directors of River Oaks
has received the preliminary oral opinion of the Financial Advisor as of September 22, 1997, to the effect that, as of such date, the consideration to be received in the Merger by River Oaks' shareholders is fair to River Oaks' shareholders from a financial point of view. Copies of the final form of such opinion of the Financial Advisor will be delivered to HMA when delivered to the Board of Directors of River Oaks. HMA will also receive copies of any other letters containing opinions of value or otherwise evaluating the transactions contemplated hereby prepared by the Financial Advisor for informational purposes, except that any comparative analyses may be excised therefrom.

    4.27  VOTE REQUIRED.    The affirmative vote of a majority of the shares of
River Oaks Common Stock outstanding on the record date for the vote is the only vote of the holders of River Oaks Common Stock necessary to approve this Agreement and the consummation of the Merger.

    4.28  FOREIGN PERSON.    Neither River Oaks nor any of its Subsidiaries is a
"foreign person" within the meaning of section 1445(f)(3) of the Code.

    4.29  DISCLOSURE.    Neither the provisions of this Agreement with respect
to River Oaks and its Subsidiaries, nor the Schedules nor any other document or written information furnished to HMA or its representatives by or on behalf of River Oaks or any of its Subsidiaries pursuant hereto, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein not misleading.


ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF HMA

    HMA represents and warrants to River Oaks as follows:

    5.1  ORGANIZATION, STANDING AND POWER.    HMA is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. Each of HMA and Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on HMA and its Subsidiaries taken as a whole.

    5.2  AUTHORITY.    Each of HMA and Sub has all requisite corporate power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HMA and Sub. This Agreement has been duly executed and delivered by HMA and Sub and constitutes the valid and binding obligation of HMA and Sub, enforceable against them in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    5.3  NO CONFLICT.    The execution and delivery of this Agreement by HMA and
by Sub does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (a) the certificate or articles of incorporation or bylaws of HMA or of Sub; (b) any Contract applicable to HMA, Sub or any of their respective assets; or (c) any Legal Requirement applicable to HMA, Sub or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of HMA and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HMA or Sub in connection with the execution and delivery of this Agreement by HMA and Sub or the consummation by HMA and Sub of the transactions contemplated hereby, except for: (i) the filing of a premerger notification report by HMA under the HSR Act; (ii) the filing with the SEC of the Registration Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of such documents with, and the obtaining of such orders from, state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement; (iv) the filing by the Secretary of State of the State of Mississippi contemplated by Section 2.1; and (v) such consents, approvals, orders, authorizations or registrations the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of HMA and its Subsidiaries taken as a whole.

    5.4  SEC DOCUMENTS.    HMA has made available to River Oaks a true, correct
and complete copy of HMA's Annual Report on Form 10-K for the year ended September 30, 1996, quarterly reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, and definitive proxy statement for the annual meeting of shareholders of HMA held on February 18, 1997, all as filed by HMA with the SEC (collectively, the "HMA SEC DOCUMENTS"). As of their respective dates, the HMA SEC Documents complied in all material respects with the requirements of the Securities Act and Exchange Act, and none of the HMA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HMA included in the HMA SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of HMA and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    5.5  INFORMATION SUPPLIED.    The Registration Statement and the prospectus
forming a part thereof (the "PROSPECTUS") will, at the time the Registration Statement becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time it becomes effective under the Securities Act, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, HMA makes no representation or warranty with respect to any information contained in the Proxy Statement.

    5.6  CAPITAL STRUCTURE.    The authorized capital stock of HMA consists of
300,000,000 shares of HMA Common Stock, and 5,000,000 shares of Preferred Stock, par value $.01 per share. At the close of business on June 30, 1997: (a) 108,373,168 shares of HMA Common Stock were issued and outstanding; (b) 9,351,242 shares of HMA Common Stock were subject to issuance upon exercise of outstanding rights under HMA's various stock plans; (c) no shares of HMA Common Stock were held by HMA in its treasury; (d) no shares of such Preferred Stock were issued or outstanding; and (e) no Voting Debt was issued or outstanding. All outstanding shares of HMA Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights.

    5.7  MERGER CONSIDERATION.    The HMA Common Stock constituting the Merger
Consideration has been duly authorized and, when issued and delivered against receipt of the shares of River Oaks Common Stock exchanged therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of HMA.

    5.8  DISCLOSURE.    Neither the provisions of this Agreement with respect to
HMA and Sub nor any other document or written information furnished to River Oaks or its representatives by or on behalf of HMA or Sub pursuant hereto, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein not misleading.


ARTICLE 6.  COVENANTS OF RIVER OAKS

    During the period from the date of this Agreement and continuing until the Effective Time, River Oaks agrees, for itself and its Subsidiaries, to perform as follows (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that HMA otherwise consents in writing):

    6.1  ORDINARY COURSE.    Each of River Oaks and its Subsidiaries will:  (a)
carry on its business in substantially the same manner as has heretofore been conducted and not make any material change in the personnel, operations, finance, accounting practices or policies or assets of the Facilities; (b) maintain the Facilities and all parts thereof in good working order and condition, ordinary wear and tear excepted; (c) perform all of its obligations under the Material Agreements and not enter into, amend or terminate any Material Agreement except in the ordinary course of business; (d) take all reasonable actions necessary and appropriate to obtain appropriate releases, consents, estoppels and other instruments as HMA may reasonably request; (e) neither cancel, nor allow to lapse nor make any material change in the coverage of any insurance policy applicable to River Oaks, any of its Subsidiaries or any Facility; (f) pay all Taxes as they become due, confer with HMA prior to the filing of any tax return or protest by it or any of its Subsidiaries and not take any position with respect to Taxes to which HMA reasonably objects; (g) use its best efforts to maintain and preserve its business organization intact, retain employees at the Facilities (except for employment terminations in accordance with past practices), maintain relationships with physicians, consistent with the bylaws, rules and regulations of the Medical Staff, maintain relationships with suppliers, customers and others having business relations with the Facilities consistent with the terms of such relationships, and take such other actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations at the Effective Time; (h) neither make offers of employment to any Persons for periods subsequent to the Effective Time (except for offers made in the ordinary course for employment on an at will basis), nor enter into any Employee Plan with respect thereto, nor incur or agree to incur any liability not in the ordinary course of business, except for those offers, Employee Plans and liabilities currently under negotiation and identified in Sched-
                                                              -----
ule 6.1; (i) neither adopt nor amend in any material respect any Employee Plan;
-------
(j) not increase the compensation, in any form, payable or to become payable to any director, officer, employee, consultant or agent, except for employees' compensation increases in the ordinary course of business in accordance with existing personnel policies; (k) except as set forth in Schedule 6.1, not incur
                                                        ------------
any indebtedness or guarantee any indebtedness except in the ordinary course of business consistent with past practices, nor issue any debt securities; (l) not create or assume any mortgage, pledge or other lien or encumbrance upon any of its assets, irrespective of when acquired, other than Permitted Encumbrances;
(m) neither acquire nor agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any Person; (n) neither make nor authorize any purchase order or capital expenditure in excess of $10,000 except in the ordinary course of business or except as identified in Schedule 6.1; (o) neither
                                                       ------------
sell, lease, assign nor otherwise transfer or dispose of any assets (other than supplies), except in the ordinary course of business; (p) not amend, terminate or waive any right related to the Facilities or their businesses, except in the ordinary course of business; and (q) not take any other action outside the ordinary course of business that would materially adversely affect the business operations of River Oaks, any of its Subsidiaries or any of the Facilities.

    6.2  DIVIDENDS; CHANGES IN STOCK.    River Oaks will not:  (a) declare or
pay any dividends, whether in cash, stock or otherwise, nor make any other distributions in respect of the River Oaks Common Stock; (b) split, combine, reclassify or recapitalize the River Oaks Common Stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of River Oaks Common Stock; or (c) repurchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of River Oaks Common Stock.

    6.3  ISSUANCE OF SECURITIES.    River Oaks will not, nor will it permit any
of its Subsidiaries to: (a) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock or Voting Debt or any securities convertible into any such shares, Voting Debt or convertible securities, except for the issuance of an aggregate of 8,625 shares of River Oaks Common Stock upon exercise of the Stock Rights set forth in Schedule 4.2;
                                                                 ------------
or (b) grant any Stock Rights.

    6.4  GOVERNING DOCUMENTS.    Prior to the Closing Date, River Oaks will
cause to be filed by the Secretary of State of the State of Mississippi articles of amendment to its articles of incorporation which deny shareholders the right to cumulate votes in the election of directors. Except for such amendment, neither River Oaks nor any of its Subsidiaries will amend or propose to amend its articles of incorporation or bylaws.

    6.5  RIVER OAKS PERMITS.    River Oaks and its Subsidiaries will maintain
all River Oaks Permits in full force and effect, will cooperate and take all action reasonably necessary to assist the Surviving Corporation in obtaining the River Oaks Permits, and will promptly provide HMA with copies of all filings made with any Governmental Entity.

    6.6  ADVICE OF CHANGES.    River Oaks will confer on a regular and frequent
basis with HMA, report on operational matters and promptly advise HMA orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on River Oaks or any of its Subsidiaries or any Facility or on the ability of River Oaks to perform its obligations hereunder. Except as may otherwise be set forth in writing signed by the parties, River Oaks acknowledges that HMA does not and will not waive any rights it may have under this

Agreement as a result of such consultations, nor will HMA be responsible for any decisions made by River Oaks' officers and directors with respect to matters which are the subject of such consultation.

    6.7  ACCESS.    River Oaks and its Subsidiaries will afford to the
authorized representatives and agents of HMA full and complete access to the medical staff, employees and other personnel of River Oaks and its Subsidiaries, and to the Facilities, the assets and the books, records and other information of River Oaks and its Subsidiaries, including the right to inspect the same and conduct audits and verifications thereof; provided, however, that: (a) none of the foregoing violates patient confidentiality or impairs the privilege of confidentiality afforded by Legal Requirement or Contract to River Oaks' books and records; (b) HMA has first provided reasonable notice of such access and inspection and conducts the same during normal business hours and in such a manner as not to interfere unreasonably with the operation of the Facilities or the conduct of the business of River Oaks and its Subsidiaries; and (c) no such inspections will have taken place, and no employees or other personnel of River Oaks will have been contacted by HMA, without HMA first having coordinating such inspection or contact with the River Oaks' Chief Executive Officer; and provided further that no such access or inspection by HMA will limit the effect of River Oaks' representations and warranties contained in this Agreement.

    6.8  NO SOLICITATIONS.    River Oaks will not, nor will it permit any of its
Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or by any of its Subsidiaries to, initiate, solicit, encourage (by way of furnishing non-public information or otherwise), negotiate or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business or assets of River Oaks and its Subsidiaries, or a controlling portion of the capital stock of River Oaks, whether by merger, consolidation, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being called an "ACQUISITION TRANSACTION"), nor entertain, agree to, endorse, participate in any discussions or negotiations or recommend any Acquisition Transaction, except if River Oaks' Board of Directors concludes in good faith, based on written advice of independent outside counsel and after consultation with its financial advisors, that taking such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks under applicable Legal Requirements. In the event that River Oaks, any of its Subsidiaries or any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives receives any inquiries, proposals or offers as contemplated by this Section 6.8, River Oaks will promptly inform HMA as to that fact and furnish to HMA the specifics thereof.

    6.9  COOPERATION IN PREPARATION OF REGISTRATION STATEMENT, ETC.    River
Oaks will promptly prepare the Proxy Statement, will cooperate with HMA in its preparation and filing with the SEC of the Registration Statement and the Prospectus, including the Proxy Statement, will cause its independent auditors to cooperate in the preparation of financial statements for the Registration Statement and Prospectus, and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and prior to January 1, 1998.

    6.10  LETTER OF RIVER OAKS' ACCOUNTANTS.    River Oaks will use its
commercially reasonable best efforts to cause to be delivered to HMA a letter of Ernst & Young LLP, River Oaks' independent auditors, dated a date within two business days before the date on which the Registration Statement becomes effective and addressed to HMA, in form and substance reasonably satisfactory to HMA and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    6.11  SHAREHOLDERS' MEETING AND APPROVAL.    The Board of Directors of River
Oaks will call a special meeting of the shareholders of River Oaks for the purpose of considering and voting to approve this Agreement and the consummation of the Merger (the "MEETING") and will use it best efforts to hold the Meeting as promptly as practicable, and prior to January 1, 1998, in accordance with applicable Legal Requirements (it being understood that the Registration Statement must be effective prior to the time definitive proxy soliciting material for the Meeting can be distributed). The Board of Directors of River Oaks will, subject to their fiduciary duties under the laws of the State of Mississippi, recommend that River Oaks' shareholders approve this Agreement and the consummation of the Merger, and will not condition its recommendation on any basis other than the terms and conditions of this Agreement, and such recommendation will be contained in the Proxy Statement. River Oaks will deliver to HMA promptly at the conclusion of the Meeting a certificate of the Secretary of River Oaks certifying the number of shares of River Oaks Common Stock as to which written notices of intent to demand payment were delivered prior to the vote thereon in accordance with section 79-4-13.21 of the MBCA and which were not voted in favor of approval of this Agreement and the consummation of the Merger, such certificate to include the names, mailing addresses and number of shares owned of record by each shareholder who has delivered such a notice.

    6.12  VOTING AGREEMENTS.    River Oaks will use its best efforts to cause
each member of the Board of Directors of River Oaks to deliver to HMA, as soon as practicable after the date of this Agreement (but in any event prior to the filing of the Registration Statement), a written agreement substantially in the form of Exhibit B, by which he agrees to vote all shares of River Oaks Common
        ---------
Stock owned directly or indirectly by him in favor of approval of this Agreement and the consummation of the Merger.

    6.13  AFFILIATES.    Prior to the Closing Date, River Oaks will deliver to
HMA a letter identifying all Persons who are, at the time this Agreement is submitted for Shareholder Approval, Affiliates of River Oaks for purposes of Rule 145 under the Securities Act. River Oaks will use its best efforts to cause each such Person to deliver to HMA on or prior to the Closing Date a written agreement substantially in the form of Exhibit C.
                                               ---------

    6.14  TRANSACTION EXPENSES.    The aggregate expenses not paid in the
ordinary course by River Oaks in connection with this Agreement and the consummation of all of the transactions contemplated hereby, including fees and expenses paid to River Oaks' directors, officers, attorneys, accountants and advisors, including the Financial Advisor (but excluding surveys and environmental audits), will not, commencing July 18, 1997 and continuing through the Closing Date, exceed $2,000,000.

ARTICLE 7.  COVENANTS OF HMA PRIOR TO CLOSING

    During the period from the date of this Agreement and continuing until the Effective Time, HMA agrees to perform as follows:

    7.1  PREPARATION OF REGISTRATION STATEMENT, ETC.    HMA will promptly
prepare the Registration Statement and the Prospectus and file the same, including the Proxy Statement, with the SEC, will cooperate with River Oaks in its preparation of the Proxy Statement, and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and prior to January 1, 1998. HMA will also take any action (other than qualifying to conduct business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of HMA Common Stock in the Merger.

    7.2  STOCK EXCHANGE LISTING.    Prior to the Closing Date, HMA will use its
best efforts to cause the shares of HMA Common Stock to be issued in the Merger to be listed on the NYSE, subject only to official notice of issuance.


ARTICLE 8.  ADDITIONAL COVENANTS OF EACH PARTY

    8.1  ADDITIONAL AGREEMENTS; BEST EFFORTS.    Subject to the terms and
conditions of this Agreement, each of the parties agrees to use its best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement, subject to Shareholder Approval, including cooperating fully with the other parties, providing information and making all necessary filings in connection with, among other things, the HSR Act, the Securities Act and state securities Legal Requirements. Each of the parties will take or cause to be taken all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, each party will reasonably cooperate to take all such necessary action.

    8.2  EXPENSES.    HMA and River Oaks will each bear its respective legal,
accounting and other expenses in connection with the transactions contemplated hereby, whether or not the Merger is consummated.

    8.3  BROKERS OR FINDERS.    Each party represents, as to itself and its
Affiliates, that no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expenses will be paid by River Oaks in accordance with River Oaks' agreement with such firm (a true, correct and complete copy of which has been delivered to HMA prior to the date hereof).

    8.4  REORGANIZATION.    From and after the date hereof and until the
Effective Time, neither HMA nor River Oaks nor any of their respective Subsidiaries or other Affiliates will knowingly take any action, or knowingly fail to take any action, which would jeopardize qualification of the Merger as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, or enter into any Contract with respect to the foregoing. Following the Effective Time, HMA will use its best efforts to conduct the business of the Surviving Corporation, and will cause the Surviving Corporation to use its best efforts to conduct its business, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each of HMA and the Surviving Corporation will file all federal and state income tax returns consistent with the treatment of the Merger as a reorganization within the meaning of section 368(a)(1)(A) and 368(a)(2)(E) of the Code.

    8.5  OTHER ACTIONS.    Neither River Oaks nor HMA will, nor will they permit
any of their respective Subsidiaries to, knowingly take any action that would or is reasonably likely to cause any of its representations and warranties set forth in this Agreement to be untrue as of the date made or any of the conditions to the Merger set forth in Article 9 not to be satisfied. Prior to the Effective Time, each of the parties agrees to use its best efforts to: (a) obtain the satisfaction of its conditions to Closing as set forth in Article 9 as soon as practicable; (b) facilitate contacts, negotiations and communications with any Persons reasonably necessary to insure a smooth transition of control of the Facilities; and (c) assist one another in obtaining any consents required or desirable from any Person to effect the consummation of the transactions contemplated hereby.

    8.6  CONFIDENTIALITY.    HMA and Sub (treated as one party for this purpose)
and River Oaks (each, the "FIRST PARTY") will, and will use its best efforts to cause its Affiliates, employees, representatives and agents to, hold in strict confidence all Confidential Information of the other party (each, the "OTHER PARTY"), unless compelled to disclose the same by judicial or administrative process or, in the opinion of counsel, by other Legal Requirements; provided, however, that in either such case the First Party will provide the Other Party with prompt prior notice thereof so that the Other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.6. In the event that such protective order or other remedy is not obtained, or the Other Party waives compliance with the provisions hereof, the First Party will furnish only that portion of Confidential Information which, in the written opinion of the First Party's counsel, is required, and the First Party will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded such of the disclosed Confidential Information as the Other Party so designates. The First Party will not otherwise disclose Confidential Information to any person, except with the consent of the Other Party. In the event that the Merger is not consummated, the First Party will promptly return all Confidential Information to the Other Party. For the purposes hereof, "CONFIDENTIAL INFORMATION" means all information of any kind concerning the Other Party or any of its Affiliates, obtained directly or indirectly from the Other Party or any of its Affiliates, employees, representatives or agents in connection with the transactions contemplated hereby, except information (a) ascertainable or obtained from public or published sources, (b) received from a third party not known by the First Party to be under an obligation to keep such information confidential, (c) which is or becomes known to the public (other than through a breach of this Agreement), or (d) which was in the First Party's possession prior to disclosure thereof to the First Party and which was not subject to any obligation to keep such information confidential. The First Party recognizes that any breach of the provisions of this Section 8.6 would result in irreparable harm to the Other Party and its Affiliates and, therefore, that the Other Party will be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of its other legal and equitable remedies.

    8.7  PUBLICITY.    Subject to Legal Requirements, the rules of the SEC and
the NYSE and the provisions of this Agreement, so long as this Agreement is in effect, each party will use its best efforts to assure that the timing and content of any press release or other public statement with respect to the transactions contemplated by this Agreement will be determined by mutual agreement of the parties.


ARTICLE 9.  CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS

    9.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.    The
respective obligations of River Oaks, HMA and Sub to effect the Merger are subject to the satisfaction prior to the Closing Date of each of the following conditions:

        (A)  REGISTRATION STATEMENT.    The Registration Statement will have
become effective under the Securities Act and will not be the subject of any stop order or proceedings seeking a stop order.

        (B)  SHAREHOLDER APPROVAL.    This Agreement and the consummation of the
Merger will have been approved by the affirmative vote of a majority of the shares of River Oaks Common Stock outstanding on the record date for the vote.

        (C)  NYSE LISTING.    The shares of HMA Common Stock issuable to holders
of River Oaks Common Stock pursuant to this Agreement will have been authorized for listing on the NYSE upon official notice of issuance.

        (D)  GOVERNMENTAL APPROVALS.    Other than the filing provided for by
Section 2.1, all licenses, franchises, certificates, permits, accreditations, authorizations, consents, orders or approvals of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on the consummation of the Merger, will have occurred, been filed or been obtained, including any authorizations required under the HSR Act; and HMA will have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the HMA Common Stock in exchange for the River Oaks Common Stock and to consummate the Merger.

        (E)  NO INJUNCTIONS OR RESTRAINTS.    No temporary restraining order,
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect.

    9.2  CONDITIONS OF OBLIGATIONS OF HMA AND SUB.    The obligations of HMA and
Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived by HMA:

        (A)  REPRESENTATIONS AND WARRANTIES.    The representations and
warranties of River Oaks set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and HMA will have received a certificate signed on behalf of River Oaks by its Certifying Officers to such effect.

        (B)  PERFORMANCE OF OBLIGATIONS OF RIVER OAKS.    River Oaks will have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HMA will have received a certificate signed on behalf of River Oaks by its Certifying Officers to such effect.

        (C)  NO AMENDMENTS TO RESOLUTIONS.    Neither the Board of Directors of
River Oaks nor any committee thereof will have amended, modified, rescinded or repealed the resolutions heretofore adopted by the Board of Directors which approve this Agreement, the consummation of the Merger and the performance of all of River Oaks' and the Board of Directors' obligations hereunder, and will not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions, and HMA will have received a certificate signed on behalf of River Oaks by its Certifying Officers to such effect.

        (D)  ARTICLES OF INCORPORATION.    HMA will have received a copy,
certified by the Secretary of State of the State of Mississippi as of a date reasonably proximate to the Closing Date, of the complete articles of incorporation of River Oaks, including the articles of amendment referred to in
Section 6.4.

        (E)  RIVER OAKS PERMITS.    River Oaks and its Subsidiaries will have
all River Oaks Permits that are necessary or appropriate to permit the use, ownership and operation of each of the Facilities by the Surviving Corporation after Closing in substantially the same manner as conducted by River Oaks immediately prior to Closing, and all such River Oaks Permits will be in full force and effect and not subject to any pending or threatened proceedings to revoke, make conditional or adversely modify, limit, or otherwise affect the authority, rights, privileges or permissions conveyed thereby.

        (F)  CONSENTS UNDER AGREEMENTS.    River Oaks will have obtained the
consent or approval of each Person whose consent or approval is required in order to permit the continuation or succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of River Oaks or any of its Subsidiaries under any Contract, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of HMA, individually or in the aggregate, have a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole or upon consummation of the transactions contemplated hereby.

        (G)  ENVIRONMENTAL ASSESSMENT.    The Environmental Assessment will be
reasonably satisfactory to HMA in its sole discretion.

        (H)  TITLE MATTERS.    HMA will have received with respect to each
parcel of the Real Property: (i) a redated survey map; (ii) redated abstracts of title, downdated to the Closing Date, showing the interests of River Oaks and its Subsidiaries in the Real Property being subject only to Permitted Encumbrances; and (iii) statements of zoning, land use and subdivision compliance, satisfactory to HMA, from all applicable municipalities.

        (I)  LETTER OF RIVER OAKS' ACCOUNTANTS.    HMA will have received the
letter of Ernst & Young LLP referred to in Section 6.10.

        (J)  VOTING AGREEMENTS.    Within the time provided by Section 6.12, HMA
will have received from each member of the Board of Directors of River Oaks an executed copy of an agreement substantially in the form of Exhibit B.
                                                           ---------

        (K)  AFFILIATES' AGREEMENTS.    HMA will have received from each Person
named in the letter referred to in Section 6.13 an executed copy of an agreement substantially in the form of Exhibit C.
                             ---------

        (L)  DISSENTERS.    Prior to the taking of the vote on the Merger,
written notices of intent to demand payment in accordance with section 79-4-
13.21 of the MBCA will not have been delivered with respect to more than 10 percent of the outstanding shares of River Oaks Common Stock.

        (M)  LEGAL OPINION OF BAKER, DONELSON, BEARMAN & CALDWELL.     Baker,
Donelson, Bearman & Caldwell, counsel to River Oaks, will have furnished to HMA their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to HMA, to the effect that: (i) each of River Oaks and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as described in the Proxy Statement; (ii) River Oaks has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, this Agreement has been duly and validly authorized, executed and delivered by River Oaks, and this Agreement constitutes a legal, valid and binding agreement of River Oaks, enforceable against it in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the authorized capital stock of River Oaks consists entirely of 10,000,000 shares of River Oaks Common Stock; on the Closing Date, 1,009,040 shares of River Oaks Common Stock are issued and outstanding, no shares of River Oaks Common Stock are held by River Oaks in its treasury, no shares of River Oaks Common Stock are reserved for issuance for any purpose, no shares of River Oaks Common Stock are held of record by any of River Oaks' Subsidiaries, and to the best of such counsel's knowledge no Voting Debt is issued or outstanding; (iv) to the best of such counsel's knowledge, except for this Agreement, no Person has any Stock Rights; (v) all outstanding shares of River Oaks Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights; (vi) the execution and delivery of this Agreement by River Oaks does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (A) the articles of incorporation or bylaws of River Oaks or any of its Subsidiaries;
(B) any Material Agreement known to such counsel and applicable to River Oaks, any of its Subsidiaries or any of their respective assets; or (C) any Legal Requirement applicable to River Oaks, any of its Subsidiaries or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole; (vii) without limiting the generality of the foregoing, the retention and ownership of Qualifying Shares by one or more shareholders of River Oaks will not result in any Violation of any Legal Requirement; and (viii) to the best of such counsel's knowledge, except as disclosed in Schedule 4.18, there is no
                                                 -------------
action, suit, proceeding, arbitration or investigation pending or threatened against or affecting River Oaks, any of its Subsidiaries or any Facility (or any of their respective officers or directors in connection with the business of River Oaks or any of its Subsidiaries), which if adversely determined could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the operations or financial condition of River Oaks and its Subsidiaries taken as a whole, or on the Medicare or Medicaid provider status of any Facility, nor is there any judgment, injunction or decree, rule or order of any Governmental Entity or arbitrator outstanding against River Oaks, any of its Subsidiaries or any Facility which could reasonably be expected, individually or in the aggregate, to have such an effect. Such counsel will also state that they have participated in conferences with officers and other representatives of River Oaks, representatives of the independent accountants of River Oaks and representatives of HMA, at which the contents of the Proxy Statement and related matters were discussed, and that, although such counsel is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement, on the basis of the foregoing (relying as to materiality principally upon officers and other representatives of River Oaks), no facts have come to such counsel's attention which lead them to believe that the Proxy Statement (other than (A) the financial statements, including the notes thereto and the auditors' reports thereon, and the financial statement schedules contained therein, (B) the other financial and statistical information contained therein, and (C) all information contained therein relating to HMA or its Subsidiaries), at the time the Registration Statement became effective under the Securities Act, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (N)  OTHER EVIDENCE.    HMA will have received such other certificates,
instruments and documents as it may reasonably require to demonstrate the satisfaction of the conditions set forth in this Section 9.2.

    9.3  CONDITIONS OF OBLIGATIONS OF RIVER OAKS.    The obligation of River
Oaks to effect the Merger is subject to the satisfaction of the following conditions unless waived by River Oaks:

        (A)  REPRESENTATIONS AND WARRANTIES.    The representations and
warranties of HMA and Sub set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and River Oaks will have received a certificate signed on behalf of HMA by its Certifying Officer to such effect.

        (B)  PERFORMANCE OF OBLIGATIONS OF HMA AND SUB.    HMA and Sub will have
performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and River Oaks will have received a certificate signed on behalf of HMA by its Certifying Officer to such effect.

        (C)  NO AMENDMENTS TO RESOLUTIONS.    Neither the Board of Directors of
HMA nor any committee thereof will have amended, modified, rescinded or repealed the resolutions heretofore adopted by the Board of Directors which approve this Agreement, the consummation of the Merger and the performance of all of HMA's obligations hereunder, and will not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions, and River Oaks will have received a certificate signed on behalf of HMA by its Certifying Officer to such effect.

        (D)  TAX OPINION.    River Oaks will have received the opinion of Baker,
Donelson, Bearman & Caldwell in form and substance reasonably satisfactory to it, that the Merger will constitute a reorganization under section 368(a) of the Code.

        (E)  FINANCIAL ADVISOR'S OPINION.    River Oaks will have received a
final form of opinion from the Financial Advisor that, as of the date of mailing of the Proxy Statement to the shareholders of River Oaks in connection with the Merger, the consideration to be received in the Merger by River Oaks' shareholders is fair to River Oaks' shareholders from a financial point of view.

        (F)  LEGAL OPINION OF TIMOTHY R. PARRY, ESQ.    Timothy R. Parry, Esq.,
Vice President and General Counsel for HMA, will have furnished to River Oaks his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to River Oaks, to the effect that: (i) each of HMA and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as described in the Registration Statement; (ii) each of HMA and Sub has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, this Agreement has been duly and validly authorized, executed and delivered by each of HMA and Sub, and this Agreement constitutes a legal, valid and binding agreement of each of HMA and Sub, enforceable against it in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and subject to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) the execution and delivery of this Agreement by HMA and by Sub does not, and the consummation of the transactions contemplated hereby and the fulfillment of the obligations and undertakings hereunder will not, result in any Violation of any provision of: (A) the certificate or articles of incorporation or bylaws of HMA or of Sub; (B) any Contract known to him and applicable to HMA, Sub or any of their respective assets; or (C) any Legal Requirement applicable to HMA, Sub or any of their respective assets; except, in the case of Contracts and Legal Requirements, for Violations which could not reasonably be expected, individually or in the aggregate, to have any adverse effect on the validity or enforceability of this Agreement or a material adverse effect on the operations or financial condition of HMA and its Subsidiaries taken as a whole.

        (G)  LEGAL OPINION OF HARTER, SECREST & EMERY.     Harter, Secrest &
Emery, counsel to HMA, will have furnished to River Oaks their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to River Oaks, to the effect that: (i) the Registration Statement and the Prospectus (other than (A) the financial statements, including the notes thereto and the auditors' reports thereon, and the financial statement schedules contained therein, (B) the other financial and statistical information contained therein,
(C) the exhibits thereto, (D) all information contained therein relating to River Oaks or its Subsidiaries, including the Proxy Statement, and (E) all documents and other information incorporated by reference therein), at the time the Registration Statement became effective under the Securities Act, complied as to form in all material respects with the requirements of Form S-4 and the Securities Act; and (ii) the HMA Common Stock constituting the Merger

Consideration, when offered as described in the Registration Statement, and upon the delivery thereof to shareholders of River Oaks in accordance with the terms and conditions of this Agreement and as described in the Registration Statement, will have been duly authorized, validly issued, fully paid and non-assessable. Such counsel will also state that they have participated in conferences with officers and other representatives of HMA, representatives of the independent accountants of HMA and representatives of River Oaks, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, although such counsel is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality principally upon officers and other representatives of HMA), no facts have come to such counsel's attention which lead them to believe that, the Registration Statement (other than (A) the financial statements, including the notes thereto and the auditors' reports thereon, and the financial statement schedules contained therein, (B) the other financial and statistical information contained therein, (C) the exhibits thereto, (D) all information contained therein relating to River Oaks or its Subsidiaries, including the Proxy Statement, and (E) all documents and other information incorporated by reference therein), at the time it became effective under the Securities Act, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (H)  OTHER EVIDENCE.    River Oaks will have received such other
certificates, instruments and documents as it may reasonably require to demonstrate the satisfaction of the conditions set forth in this Section 9.3.


ARTICLE 10. COVENANTS AS TO POST-CLOSING MATTERS

    From and after the Effective Time, and until such time as is expressly provided by this Agreement, HMA agrees, for itself and the Surviving Corporation, and River Oaks agrees, for the holders of River Oaks Common Stock, as follows:

    10.1  EXCHANGE OF QUALIFYING SHARES.

        (A)  RIGHT TO EXCHANGE QUALIFYING SHARES.    Prior to the Fifth
Anniversary, each Qualifying Shareholder will have the right, exercisable from time to time by written notice received by HMA on or before any February 10, May 10, August 10 or December 10, to exchange on the Exchange Date all or any portion (not less than one whole share) of his Qualifying Shares for the Merger Consideration.

        (B)  RIGHT TO CALL QUALIFYING SHARES FOR EXCHANGE.    If at any time
prior to the Fifth Anniversary there is a change in any Legal Requirement, the result of which is that the ownership of any Qualifying Shares by Qualifying Shareholders (i) becomes a Violation of any Legal Requirement or (ii) materially interferes with the Surviving Corporation's ability to operate or expand the operations of the Facilities, then HMA will have the right, exercisable by written notice given to each Qualifying Shareholder, to call all of the outstanding Qualifying Shares for exchange for the Merger Consideration, in which event each Qualifying Shareholder will be obligated to present all of his Qualifying Shares for exchange on the Exchange Date.

        (C)  AUTOMATIC EXCHANGE OF QUALIFYING SHARES.    On the Fifth
Anniversary, by virtue of the Merger and without any action on the part of any Qualifying Shareholder, each issued and outstanding Qualifying Share will be converted into the right to receive the Merger Consideration. As of the Fifth Anniversary, all Qualifying Shares will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any Qualifying Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 10.1(e).

        (D)  ANTI-DILUTION ADJUSTMENTS.    In the event of any stock dividend,
subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of HMA Common Stock between the date of this Agreement and any Exchange Date, the Merger Consideration will be appropriately adjusted so that each Qualifying Shareholder will receive for his Qualifying Shares the amount of HMA Common Stock he would have been entitled to receive if such Exchange Date had been immediately prior to such event.

        (E)  EXCHANGE PROCEDURE FOR QUALIFYING SHARES.    Qualifying Shares
exchanged pursuant to this Section 10.1 will be exchanged substantially in accordance with the procedures provided by Section 3.3, except that: (i) the terms "Effective Time" and "Closing Date" as used in Section 3.3 will instead refer to the Exchange Date; (ii) the terms "Exchanged Shares" and "River Oaks Common Stock" as used in Section 3.3 will instead refer to the Qualifying Shares; (iii) the term "Exchange Agent" as used in Section 3.3 will instead refer to HMA or such agent or agents as may be appointed by HMA; and (iv) all references in Section 3.3 to "Qualifying Shares" will have no force or effect. All shares of HMA Common Stock issued upon the surrender for exchange of Qualifying Shares in accordance with the terms of this Section 10.1 (including any cash paid pursuant to Sections 3.3(c) or 3.3(d)) will be deemed to have been issued in full satisfaction of all rights pertaining to the Qualifying Shares, and there will be no further registration of transfers of the Qualifying Shares after the Fifth Anniversary.

        (F)  REGISTRATION OF MERGER CONSIDERATION.    The Registration Statement
will cover the issuance of the Merger Consideration in exchange for the Qualifying Shares on a delayed basis pursuant to Rule 415 promulgated under the Securities Act. Until there are no Qualifying Shares outstanding, HMA will:
(i) use its best efforts to maintain the effectiveness of the Registration Statement, or a successor registration statement covering issuance of the Merger Consideration in exchange for the Qualifying Shares; (ii) comply with all applicable "Blue Sky" Legal Requirements in connection therewith; and (iii) comply in a timely fashion with all of its periodic reporting obligations under the Exchange Act.

        (G)  EXCHANGE DATE.    With respect to each exchange made pursuant to
this Section 10.1, "EXCHANGE DATE" means the earliest practicable date on which registered shares of the Merger Consideration may be issued in exchange for Qualifying Shares without Violation of any Legal Requirement, including the Securities Act and applicable "Blue Sky" Legal Requirements. In the case of an exchange pursuant to Sections 10.1(a) or 10.1(b), HMA will use its best efforts to cause the Exchange Date to occur within 30 days following the applicable notice date, unless the filing of a post-effective amendment to the Registration Statement or a successor registration statement is required, in which case HMA will prepare and file the same with the SEC within such 30-day period and will use its best efforts to cause the Exchange Date to occur as soon as practicable thereafter. In the case of an exchange pursuant to Section 10.1(c), HMA will use its best efforts to cause the Exchange Date to occur on the Fifth Anniversary.

    10.2  PURCHASE OF QUALIFYING SHARES.    Prior to the Fifth Anniversary, each
Qualifying Shareholder will have the right, exercisable from time to time on 30 days' written notice to the Surviving Corporation, to require the Surviving Corporation to purchase all or any portion (not less than one whole share) of his Qualifying Shares for cash at a price equal to: (a) the product of Agreed EBITDA multiplied by 6.0; minus (b) the amount of any long-term debt, including third-party and intercompany debt, of the Surviving Corporation; multiplied by
(c) a fraction, the numerator of which is the number of Qualifying Shares then being sold by such Qualifying Shareholder, and the denominator of which is the total number of shares of capital stock of the Surviving Corporation issued and outstanding at the Effective Time (appropriately adjusted in the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of the capital stock of the Surviving Corporation since the Effective Time). Such cash price will be paid to the Qualifying Shareholder upon his delivery to the Surviving Corporation of good title to the Qualifying Shares then being sold, free and clear of all liens, encumbrances, restrictions and charges of any kind, and all stock certificates representing the Qualifying Shares then being sold, duly endorsed for transfer.

    10.3  CASH DISTRIBUTIONS.    For so long as there are any Qualifying Shares
outstanding, the Surviving Corporation will pay to each Record Holder thereof, within 90 days after the close of each fiscal year, an annual cash distribution in an amount equal to: (a) the amount of the Surviving Corporation's after-tax profits for that fiscal year (assuming taxation on the basis of the Surviving Corporation not being consolidated with HMA's other operations), determined in accordance with generally accepted accounting principles and consistent with the internal accounting of the other hospitals owned and operated by HMA; minus (to the extent not already deducted in arriving at the amount of such after-tax profits) (b) reasonable deductions for reserves, intercompany management fees, debt payments, capital improvements, replacements and contingencies of the Surviving Corporation; multiplied by (c) a fraction, the numerator of which is the number of Qualifying Shares then held by such Qualifying Shareholder, and the denominator of which is the total number of shares of capital stock of the Surviving Corporation issued and outstanding at the Effective Time (appropriately adjusted in the event of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like affecting shares of the capital stock of the Surviving Corporation since the Effective Time).

    10.4  EMPLOYEES.

        (A)  EMPLOYMENT, ETC.    HMA, as majority shareholder of the Surviving
Corporation, will assure that on the Closing Date, the Surviving Corporation will continue the employment on an at will basis of all employees, including management staff, of River Oaks on the day immediately preceding the Closing Date (collectively, the "EMPLOYEES"), and offer to each Employee (i) substantially the same compensation and terms and conditions of employment as were in effect for him immediately preceding the Closing Date, and (ii) the Surviving Corporation's standard employee benefit package, which is comparable to the benefits provided to employees at other HMA facilities. Without limiting the generality of the foregoing, the Surviving Corporation will honor its employment agreement with Jack Cleary existing on the date hereof. All Employees will be covered by the Surviving Corporation's standard personnel policies and procedures. The Surviving Corporation will retain the right to change or terminate any such benefits and any such policies and procedures at any time and from time to time as the Surviving Corporation deems appropriate in its sole discretion. The Surviving Corporation will give each Employee full credit for all service with River Oaks, as if such service had been with HMA and its Affiliates, for purposes of eligibility to participate in, vesting and payment of benefits under (but not for purposes of determining the amount of any benefit under) HMA's 401(k) plan and any other employee benefit plan maintained by the Surviving Corporation, as permitted by law and the terms of each such plan.

        (B)  SEVERANCE.    In the event that any Employee, not party to a
written employment Contract with River Oaks immediately prior to the date hereof, who held the position of Executive Vice President or higher on the Closing Date is discharged without cause by the Surviving Corporation within 12 months after the Closing Date, the Surviving Corporation will pay such Employee severance in an amount equal to 150 calendar days' compensation at the rate paid to him immediately preceding the Closing Date.

        (C)  LIMITATIONS.    Nothing contained in this Section 10.4 will limit
the Surviving Corporation's management prerogatives with respect to Employees, or create any employment Contracts or any right of continued employment for any specific Employee or create any right of action by any Employee, any group of Employees or any other third party, either jointly or severally.

    10.5  MEDICAL STAFF.    HMA, as majority shareholder of the Surviving
Corporation, will assure that on the Closing Date the Surviving Corporation will offer retention to the River Oaks medical staff, including any physician employees, with the same privileges (subject to the then applicable medical staff bylaws) to all physicians on the medical staff.

    10.6  BOARD OF DIRECTORS.    For a period of at least five years following
the Closing Date, and irrespective of whether there are any Qualifying Shares outstanding: (a) the Board of Directors of the Surviving Corporation will consist of seven directors; (b) four of the members of the Board of Directors, and their successors, will be elected by HMA; (c) the other three members of the Board of Directors will be Glen C. Warren, M.D., George W. Truett, M.D. and Walter R. Shelton, M.D. (or, in the event that any of them is unable or unwilling to serve, a Person selected by the other(s) of them); and (d) HMA will vote all of its shares of the Surviving Corporation in favor of the election of such three Persons as directors.

    10.7  BOARD OF TRUSTEES.    HMA, as majority shareholder of the Surviving
Corporation, will assure that following Closing, the Surviving Corporation will establish a Board of Trustees consisting of representatives from the Board of Directors of the Surviving Corporation, the medical staff, members of the community and HMA. Members of the Board of Trustees will serve at the pleasure of the Board of Directors of the Surviving Corporation, and will initially include Howard B. Cheek, M.D., as Moderator, Cindy Haden Wright, M.D., Glenn F. Morris, M.D., William E. Bowlus, M.D. and Charles C. Bush, M.D. The Board of Trustees will meet on a regular basis with HMA and its responsibilities will include: (a) acting on behalf of the Surviving Corporation for the purpose of granting medical staff privileges to physicians and other members of the medical staff; (b) establishing and maintaining accreditation and meeting accrediting agency requirements relating to medical staff credentials, quality assurance and oversight of hospital responsibilities; (c) amending the Surviving Corporation's medical staff bylaws, rules and regulations; (d) promoting community involvement and community service; (e) reviewing the Surviving Corporation's operating and capital budgets for each fiscal year and making recommendations to the Board of Directors with respect thereto; (f) providing support and advice to the chief executive officer of the Surviving Corporation with respect to operational issues; and (g) in general, assisting and advising the Surviving Corporation and HMA in the development of hospital policy.

    10.8  NAME.    HMA, as majority shareholder of the Surviving Corporation, will assure that the Surviving Corporation continues using the name "River Oaks Hospital" as the name of its acute care hospital Facility for at least five years following the Closing Date.

    10.9  COMMITMENT TO NEW SERVICES AND FACILITIES.    HMA, as majority
shareholder of the Surviving Corporation, will assure that appropriate capital and management resources, as determined in the reasonable judgment of the Board of Directors of the Surviving Corporation and pursuant to customary capital expenditure processes, are committed to the continued growth and expansion of services and facilities. The Surviving Corporation will use reasonable resources to pursue capital projects for current physical plant improvement, additional medical office building development, expansion of River Oaks Hospital surgery suites, expansion of River Oaks Hospital diagnostic imaging and outpatient services, and the addition of an appropriate financial and clinical integrated information system, with such reasonable changes as the Board of Directors of the Surviving Corporation deems necessary for the proper and efficient operation of the Facilities.

    10.10  INDEMNIFICATION.

        (A)  INDEMNIFICATION BY HMA.    In the event of any threatened or actual
claim, action, suit, proceeding or investigation, whether civil or administrative, in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or fiduciary of River Oaks or any of its Subsidiaries (each, an "INDEMNIFIED PARTY") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the consummation of the Merger, whether in any case asserted or arising before or after the Effective Time (each, an "INDEMNIFIABLE CLAIM"), the parties hereto agree to cooperate and use their best efforts to defend against and respond to the same. After the Effective Time HMA will indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement (collectively, "LOSSES") in connection with any Indemnifiable Claim, subject to the following terms and conditions:

          (I) As used herein, the term "Losses" includes only Losses actually paid or incurred, and does not include: (A) any Losses to the extent of amounts recoverable from any surety, insurance carrier or third party obligor, or the cost of maintaining any surety or insurance policies, and no right of subrogation against HMA will accrue hereunder to or for the benefit of any surety, insurance company or any third party; (B) any incidental or consequential damages that an Indemnified Party may suffer; or (C) any cost or expense previously counted in determining Losses. Each Indemnified Party will submit in a timely manner to any applicable surety, insurance carrier or third party obligor all claims for Losses for which such entity may have liability.

          (II) If an Indemnifiable Claim is made or threatened against one or more Indemnified Parties, such Indemnified Parties will promptly (and in any case within 30 days of such claim being formally made) give HMA notice thereof, which notice will specify in detail the nature of the Indemnifiable Claim and the basis for indemnification; provided, however, that failure to so notify HMA will not affect the obligations of HMA under this Section 10.10(a) except to the extent that such failure materially prejudices HMA. HMA will have 30 days after receipt of such notice to assume and control the defense of such Indemnifiable Claim at its expense and through counsel of its choice reasonably satisfactory to the Indemnified Parties who are subject to the Indemnifiable Claim. Each such Indemnified Party will cooperate with HMA in such defense and make available to HMA all pertinent records, materials and information in his possession or under his control relating thereto as is reasonably requested by HMA. With respect to any Indemnifiable Claim that is being assumed and defended in good faith by HMA, HMA will not be liable for any settlement which is effected without HMA's prior written consent (which may be withheld in HMA's discretion).

          (III) If HMA elects not to defend against the Indemnifiable Claim, or if HMA fails to assume defense of the Indemnifiable Claim within the 30-day period referred to in Section 10.10(a)(ii), the Indemnified Parties who are subject to such Indemnifiable Claim will then be entitled to assume and control the defense thereof at HMA's expense and through one firm of counsel of their choice reasonably satisfactory to HMA. In the event that the defendants in, or targets of, any Indemnifiable Claim include more than one Indemnified Party, and any such Indemnified Party reasonably concludes, based on the written opinion of its own counsel, that there may be one or more legal defenses available to him which are in conflict with those available to HMA, the Surviving Corporation or any other Indemnified Party, then such Indemnified Party may employ at HMA's expense separate counsel, reasonably satisfactory to HMA, to represent him with respect to such Indemnifiable Claim. HMA will pay to each such Indemnified Party expenses in advance of the final disposition of such Indemnifiable Claim, to the fullest extent permitted by law, upon receipt from such Indemnified Party of an appropriate undertaking. HMA will use its best efforts to assist in the vigorous defense of such Indemnifiable Claim; provided, however, that HMA will not be liable for any settlement of such Indemnifiable Claim which is effected without HMA's prior written consent (which consent will not be unreasonably withheld).

          (IV) HMA will be subrogated to any and all defenses, claims and setoffs which any Indemnified Party asserted or could have asserted against the party making an Indemnifiable Claim. Each Indemnified Party will execute and deliver to HMA such documents as may be reasonably necessary to establish by way of subrogation the ability and right of HMA to assert such defenses, claims and setoffs.

        (B) INDEMNIFICATION BY SURVIVING CORPORATION . HMA and the Surviving Corporation agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties provided by the articles of incorporation and by-laws of the Surviving Corporation or of any of its Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time will survive the Merger and will continue in full force and effect, without any amendment thereto, for a period of at least three years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnifiable Claim asserted or made within such period will continue until the final disposition of such Indemnifiable Claim.

        (C)  LIABILITY INSURANCE.    HMA will assure that either:  (i) the
policy of directors' and officers' liability insurance maintained by River Oaks on the date hereof is kept in full force and effect by the Surviving Corporation for three years following the Effective Time; or (ii) all Persons covered by such policy at the Effective Time are instead covered for such period by the policy of directors' and officers' liability insurance regularly maintained by HMA and its Subsidiaries.

        (D)  LIMITATIONS ON INDEMNIFICATION.    Notwithstanding any other
provision hereof to the contrary, neither HMA nor the Surviving Corporation will have any obligation hereunder to any Indemnified Party: (i) when and if a court of competent jurisdiction ultimately determines, and such determination has become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby would have been prohibited by applicable law or by the Surviving Corporation's articles of incorporation if such Indemnified Party had sought indemnification from the Surviving Corporation; or (ii) if the Indemnifiable Claim arises, in whole or in part, out of any material misrepresentation by River Oaks contained in this Agreement or any material breach of any covenant, representation, warranty or agreement of River Oaks contained in this Agreement. In either such event, HMA will be promptly reimbursed by such Indemnified Party for any expenses advanced on his behalf by HMA.

        (E)  SURVIVAL OF RIGHTS.    The provisions of this Section 10.10 are
intended to benefit the Indemnified Parties and will be binding on all successors and assigns of HMA. In the event HMA or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then and in each such case, proper provision will be made so that the successors and assigns of HMA assume the obligations set forth in this Section 10.10.


ARTICLE 11.  TERMINATION

    11.1  TERMINATION.    This Agreement may be terminated at any time prior to
the Effective Time, whether before or after Shareholder Approval:

        (A) by mutual consent of the respective Boards of Directors of HMA and River Oaks;

        (B) by HMA, upon notice to River Oaks, if (without any breach by HMA of any of its obligations hereunder) compliance with any condition set forth in Sections 9.1 or 9.2 becomes impossible, and such failure of compliance is not waived by HMA; or

        (C) by River Oaks, upon notice to HMA, if (without any breach by River Oaks of any of its obligations hereunder) compliance with any condition set forth in Sections 9.1 or 9.3 becomes impossible, and such failure of compliance is not waived by River Oaks; or

        (D) by HMA, upon notice to River Oaks, if between the date hereof and the Closing Date: (i) there has occurred (or been discovered) any event, condition or change in the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of River Oaks and its Subsidiaries (other than (A) events, conditions and changes affecting the hospital industry as a whole or the hospital industry in the State of Mississippi, or (B) changes in income resulting from business operations in the ordinary course), or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the value of River Oaks, any of its Subsidiaries, any of the Facilities or any of their respective assets; and (ii) the reasonably anticipated aggregate ongoing effect of such events, conditions and changes on the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of the Surviving Corporation subsequent to Closing exceeds $1,500,000;

        (E) by River Oaks if the Market Price is greater than $31.00 (unless HMA agrees to proceed to Closing at a Market Price of $31.00, in which event, notwithstanding the provisions of Section 1.1, the term "Market Price" for all purposes of this Agreement will instead mean $31.00);

        (F) by HMA if the Market Price is less than $22.00 (unless River Oaks agrees to proceed to Closing at a Market Price of $22.00, in which event, notwithstanding the provisions of Section 1.1, the term "Market Price" for all purposes of this Agreement will instead mean $22.00); or

        (G) by HMA or by River Oaks, upon notice to the other, at any time after January 1, 1998 (except that if the parties' failure to reach Closing by such date is the result of delay associated with review of the Registration Statement by the SEC, and on the condition that the parties continue to use their best efforts to have the Registration Statement declared effective, then the parties agree to extend such date to a date not more than 35 days after the date the SEC agrees that the Registration Statement can be declared effective, in which event such later date will be the applicable date for purposes of this Section 11.1(g)).

    11.2  EFFECT OF TERMINATION.    In the event of termination of this
Agreement by any party as provided by Section 11.1, this Agreement will immediately become void and of no effect, and there will be no liability or obligation on the part of HMA, Sub, River Oaks or any of their respective officers or directors to any other party hereto except as otherwise provided by
Section 11.3.

    11.3  DAMAGES IN CERTAIN CIRCUMSTANCES.    In the event that:  (a) the Board
of Directors of River Oaks concludes in good faith, based on written advice of independent outside counsel and after consultation with its financial advisors, that taking such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary duty to the shareholders of River Oaks under applicable law; and (b) the Board of Directors of River Oaks withdraws, modifies or conditions its recommendation to the shareholders of River Oaks that they approve this Agreement and the consummation of the Merger; and (c) the Merger fails to be consummated; and (d) within one year from the date of the Meeting, River Oaks publicly announces, executes a definitive agreement for or closes an Acquisition Transaction with a party other than HMA or its Affiliates; then River Oaks will, within five business days thereafter, pay to HMA, as liquidated damages and not as a penalty, the amount of $2,000,000. Alternatively, in the event that River Oaks fails to obtain Shareholder Approval of this Agreement and the consummation of the Merger at the Meeting, then River Oaks will, within five business days thereafter, pay to HMA, as liquidated damages and not as a penalty, the amount of $2,000,000. The parties agree that the provisions of this Section 11.3 are reasonable in light of the costs and expenses borne and to be borne by HMA in furtherance of consummation of the Merger and the losses and competitive disadvantage HMA would suffer as a result of devoting significant attention to consummation of the Merger to the exclusion of pursuing other business opportunities.


ARTICLE 12.  IN GENERAL

    12.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.    Unless
otherwise specifically provided herein, the representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing.

    12.2  AMENDMENT; WAIVER.    This Agreement may be amended by the parties at
any time before or after Shareholder Approval but, after Shareholder Approval, no amendment will be made which by law requires further approval by the shareholders of River Oaks without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

    12.3  NOTICES.    Each notice and other communication given hereunder will
be in writing and will be deemed given when delivered personally, sent by telecopier (receipt of which is confirmed), mailed by commercial express courier (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the party for which it is intended at the following address (or at such other address for a party as is specified by like notice):

        (A)  if to River Oaks prior to the Effective Time, to:

                River Oaks Hospital, Inc.
                d/b/a River Oaks Health System
                P.O. Box 5100
                1030 River Oaks Drive
                Jackson, Mississippi 39208
                Attention:  Jack Cleary, Chief Executive Officer
                fax:  (601) 936-2275

             with a copy to:

                Baker, Donelson, Bearman & Caldwell
                700 North State Street, Suite 500
                Jackson, Mississippi 39202

                Attention:  Richard G. Cowart, Esq.
                fax:  (601) 351-2424

        (B)  if to HMA or Sub, or to River Oaks after the Effective Time, to:

                Health Management Associates, Inc.
                5811 Pelican Bay Boulevard, Suite 500
                Naples, Florida 34108-2710
                Attention:  William J. Schoen
                        Chairman and Chief Executive Officer
                fax:  (941) 597-5794

             with a copy to:

                Health Management Associates, Inc.
                5811 Pelican Bay Boulevard, Suite 500
                Naples, Florida 34108-2710
                Attention:  Office of General Counsel
                fax:  (941) 597-5794

        (C) if to any Qualifying Shareholder after the Effective Time, to the most recent address for such Qualifying Shareholder shown on the books and records of the Surviving Corporation.

    12.4  SCHEDULES AND OTHER INSTRUMENTS.    Each Schedule, each certificate
provided hereunder and each written disclosure required hereby is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. No Schedule may be amended after the date of its delivery, except by mutual written agreement of HMA and River Oaks. In the event that: (a) River Oaks presents to HMA a written proposed amendment to any Schedule; and (b) HMA fails to agree to such amendment in writing; and
(c) HMA nevertheless proceeds to close the Merger; then HMA waives any claim which it may have against River Oaks, or its directors, officers or agents, based on an alleged breach of representation or warranty which would not have been a breach had HMA agreed to the amendment as proposed; provided, however, that the foregoing does not affect HMA's right to terminate this Agreement as provided by Article 11.

    12.5  INFERENCES.    Inasmuch as this Agreement is the result of
negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against any party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

    12.6  GOVERNING LAW.    This Agreement will be governed by and construed in
accordance with the laws of the State of Mississippi without regard to its principles of conflicts of laws.

    12.7  ASSIGNMENT.    Neither this Agreement nor any of the rights, interests
or obligations hereunder may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned Subsidiary of HMA.

    12.8  BENEFIT.    Subject to express provisions herein to the contrary, this
Agreement will inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    12.9  ENTIRE AGREEMENT; RIGHTS OF OWNERSHIP.    This Agreement constitutes
the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The parties acknowledge that no party will have the right to acquire or will be deemed to have acquired shares of the capital stock of any other party pursuant to the Merger until the Effective Time.

    12.10 COUNTERPARTS. This Agreement, and any document or instrument required or permitted hereunder, may be executed in counterparts, each of which will be deemed an original and all of which together will constitute but one and the same instrument.


        IN WITNESS WHEREOF, HMA, Sub and River Oaks, each pursuant to the approval and authority duly given by resolutions adopted by its Board of Directors, have caused this Agreement of Merger and Plan of Reorganization to be executed as of the date first above written.

                               HEALTH MANAGEMENT ASSOCIATES, INC.


                               By:/s/ Earl P. Holland
                                  ----------------------------------------
                                  Its Vice-Chairman
Attest:
/s/Timothy R. Parry
--------------------------
Its Secretary

                               HMA-RO ACQUISITION CORP.


                               By:/s/ Earl P. Holland
                                  ----------------------------------------
                                  Its Vice-Chairman
Attest:
/s/ Timothy R. Parry
--------------------------
Its Secretary

                               RIVER OAKS HOSPITAL, INC.
                               D/B/A RIVER OAKS HEALTH SYSTEM


                               By:/s/ Glen C. Warren
                                  ----------------------------------------
                                  Its Chairman
Attest:
/s/ George W. Truett
--------------------
Its Secretary

                                                                         ANNEX B
                   OPINION OF ROBINSON-HUMPHREY COMPANY, INC.


                                 {LETTERHEAD}



                               September 22, 1997

Board of Directors
River Oaks Hospital, Inc.
1030 River Oaks Drive
Jackson, MS  39296

Gentlemen:

     It is our understanding that River Oaks Hospital, Inc. ("River Oaks" or the "Company") intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Health Management Associates, Inc. ("HMA") (the "Merger"). We understand that, pursuant to the terms of the Merger Agreement, HMA will agree to acquire up to 100%, but in no case less than 85%, of the Common Stock of River Oaks (the "River Oaks Common Stock") through a reverse subsidiary merger under which River Oaks will become a subsidiary corporation of HMA. All holders of River Oaks Common Stock will receive as consideration a pro-rata amount of registered HMA Class A common stock in a tax-free exchange in a ratio that would be the equivalent of $80 million for 100% of the outstanding River Oaks Common Stock (the "Consideration"). As part of the Merger Agreement, River Oaks' shareholders may retain a portion of their River Oaks Common Stock provided that the aggregate amount of River Oaks Common Stock retained by all shareholders does not exceed 15% of River Oaks outstanding common stock. Terms and conditions pertaining to the retention of River Oaks common stock are more fully described in the Merger Agreement.

     We have been requested by the Company to render our opinion (the "Opinion") with respect to the fairness, from a financial point of view, to the Company's shareholders of the Consideration to be received by such shareholders pursuant to the terms of the Merger Agreement. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with, effect or consummate the Merger.

     In arriving at our Opinion, we have:

     reviewed and analyzed the terms of the Merger Agreement;
     reviewed and analyzed the Company's financial statements including its audited statements for the fiscal years April 30, 1991 to April 30, 1996, its draft audit for the fiscal year ended April 30, 1997 and its interim financial statements for the 4 months ended August 31, 1997;
     reviewed and analyzed certain operating information with respect to the business, operations and prospects of River Oaks furnished to us by River Oaks' management;
     performed a comparison of the financial terms of the Merger Agreement with certain other transactions which we deemed relevant;
     compared the financial terms of the merger with the financial and stock market information of selected publicly-traded companies which we deemed comparable to River Oaks;
     reviewed certain other factors, including the history of events leading up to the Merger Agreement and the various proposals and responses that River Oaks received from other interested parties;
     reviewed and analyzed certain operating information with respect to the business, operations and prospects of HMA furnished to us by HMA's management;
     reviewed certain publicly available information on HMA, including the 1996
          Annual Report, the 1996 Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the period ended June 30, 1997, news releases and research reports; and
     analyzed the historical stock prices and trading history of HMA Class A common stock.

In addition, we held discussions with the management of River Oaks and HMA concerning their business, operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the financial and other information provided to us in arriving at our Opinion without independent verification, and have further relied upon the assurances of management of River Oaks and HMA that they are not aware of any facts that would make such information inaccurate or misleading. We have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. We have relied as to all legal matters on representations of counsel to the Company. Our Opinion does not address the price at which HMA Class A common stock will trade following the consummation of the Merger. Our Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     In connection with the preparation of this Opinion, we have not solicited third party indications of interest for the sale or merger of any or all parts of the Company nor have we participated in the discussions or negotiations leading up to the Merger or to the terms and conditions of the Merger Agreement. We will receive a fee for our services which will be paid upon the delivery of this Opinion. In addition, the Company has agreed to indemnify us for certain potential liabilities arising out of the rendering of this Opinion.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be received by the Company's shareholders in the Merger is fair to such shareholders. This Opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.

                              Very truly yours,


                              THE ROBINSON-HUMPHREY COMPANY, INC.

                                                                         ANNEX C

                      Sections 79-4-13.01 et seq. of the
                  Mississippi Code 1972 Annotated, as amended

                                  ARTICLE 13

                              DISSENTERS' RIGHTS

         SUBARTICLE A.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

79-4-13.01.  DEFINITIONS.

     In this article:

   (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

   (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (7) "Shareholder" means the record shareholder or the beneficial shareholder.

79-4-13.02.  RIGHT TO DISSENT.

   (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (1)  Consummation of a plan of merger to which the corporation is a party
            (i) if shareholder approval is required for the merger by 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under 79-4-11.04;

       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

       (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (i)    Alters or abolishes a preferential right of the shares;

           (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (v) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fraction share so created is to be acquired for cash under 79-4-6.04; or

       (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

   (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

79-4-13.03.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

   (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

SUBARTICLE B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

79-4-13.20.  NOTICE OF DISSENTERS' RIGHTS.

   (a)  If proposed corporate action creating dissenters' rights under 79-4-
        13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

   (b) If corporate action creating dissenters' rights under 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in 79-4-13.22.

79-4-13.21.  NOTICE OF INTENT TO DEMAND PAYMENT.

   (a)  If proposed corporate action creating dissenters' rights under 79-4-
        13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and
        (2) must not vote his shares in favor of the proposed action.

   (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

79-4-13.22.  DISSENTERS' NOTICE.

   (a)  If proposed corporate action creating dissenters' rights under 79-4-
        13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of 79-4-13.21.

   (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

       (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

       (2) Inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date.

       (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
            (60) days after the date the subsection (a) notice is delivered; and

       (5)  Be accompanied by a copy of this article.

79-4-13.23.  DUTY TO DEMAND PAYMENT.

   (a) A shareholder sent a dissenters' notice described in 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to 79-4-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

   (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

   (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

79-4-13.24.  SHARE RESTRICTIONS.

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under 79-4-13.26.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

79-4-13.25.  PAYMENT.

   (a) Except as provided in 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

   (b)  The payment must be accompanies by:

       (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any:

       (2) A statement of the corporation's estimate of the fair value of the shares;

       (3)  An explanation of how the interest was calculated;

       (4) A statement of the dissenters' right to demand payment under 79-4-13.28; and

       (5)  A copy of this article.

79-4-13.26.  FAILURE TO TAKE ACTION.

   (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under 79-4-13.22 and repeat the payment demand procedure.

79-4-13.27.  AFTER-ACQUIRED SHARES.

   (a) A corporation may elect to withhold payment required by 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under 79-4-13.28.

79-4-13.28.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

   (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under 79-4-13.25), or reject the corporation's offer under 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

       (1) The dissenter believes that the amount paid under 79-4-13.25 or offered under 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (2)  The corporation fails to make payment under 79-4-13.25 within sixty
            (60) days after the date set for demand payment; or

       (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection
        (a) within thirty (30) days after the corporation made or offered payment for his shares.

                  SUBARTICLE C. JUDICIAL APPRAISAL OF SHARES

79-4-13.30.  COURT ACTION.

   (a) If a demand for payment under 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (e)  Each dissenter made a party to the proceeding is entitled to judgment
        (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under 79-4-13.27.

79-4-13.31.  COURT COSTS AND COUNSEL FEES.

   (a) The court in an appraisal proceeding commenced under 79-4-13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under 79-4-13.28.

   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (1) Against the corporation and in favor of any of all dissenters if the court finds the corporation did not substantially comply with the requirements of 79-4-13.20 through 79-4-13.28; or

       (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

   (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

PROXY
                           RIVER OAKS HOSPITAL, INC.
                         D/B/A RIVER OAKS HEALTH SYSTEM

    The undersigned hereby appoints Glen C. Warren, M.D. and George W. Truett, M.D., and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of RIVER OAKS HOSPITAL, INC. D/B/A RIVER OAKS HEALTH SYSTEM ("River Oaks") owned by the undersigned at the Special Meeting of Shareholders to be held at [location], on [meeting date] at 6:00 p.m., local time, and at any adjournments thereof:

    (1) Proposal to approve an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") among Health Management Associates, Inc., a Delaware corporation ("HMA"), HMA-RO Acquisition Corp., a Mississippi corporation and a wholly-owned subsidiary of HMA ("Sub"), and River Oaks, pursuant to which Sub will be merged with and into River Oaks, with River Oaks as the surviving corporation, all as described in the Proxy Statement/Prospectus dated [mail date] accompanying this Proxy.

        [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

    (2) Proposal to approve an amendment of the Articles of Incorporation of River Oaks, as required by the Merger Agreement, to deny shareholders of River Oaks the right to cumulate votes in the election of directors.

        [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

    (3) In their discretion, the proxies are authorized to vote upon all other questions relative to the Merger Agreement and the amendment of the Articles of Incorporation and all action as may be deemed expedient or necessary in connection therewith, as well as such other business as may properly come before the Special Meeting or any adjournment thereof.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVER OAKS. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. Unless otherwise specified, a signed Proxy will be voted FOR each of proposals "(1)" and "(2)" listed above and described in the accompanying Proxy Statement/Prospectus. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting and Proxy Statement/Prospectus dated [mail date], describing more fully the proposals set forth herein.


Dated: _______________________, 199__    ___________________________________


                                     ___________________________________
                                     Signature(s) of shareholder(s)

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.


                       FORM OF QUALIFYING SHARES ELECTION

================================================================================

This Form should be used only if you are a holder of the Common Stock, par value $1.00 per share (the "River Oaks Common Stock"), of River Oaks Hospital, Inc. d/b/a River Oaks Health System ("River Oaks") and you wish to make a "Qualifying Shares Election" to retain, for up to five years, a limited number of shares of River Oaks Common Stock in the merger of HMA-RO Acquisition Corp., a wholly-owned subsidiary of Health Management Associates, Inc. ("HMA"), with and into River Oaks (the "Merger"), as described in the Proxy Statement/Prospectus of River Oaks and HMA dated [mail date] (the "Proxy Statement/Prospectus"). IF YOU WISH TO EXCHANGE ALL OF YOUR SHARES OF RIVER OAKS COMMON STOCK FOR SHARES OF HMA COMMON STOCK IN THE MERGER, YOU SHOULD NOT USE THIS FORM. ALL OF YOUR SHARES WILL BE EXCHANGED FOR HMA COMMON STOCK AND YOU NEED NOT TAKE ANY FURTHER ACTION AT THIS TIME.

------------------------------------------------------------------------------
   TO BE EFFECTIVE, THIS FORM OF QUALIFYING SHARES ELECTION MUST BE RECEIVED
          NO LATER THAN 7:00 P.M., LOCAL TIME, ON [MEETING DATE] BY:

                       George W. Truett, M.D., Secretary
                           River Oaks Hospital, Inc.
                        d/b/a River Oaks Health System
                             1030 River Oaks Drive
                          Jackson, Mississippi 39208

  DELIVERY OF THIS FORM SO THAT IT IS RECEIVED AFTER SUCH DEADLINE OR AT ANY ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
------------------------------------------------------------------------------


The Board of Directors of River Oaks makes no recommendation as to whether or not you should make this Qualifying Shares Election. You should make your own decision, in consultation with your own tax and financial advisors, as to whether or not to make this Qualifying Shares Election.

================================================================================

      Each of the undersigned, wishing to make a Qualifying Shares Election as described in the Proxy Statement/Prospectus, certify to River Oaks and to HMA as follows:



1. I have received a copy of the Proxy Statement/Prospectus and understand that there are certain risks and possible benefits in making this Qualifying Shares Election and retaining shares of River Oaks Common Stock ("Qualifying Shares") in the Merger, as described in the Proxy Statement/Prospectus under the headings "Risk Factors Related to Election to Retain Qualifying Shares" and "Description of the Merger and the Merger Agreement - Effect of Retaining Qualifying Shares." I further understand that the Board of Directors of River Oaks has made no recommendation as to whether or not I should make this Qualifying Shares Election.


2. To make a Qualifying Shares Election, check EITHER "A" OR "B" below, not both:

[ ] A. I am making this Qualifying Shares Election alone, and I am the holder of record as of [record date] (a "Record Holder") of the following number of shares of River Oaks Common Stock:

[ ] B. I am making this Qualifying Shares Election together with the following Record Holders, who elect to be an "Aggregation Group":

 NOTE: Only the following qualify as an Aggregation Group: (i) a Record Holder of River Oaks Common Stock; (ii) that Record Holder's spouse; (iii) trusts for the benefit of that Record Holder, his/her spouse or his/her children; and (iv) pension or profit sharing funds or accounts created or controlled by that Record Holder or for his/her benefit. Each member of an Aggregation Group must be a Record Holder of River Oaks Common Stock, and no one may be a member of more than one Aggregation Group. ALL MEMBERS OF THE AGGREGATION GROUP MUST SIGN THIS FORM.

                                                   NUMBER OF SHARES OF
                                                          RIVER
 NAME OF RECORD HOLDER IN                        OAKS COMMON STOCK HELD
 AGGREGATION GROUP          RELATIONSHIP TO ME      ON [RECORD DATE]
-------------------------------------------------------------------------

                            myself
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

 NOTE: Only a Record Holder who, either alone or together with his Aggregation Group, holds as of [record date] 1,000 or more shares of River Oaks Common Stock may elect to retain ownership of any Qualifying Shares.


3. To make a Qualifying Shares Election, check EITHER "A" OR "B" below, not both:


[ ] A. I am making this Qualifying Shares Election alone, and I elect to retain number of whole shares of the following River Oaks Common Stock in the Merger (this number does not exceed 25% of the number of shares set forth in Item 2. above):
                                 -------------------

[ ] B. I am making this Qualifying Shares Election together with my Aggregation Aggregation Group elects Group, and the to retain the following aggregate number of whole , shares of River Oaks Common Stock in the Merger (this number does not exceed 25% of the total number of shares set forth in the table in Item 2. above):
                                                  ---------------------
        to be retained as follows:


                                 NUMBER OF SHARES OF
    NAME OF AGGREGATION        RIVER OAKS COMMON STOCK
       GROUP MEMBER             ELECTED TO BE RETAINED
---------------------------    -----------------------

---------------------------    -----------------------

---------------------------    -----------------------

---------------------------    -----------------------


4. I understand that the maximum number of Qualifying Shares which all Record Holders, in the aggregate, may retain may not exceed (a) 151,356 minus (b) the number of shares of River Oaks Common Stock held as of [record date] by shareholders who have perfected their dissenters' rights under Mississippi law. I further understand that if Record Holders (including members of Aggregation Groups) duly elect to retain, in the aggregate, more than that maximum number of shares, then I will be allocated a whole number of Qualifying Shares pro rata in the same proportion (but for rounding) as (i) the number of shares of River Oaks Common Stock that I duly elected to retain bears to (ii) the total number of shares of River Oaks Common Stock that all Record Holders have duly elected to retain.


5. I understand that I may revoke this Qualifying Shares Election by written notice to River Oaks to that effect, which notice must be received by the Secretary of River Oaks, at the address set forth above, at any time prior to the effective time of the Merger.


6. If I am signing this Qualifying Shares Election as an officer on behalf of a corporation or as an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, I hereby represent and warrant that I have appropriate authority so to act.

           -------         ---------------------    ----------------
            (date)               (signature)           (print name)

              EACH MEMBER OF AN AGGREGATION GROUP MUST ALSO SIGN:

           -------         ---------------------    ----------------

           -------         ---------------------    ----------------
            (date)               (signature)           (print name)

           -------         ---------------------    ----------------
            (date)               (signature)           (print name)

           -------         ---------------------    ----------------
            (date)               (signature)           (print name)

           -------         ---------------------    ----------------
            (date)               (signature)           (print name)


   (MUST BE SIGNED BY RECORD HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON STOCK
                                CERTIFICATE(S))

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 11 of the Registrant's Fifth Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL").

    With respect to indemnification of directors and officers, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Article 10 of the Restated Certificate contains a provision, authorized by
Section 102(b) of the DGCL, which provides that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(c) under Section 174 of the DGCL, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in their successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

     *2.1 Agreement of Merger and Plan of Reorganization dated as of October 27, 1997, as amended and restated as of December __, 1997, among the Registrant, HMA-RO Acquisition Corp. and River Oaks Hospital, Inc. d/b/a River Oaks Health System is filed as Annex A to the Proxy Statement/Prospectus which forms a part of this Registration Statement. A brief identification of the contents of all omitted exhibits and schedules thereto is filed herewith as Exhibit 2.1. Upon written request, the Registrant will provide to security holders copies of any of the referenced omitted exhibits and schedules.

     4.1/(a)/  Fifth Restated Certificate of Incorporation. (Exhibit 3.1)

     4.2/(b)/ Certificate of Amendment to Fifth Restated Certificate of Incorporation. (Exhibit 4.5)

     4.3/(c)/  By-laws, as amended. (Exhibit 3.2)

     4.4/(d)/  Specimen Stock Certificate. (Exhibit 4.11)

     4.5/(e)/ Fourth Amended and Restated Revolving Credit and Reimbursement Agreement among the Registrant and NationsBank of Florida National Association and the Banks named therein, dated December 1, 1994. (Exhibit 4.12)

     4.6/(f)/ Amendment Agreement No. 1 to Fourth Amended and Restated Revolving Credit and Reimbursement Agreement, dated September 30, 1996. (Exhibit 4.1)

     4.7/(g)/ Credit Agreement dated May 6, 1996 between First Union National Bank of Florida and the Registrant. (Exhibit 4.3)

     +5.1      Opinion of Harter, Secrest & Emery

     *8.1  Opinion of Baker Donelson Bearman & Caldwell, a Professional
Corporation

     *23.1  Consents of Ernst & Young LLP

     *23.2  Consent of The Robinson-Humphrey Company, Inc.

     +23.3  Consent of Harter, Secrest & Emery (to be contained in Exhibit 5.1)

     *23.4  Consent of Baker Donelson Bearman & Caldwell, a Professional
       Corporation (contained in Exhibit 8.1)

     *24.1  Power of Attorney

______________________________

*    Filed herewith.
+    To be filed by Amendment.

(a) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(b) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(c) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(d) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1992. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(e) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(f) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(g) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.


(B)  FINANCIAL STATEMENT SCHEDULES.

     Not Applicable.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on December 10, 1997.

          HEALTH MANAGEMENT ASSOCIATES, INC.


          By:/s/ Joseph V. Vumbacco
             ----------------------------------
                 Joseph V. Vumbacco
                 President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                      DATE

---------------------------   Chairman, Chief Executive       December 10, 1997
William J. Schoen*            Officer and Director
                              (Principal Executive Officer)

---------------------------   Senior Vice President and       December 10, 1997
Stephen M. Ray*               Chief Financial Officer
                              (Prin-
                              cipal Financial Officer and
                              Principal Accounting Officer)

---------------------------   Director                        December 10, 1997
Kent P. Dauten*

---------------------------   Director                        December 10, 1997
Robert A. Knox*

---------------------------   Director                        December 10, 1997
Charles R. Lees*

---------------------------   Director                        December 10, 1997
Kenneth D. Lewis*

---------------------------   Director                        December 10, 1997
William E. Mayberry, M.D.*
                                                              December 10, 1997
*By:/s/ Timothy R. Parry
    -----------------------
        Timothy R. Parry,
        attorney-in-fact

                               INDEX TO EXHIBITS


     *2.1 Agreement of Merger and Plan of Reorganization dated as of October 27, 1997, as amended and restated as of December __, 1997, among the Registrant, HMA-RO Acquisition Corp. and River Oaks Hospital, Inc. d/b/a River Oaks Health System is filed as Annex A to the Proxy Statement/Prospectus which forms a part of this Registration Statement. A brief identification of the contents of all omitted exhibits and schedules thereto is filed herewith as Exhibit 2.1. Upon written request, the Registrant will provide to security holders copies of any of the referenced omitted exhibits and schedules.

     4.1/(a)/  Fifth Restated Certificate of Incorporation. (Exhibit 3.1)

     4.2/(b)/ Certificate of Amendment to Fifth Restated Certificate of Incorporation. (Exhibit 4.5)

     4.3/(c)/  By-laws, as amended. (Exhibit 3.2)

     4.4/(d)/  Specimen Stock Certificate. (Exhibit 4.11)

     4.5/(e)/ Fourth Amended and Restated Revolving Credit and Reimbursement Agreement among the Registrant and NationsBank of Florida National Association and the Banks named therein, dated December 1, 1994. (Exhibit 4.12)

     4.6/(f)/ Amendment Agreement No. 1 to Fourth Amended and Restated Revolving Credit and Reimbursement Agreement, dated September 30, 1996. (Exhibit 4.1)

     4.7/(g)/ Credit Agreement dated May 6, 1996 between First Union National Bank of Florida and the Registrant. (Exhibit 4.3)

     +5.1      Opinion of Harter, Secrest & Emery

     *8.1      Opinion of Baker Donelson Bearman & Caldwell, a Professional
               Corporation

     *23.1     Consents of Ernst & Young LLP

     *23.2     Consent of The Robinson-Humphrey Company, Inc.

     +23.3     Consent of Harter, Secrest & Emery (to be contained in Exhibit
               5.1)

     *23.4 Consent of Baker Donelson Bearman & Caldwell, a Professional Corporation (contained in Exhibit 8.1)

     *24.1     Power of Attorney

______________________________

*    Filed herewith.
+    To be filed by Amendment.

(a) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(b) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(c) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(d) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1992. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(e) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.

(f) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-Q.

(g) Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996. The exhibit number contained in parenthesis refers to the exhibit number in such Form 10-K.